As filed with the Securities and Exchange Commission on June 28, 2018

Registration No. 333-223804

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4
TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wah Fu Education Group Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

British Virgin Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 505 Building No.40, No.1 Disheng North Street

Economic and Technological Development Zone

Beijing, China 100176
Tel: +86 10 57925024
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave

Suite 204

Newark, DE 19711
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	Fang Liu, Esq. Mei & Mark LLP 818 18th Street NW, Suite 410 Washington, DC 20006 (202) 567-6417

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company.     ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee

Ordinary shares, par value $0.01 per share(2)	2,000,000	$5.00	$10,000,000	$1,245.00
Warrants to purchase ordinary shares issuable to underwriter(3)(4)	100,000	-	-	-
Ordinary shares, par value $0.01 per share, issuable upon exercise of underwriter warrants(2)	100,000	$6.25	$625,000	$77.82
Total	2,100,000		$10,625,000	$1,322.82

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)	The Registrant will issue to the Underwriter warrants to purchase a number of ordinary shares equal to an aggregate of 5 percent (5%) of the ordinary shares sold in the offering. The exercise price of the underwriter warrants is equal to 125% of the offering price of the ordinary shares offered hereby. Assuming a maximum offering amount and an exercise price of $6.25 per share, we would receive, in the aggregate, $625,000 upon exercise of the underwriter warrants. The ordinary shares underlying the underwriter warrants are exercisable within three years after the effective date of the registration statement, commencing 180 days from the effective date of the registration statement at any time, and from time to time, in whole or in part.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 28, 2018

1,000,000 Ordinary Shares (Minimum Offering Amount)

2,000,000 Ordinary Shares (Maximum Offering Amount)

Wah Fu Education Group Limited

This is an initial public offering of ordinary shares of Wah Fu Education Group Limited, a British Virgin Islands company (“we”, “us”, “our”, or the “Company”). We are offering on a “best efforts” basis a minimum of 1,000,000 and a maximum of 2,000,000 ordinary shares. Prior to this offering, there has been no public market for our ordinary shares. We anticipate the initial public offering price of our ordinary shares will be US$5 per share.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

We have applied for the listing of our ordinary shares NASDAQ Capital Market (“NASDAQ”) under the symbol “WAFU.” We will not consummate this offering unless our listing application is approved.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 8.

	Minimum offering amount				Maximum offering amount
	Per ordinary share		Total		Per ordinary share		Total
Initial public offering price	US$	5	US$	5,000,000	US$	5	US$	10,000,000
Commissions to the underwriter (7.5%) for sales to investors introduced by the underwriter(1)	US$	0.375	US$	375,000	US$	0.375	US$	750,000
Proceeds to our company before expenses(1)(2)	US$	4.625	US$	4,625,000	US$	4.625	US$	9,250,000

(1)	We have agreed to pay Network 1 Financial Securities, Inc. (the “Underwriter”) a fee equal to 7.5% of the gross proceeds of the offering from investors introduced by the Underwriter and a fee equal to 4.5% of the gross proceeds of the offering from investors introduced by us. The calculation above is based on the assumption that all shares sold in this offering were to investors introduced by the Underwriter. Proceeds to the company will be higher if any shares sold in this offering were to investors introduced by us. We have agreed to grant to the Underwriter warrants equal to 5% of the aggregate number of the ordinary shares sold in the offering and a corporate finance fee of 2% of the gross proceeds of the offering. We have also agreed to reimburse the Underwriter’s reasonable out-of-pocket expenses (including fees and expenses of the underwriter’s counsel) incurred by the Underwriter in connection with this offering up to US$75,000. See “Underwriting” in this prospectus for more information regarding our arrangements with the Underwriter.
(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Relating to This Offering.”

The offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number or dollar amount of ordinary shares but will use its best efforts to sell the shares offered. One of the conditions to our obligation to sell any securities through the Underwriter is that, upon the closing of the offering, the ordinary shares would qualify for listing on NASDAQ.

We will not close this offering unless we sell at least a minimum number of ordinary shares, at the price per share set forth above, and our ordinary shares are approved for listing on NASDAQ. Because this is a best efforts offering, the Underwriter does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the minimum offering amount. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our ordinary shares is raised, or (ii) 90 days from the date of this prospectus, or the expiration date although we retain the right to terminate the offering prior to the expiration date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us. The proceeds from the sale of the ordinary shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account at the branch of JPMorgan Chase Bank, N.A. established by our escrow agent, Continental Stock Transfer & Trust Company (the “Escrow Account”), until the minimum offering amount is raised. See “Underwriting—Deposit of Offering Proceeds.” If we do not raise the minimum offering amount of $5,000,000 or if our ordinary shares are not approved for listing on NASDAQ, we will not conduct a closing of this offering and our Escrow Agent will promptly return to investors all amounts previously deposited by them in escrow, without interest or deduction of fees. We expect that delivery of the ordinary shares will be made to investors through the book-entry facilities of The Depository Trust Company.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the ordinary shares to purchasers through the book-entry facilities of The Depository Trust Company.

Network 1 Financial Securities, Inc.

The date of this prospectus is _______, 2018.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, the ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

We have not taken any action to permit a public offering of the ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ordinary shares and the distribution of the prospectus outside the United States.

Until            , 2018 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our ordinary shares discussed under “Risk Factors,” before deciding whether to buy our ordinary shares.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a forward stock split of the authorized and outstanding ordinary shares at a ratio of 100-for-1 effected on March 16, 2018 and subsequent surrender of an aggregate of 1,800,000 ordinary shares by existing shareholders on a pro rata basis.

Our Business

We are a holding company incorporated under the laws of the British Virgin Islands. Through our subsidiaries and variable interest entity, we provide online exam preparation services and related technology solutions and also produce online training course materials in China and have been in operation for nearly 17 years. We develop our own online education materials that are offered through the cloud and that can be used for a wide range of purposes, such as standard examination preparation, professional training and interactive programs for educational purposes other than exam preparation. We also produce thousands of online classes. Our services not only include development of online education platforms and online course materials but also consist of comprehensive cloud service for online education and exam preparation training. The bulk of our operations is conducted via our wholly owned subsidiaries, primarily Beijing Huaxia Dadi Distance Learning Services Co., Ltd. while the rest of our business operations, including certain portions of our B2C services and technology services, are conducted through our variable interest entity Beijing Huaxia Dadi Digital Information Technology Co., Ltd. We do not directly own the businesses or assets in the PRC that are operated by our variable interest entity, including our PRC internet content license.

We currently offer online education services and technology research & development services. Our online education services currently comprises Online Education Cloud Services and Online Training Services.

Online Education Cloud Service (“B2B2C”)

We provide online education platforms to institutions, such as universities and training institutions, and online course development service companies. Our teachers are well regarded and recommended by our clients, which include universities and academic institutions. Through our product development team, we interview and enlist teachers who we use to record teaching sessions. In return, we provide fixed compensation to teachers. We have developed three separate types of B2B2C platforms: a self-study examination platform, a continuing education platform and a non-diploma training platform (which allows students to enroll in courses for college credit). These platforms are available both online and via mobile applications that we design for each of our clients. Currently, we are primarily focused on providing clients with B2B2C services relating to self-study examinations, which are a set of standard national examinations necessary to obtain college degrees in China. We have offered such services since September 2009. We entered into the adult education field and commenced offering continuing education platforms in late 2016. We offer over 700 courses to students that use this platform. We commenced offering our non-diploma training platforms in March 2017. We currently provide services in ten provinces in China and believe that we are the leading service provider in this market.

Online Training Service (“B2C”)

We provide online training and examination preparation services directly to students for a fee. We have provided this service since 2000, however, due to limited marketing efforts, the revenue generated from this service has been limited. Beginning in early 2017, we began to increase our marketing efforts for our B2C service and our revenue from this service increased 50% in the first half of 2017 compared to the first half of 2016. With the increased demand for continuing education, we plan to expand our B2C service. In connection with our B2C service, we provide an online cloud education platform targeting end users, which is available both online and via the mobile applications we design for each program. We plan to license this platform to other offline education and training institutions for them to offer online services and to manage their online courses and online users. Students that use this service are primarily college students and students preparing for the self-study examination. In the last two years, we have provided on average approximately 350,000 courses to students per year.

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Technology Research & Development Services

Another major aspect of our operations is dedicated to developing and maintaining online education platforms and online courses for our clients, comprising universities, government agencies and private clients such as publishers and education service companies. We also provide consulting, maintenance and updating services relating to online education programs we have developed for our clients. We have provided these services to our clients since our wholly-owned subsidiary, Beijing Huaxia Dadi Distance Learning Services Co., Ltd. (“Beijing Distance Learning”) commenced operations in 1999. Our largest clients for our technology services business are Shanghai World Publishing Co. and the State Intellectual Property Bureau Training Center. Pursuant to our agreements with Shanghai World Publishing Co., we develop and update platforms for its Electric Backpack program, an online interactive teaching program for elementary and middle school students in China. We have been providing online course development services to the State Intellectual Property Bureau Training Center since 2002. Our services to the center include training course recording, editing and posting as well as platform maintenance and updating for a fixed fee agreed upon by both parties.

Our Strengths, Strategies and Values

Our Strengths

We believe that the following competitive strengths contribute to, and will continue to reinforce, our success and leading market position in the online self-taught education industry in the PRC and differentiate us from our competitors:

●	Education Cloud Platform Advantage. We are dedicated to the development of our education platforms and actual operations and are one of the companies with the longest history in the industry. Our platforms are constantly improved and upgraded and have been well recognized by its users for being comprehensive and easy to use.

●	Leading Service Provider in Online Preparation of Self-taught Examination. According to China Research and Intelligence Co., Ltd. (“CRI”), a leading provider of industry and market research reports in China, we are the leading provider and standards setter of online education service of self-taught examination courses in the PRC and the first company in China that provides such services. We offer over 700 online courses and provide services to over 100 universities and colleges across more than ten provinces in China.

●

Leading Service Provider in Online Adult Education. We launched our adult continuing education platform in late 2016. There are approximately 20 schools that currently have service agreements with us and approximately 60 more that are testing our services. We believe our platform has become well-known in the industry.

●	Strong Brand Recognition with Nationwide Experience in Online Education. After many years in operation, our brand is well recognized. “Huaxiadadi华夏大地” is an online education course brand in the PRC. We kept improving our course designs over the years. With an experienced and cooperative team, we are able to provide quality services and exceed customer expectations. In 2015, we were awarded “2015 Chinese Brand Influence Educational Institution” by Sina Education. In 2016, we were recognized as “2016 Famous Online Education Brand” by Tencent Echo China. In 2017, we were awarded “2017 China Internet Education Brand Enterprise” by the Online Study magazine of China Long-Distance Education Magazine and China Online Education Leaders Association.

●	Technology Advantage. We have dedicated considerable resources to our technology and product development efforts. More than 50% of our employees are in our technology and product development department and are very experienced with research and development. 30% of these employees hold master or doctor degrees. In addition, we have 22 registered copyrights and have accumulated close to two decade’s experience.

Our Strategies

Our goal is to strengthen our position as a leading provider of online self-taught examination courses and adult education in PRC by pursuing the following business strategies:

●	In response to the increased demand from over 3,000 universities in China, we plan to expand our client base for our B2B2C service.

●	We continue to improve on the breadth and quality of our online courses, which are key components for our B2B2C and B2C services.

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●	In addition to cloud services, we intend to provide offline training and testing services to supplement the online services provided to universities and colleges based on their demand.

●	While implementing our national expansion strategy, we intend to acquire or set up local training companies to localize our B2B2C service.

●	We intend to continue to increase our research and development department.

●	We intend to expand internationally by setting up branches or acquiring training institutions in North America and also leveraging international education resources to operations in China.

Our Mission, Vision and Values

Our mission is to improve education in China. Recognizing the unmet demand for higher education and the potential social and commercial value of private education, we started our business by providing education services focusing on long-distance learning. Our vision is to utilize our technology advantages accumulated over our nearly two-decade operations to become the best education technology company in China. We believe the core of distance-learning is service – customer satisfaction and innovation are critical to our success and we strive to promote and adhere to these values.

Our Corporate History and Structure

We commenced operations in China in 1999. We established a holding company on July 2012 as a company formed under the laws of the British Virgin Islands. Immediately prior to this offering, we will be 43.5% owned by River Business Limited, a British Virgin Islands company formed in July 2012 and wholly-owned by Xinghui Yang, one of our directors and officers. Our other shareholders include Silver Thousand International, a British Virgin Islands company jointly owned by Mr. Yang and Yang Yu, chairman of our Board of Directors, and HFGFR INC., a Marshall Islands company solely owned by Mr. Yu. We conduct our business in China primarily through our subsidiaries and contractual arrangements among our subsidiaries in China and Beijing HuaXiaDaDi Digital Information Technology Co., Ltd., a limited liability company formed under the laws of PRC (“Beijing Digital Information”) and its subsidiaries.

The following diagram illustrates our current corporate structure as of the date of this prospectus:

Pre- IPO Ownership and Organization Chart

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Beijing Digital Information is our consolidated affiliated entity established in China. Beijing Digital Information and its subsidiaries hold the licenses and permits necessary to conduct our business in China and directly operate our online education business. These contractual arrangements enable us to:

●	exercise effective control over Beijing Digital Information and its subsidiaries;

●	receive a substantial portion of the economic benefits from Beijing Digital Information and its subsidiaries in consideration for the services provided by our wholly owned subsidiary in China; and

●	have an exclusive option to purchase all or part of the equity interests in Beijing Digital Information, in each case when and to the extent permitted by applicable PRC law.

See “Corporate History and Structure—Contractual Arrangements” and “Related Party Transactions—Contractual Arrangements with our Affiliated Entities and their Shareholders” for further information on our contractual arrangements with these parties.

Upon the consummation of this offering, we anticipate that our ownership and corporate structure will be as follows:

Post-IPO Ownership and Organization Chart

(1)	assuming the minimum amount is raised.

Our Offices

Our principal executive offices in Beijing are located at Room 505, Building No.40, No.1 Disheng North Street, Economic and Technological Development Zone, Beijing, China 100176. Our telephone number at this address is +86 10 57925024. We also have offices in Hunan, Shanghai, Jiangsu, Hubei and Guizhou. We are currently in the process of changing our registered agent and will provide the name and address of the new registered agent once available. Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our principal website is www.edu-edu.com. The information contained on this website is not a part of this prospectus.

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NASDAQ Listing

We have applied to list our ordinary shares on the NASDAQ under the symbol “WAFU.” Our net income was $2.23 million for year ended March 31, 2016 and $1.2 million for year ended March 31, 2018. As such, we expect that we will satisfy requirements under the Net Income Standard set forth under Listing Rules 5505(a) and 5505(b)(3). If our listing application is not approved, we will not consummate this offering and all funds in the escrow account for this offering will be returned to investors without interest or deduction of fees.

Implications of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015) (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the previous three year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Conventions Which Apply to this Prospectus

Except where the context otherwise requires and for purposes of this prospectus only:

●	“China” or “PRC” refer to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau;

●	“gross billings” for a specific period refer to the total amount of cash received for the sale of course packages in such period, net of the total amount of refunds in such period;

●	“ordinary shares” refers to our ordinary shares, par value US$0.01 per share;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	References to “share capital” or “shares in the capital of” or similar expressions shall include a reference to shares in a company that does not have a share capital under its governing law, but which is authorized to issue a maximum or unlimited number of shares;

●	References to “stock” include a reference to shares;

●	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and

●	“Wah Fu,” “we,” “us,” the “Company,” or “our” refer to Wah Fu Education Group Limited, a British Virgin Islands company, and its subsidiaries, and, in the context of describing our operations and consolidated financial information, also include its consolidated variable interest entity.

This prospectus contains information and statistics relating to China’s economy and the industries in which we operate derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us, the Underwriter or any of its affiliates or advisers. The information in such sources may not be consistent with other information compiled in or outside China.

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The Offering

Offering price	We currently estimate that the initial public offering price will be US$5 per ordinary share.
Securities offered by us	1,000,000 ordinary shares, if the minimum amount is raised, and 2,000,000 ordinary shares, if the maximum amount is raised.
Ordinary shares outstanding immediately after this offering	Minimum: 4,200,000 ordinary shares Maximum: 5,200,000 ordinary shares
Best efforts

The Underwriter is selling our ordinary shares on a “best efforts” basis. Accordingly, the Underwriter has no obligation or commitment to purchase any of our securities. The Underwriter is not required to sell any specific number of dollar amount of ordinary shares, but will use its best efforts to sell such securities.

We will not close this offering unless we sell at least a minimum number of ordinary shares at the price per share set forth on the cover page of this prospectus and our ordinary shares are approved for listing on NASDAQ.

Offering period

The offering may close or terminate, as the case may be on the earlier of any time after the minimum offering amount of our ordinary shares is raised, or for a period of 90 days commencing on the date of this prospectus although we retain the right to terminate the offering prior to the expiration of the 90-day period. If the minimum offering amount is not raised within 90 days from the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest or deduction of fees. If we raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

Escrow agent	Continental Stock Transfer & Trust Company
Escrow account	The gross proceeds from the sale of the ordinary shares in this offering will be deposited in a non-interest bearing escrow account maintained by the Escrow Agent, Continental Stock Transfer & Trust Company. All checks will be deposited directly into such escrow account and all wire transfers will be wired directly to such escrow account. The funds will be held in escrow until the Escrow Agent has advised us and the Underwriter that it has received a minimum of $5,000,000, the minimum offering amount, in cleared funds. If we do not receive the minimum of $5,000,000 by , 2018, all funds will be returned to purchasers in this offering by noon the next business day after the termination of the offering, without charge, deduction or interest. Prior to , 2018, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of $5,000,000 by , 2018. No interest will be paid either to us or to you. See “Underwriting — Deposit of Offering Proceeds.”

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Use of proceeds

We expect to receive net proceeds of approximately a minimum of US$3,957,641 and a maximum of US$8,482,641 from this offering, assuming an initial public offering price of US$5 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include investing in sales and marketing activities, product development, technology research and development, establishing domestic and international branches and subsidiaries as well as strategic reserve and other general and administrative matters. See “Use of Proceeds” for additional information.

Dividend policy	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.
Closing of offering

If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us. In addition, we will not complete this offering unless our application to list on NASDAQ is approved. If our listing application is not approved, we will not close this offering and will return all funds in the escrow account for this offering to investors without interest or deduction of fees. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures with agencies in China. See “Use of Proceeds” for detailed discussions of the remittance procedures.

Lock-up

We, our directors and executive officers, and our existing shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of 180 days after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing	We have applied to have the ordinary shares listed on NASDAQ under the symbol “WAFU.”
Transfer agent	VStock Transfer LLC
Payment and settlement	The Underwriter expects to deliver the ordinary shares against payment therefor through the facilities of the Depository Trust Company.
Risk factors	Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our ordinary shares.

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RISK FACTORS

An investment in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ordinary shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

If we are not able to continue to attract students to purchase our course packages and to increase the spending of our students on our platforms, our business and prospects will be materially and adversely affected.

Our ability to continue to attract students to purchase our course packages and to increase their spending on our platforms are critical to the continued success and growth of our business. This in turn will depend on several factors, including our ability to effectively market our platforms to a broader base of prospective students, continue to develop, adapt or enhance quality educational content and services to meet the evolving demands of our existing or prospective students and expand our geographic reach. We must also manage our growth while maintaining consistent and high quality of course materials, and respond effectively to competitive pressures. If we are unable to continue to attract students to purchase our course packages and to increase the spending of our students on our platform, our revenues may decline, which may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to improve the content of our existing courses, develop new courses or services in a timely or cost-effective manner.

Historically, our core business centered on the exam preparation courses offered through our B2C platform. We have since expanded our course offerings to target students that not only need to take self-taught higher education exams but who desire to educate themselves in other fields of study, as well as a broader range of situation-based education and test preparation targeting a wide range of student demographics. We constantly update and improve the content of our existing courses and develop new courses or services to meet changing market demands. Revisions to our existing courses and our newly developed courses or services may not be well received by existing or prospective students. If we cannot respond effectively to changes in market demands, our business may be adversely affected. Even if we are able to develop new courses or services that are well received, we may not be able to introduce them in a timely or cost-effective manner. If we do not respond adequately to changes in market demands, our ability to attract and retain students may be impaired and our financial results could suffer.

The effectiveness of our program depends on the success of our personalized learning approach to self-taught and adult higher education, which in turn is determined by the efficiency of our data analytics know-how. We might not be able to continue to efficiently monitor and analyze relevant data important for us to provide a personalized learning experience for our students, or to continue to drive our teaching training, curriculum development and other operational aspects of our platforms.

The timing of the introduction of new courses is subject to risks and uncertainties, including our ability to find and retain teachers and attract students. Offering new courses or services or modifying existing courses may require us to invest in content development, increase marketing efforts and re-allocate resources away from other uses. Unexpected technical, operational, logistical or other problems could delay or prevent the introduction of one or more new courses. Moreover, we cannot assure you that any of these courses or programs will match the quality or popularity of those developed by our competitors, achieve widespread market acceptance or contribute the desired level of income. We may have limited experience with the content of new courses or services and may need to adjust our systems and strategies to incorporate new courses or services into our existing course catalogue. If we are unable to continuously improve the content of our existing courses, or offer new courses or services in a timely or cost-effective manner, our results of operations and financial condition could be adversely affected.

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Our business depends on the market recognition of our brand, and if we are unable to maintain and enhance brand recognition, our business, financial condition and results of operations may be materially and adversely affected.

We believe that the market recognition of our “Huaxiadadi” brand has significantly contributed to the success of our business and that maintaining and enhancing our brand recognition is critical to sustaining our competitive advantages. Our ability to maintain and enhance brand recognition and reputation depends primarily on the perceived effectiveness and quality of our curriculum and teachers, as well as the success of our branding efforts. Our branding efforts, however, may not be successful and we may incur significant branding costs. If we are unable to maintain and further enhance our brand recognition and reputation and promote awareness of our platforms, we may not be able to maintain our current level of students, fees and engage qualified teachers, and our results of operations may be materially and adversely affected. Furthermore, any negative publicity relating to our company, our courses, teachers, platforms and services, regardless of its veracity, could harm our brand image and in turn materially and adversely affect our business and results of operations.

If we are unable to conduct sales and marketing activities cost-effectively, our results of operations and financial condition may be materially and adversely affected.

We have incurred selling and marketing expenses of $1,084,599 and $702,337 for the year ended March 31, 2018 and 2017, respectively. As we continue to increase our marketing efforts for our B2C service, we expect our selling and marketing expenses to increase for the next three years.

Our sales activities may not be well received by students and may not result in the levels of sales that we anticipate and our free trials may not be attractive to our prospective institution customers and students. Furthermore, we may not be able to achieve the operational efficiency necessary to increase the gross billings per sales and marketing staff. We also may not be able to retain or recruit experienced sales staff, or to efficiently train junior sales staff. Further, marketing and branding approaches and tools in the online education market in China are evolving, especially for mobile platforms. This further requires us to enhance our marketing and branding approaches and experiment with new methods to keep pace with industry developments and student preferences. Failure to refine our existing marketing and branding approaches or to introduce new marketing and branding approaches in a cost-effective manner may reduce our market share, cause our revenues to decline and negatively impact our profitability.

Collectability of our accounts receivable has adversely impacted our operating cash flow, and may continue to do so.

As the online education market becomes highly competitive in recent years, we extend more credit sales with longer credit terms to certain customers that have long term well-established business relationships with us. Our net accounts receivable balance was $2.04 million and $0.66 million as of March 31, 2018 and March 31, 2017, respectively. $1.35 million (or 66%) and $0.57 million (86%) of accounts receivable as of March 31, 2018 and 2017, respectively, were due from customers that each accounted for 10% or more of total outstanding receivables and/or 10% or more of total revenues. As of March 31, 2018, the accounts receivable derived from our B2B2C service accounted for 64% of the total accounts receivable balance and the accounts receivable derived from technological development and operation services accounted for 36% of the total accounts receivable balance. The aging of such accounts receivables ranged from 3 months to over one year.

Although we entered into repayment plans with certain major customers in May 2018, there is no assurance that we will be able to collect accounts receivables pursuant to such plans. If the accounts receivables cannot be collected in time, or at all, a significant amount of bad debt expense will occur, and our business, financial condition and results of operation may be materially and adversely affected. In addition, if the market competition becomes more intense and we extend more credit sales to our customers, the balance of our accounts receivables may further increase, which may adversely affect our financial conditions and operation results.

If we are not able to continue to engage and retain qualified teachers, we may not be able to maintain consistent teaching quality on our platforms, and our business, financial condition and operating results may be materially and adversely affected.

Our teachers are critical to the learning experience of our students and our reputation. We seek to engage highly qualified teachers with strong teaching skills. We must provide competitive pay and other benefits to attract and retain them. Furthermore, as we continue to develop new course contents and lesson formats, we may need to engage additional teachers with appropriate skill sets or backgrounds to deliver instructions effectively. We cannot guarantee that we will be able to effectively engage such teachers quickly, or at all. Further, given other potential more attractive opportunities for our quality teachers, over time, some of them may choose to end their relationship with us. We have not experienced major difficulties in engaging, or retaining qualified teachers in the past, however, we may not always be able to engage and retain enough qualified teachers to keep pace with our growth while maintaining consistent education quality. We may also face significant competition in engaging qualified teachers from our competitors or from other opportunities that are perceived as more desirable. A shortage of qualified teachers, a decrease in the quality of our teachers’ performances, whether actual or perceived, or a significant increase in the cost to engage or retain qualified teachers would have a material adverse effect on our business, financial condition and results of operations.

Our historical financial and operating results, growth rates and profitability may not be indicative of future performance.

We had net income of $1,203,477 and $617,231 for the year ended March 31, 2018 and 2017, respectively. Any evaluation of our business and our prospects must be considered in light of the risks and uncertainties encountered by companies at our stage of development. The private education market in China is still at the development stage, which makes it difficult to evaluate our business and future prospects. In addition, our past results may not be indicative of future performance because of new businesses developed or acquired by us. Furthermore, our results of operations may vary from period to period in response to a variety of other factors beyond our control, including general economic conditions and regulations or government actions pertaining to the private education service sector in China, changes in spending on private education and non-recurring charges incurred under unexpected circumstances or in connection with acquisitions, equity investments or other extraordinary transactions. Due to these and other factors, our historical financial and operating results, growth rates and profitability as well as quarter-to-quarter comparisons of our operating results may not be indicative of our future performance and you should not rely on them to predict our future performance.

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If our students’ level of performance deteriorates or satisfaction with our services declines, the students may decide to withdraw from our courses and request refunds and our business, financial condition, results of operations and reputation would be adversely affected.

The success of our business depends in part on our ability to deliver a satisfactory learning experience and improved academic results. Our services may fail to improve a student’s academic performance and a student may perform below expectations even after completing our courses. Additionally, student satisfaction with our services may decline. A student’s learning experience may also suffer if his or her relationship with our teachers does not meet expectations. We generally offer refunds for the remaining classes in a course to students who withdraw from the course. If a significant number of students fail to improve their academic performance after attending our courses or if their learning experiences with us are unsatisfactory, they may decide to withdraw from our courses and request refunds, and our business, financial condition, results of operations and reputation would be adversely affected.

We face significant competition, and if we fail to compete effectively, we may lose our market share or fail to gain additional market share, which would adversely impact our business, financial condition and operating results.

The private education market in China is fragmented, rapidly evolving and highly competitive. We face competition in self-taught higher education and adult higher education, from existing online and offline education companies. In the future, we may also face competition from new entrants into the private education market.

Some of our competitors may be able to devote more resources than we can to the development and promotion of their education programs and respond more quickly than we can to changes in student demands, market trends or new technologies. In addition, some of our competitors may be able to respond more quickly to changes in student preferences or engage in price-cutting strategies. We cannot assure you that we will be able to compete successfully against current or future competitors. If we are unable to maintain our competitive position or otherwise respond to competitive pressure effectively, we may lose market share or be forced to reduce our fees for course packages, either of which would adversely impact our results of operations and financial condition.

The loss of any of our key customers could reduce our revenues and our profitability.

Our key customers are principally institutions that are located primarily in China, such as Jiangxi Normal University, Jiangxi University of Science and Technology, Fujian Education Institution and Changsha University of Science & Technology. For the year ended March 31, 2018, one institutional customer from online education service segment accounted for approximately 10% of the Company’s total revenue. For the year ended March 31, 2017, one institutional customer from online education service segment accounted for approximately 13% of the Company’s total revenue. As of March 31, 2018, five institutional customers accounted for 21%, 12%, 12%, 11% and 10% of the total outstanding accounts receivable balance, respectively. As of March 31, 2017, three institutional customers accounted for 31%, 28% and 25% of the total outstanding accounts receivable balance, respectively. There can be no assurance that we will maintain or improve the relationships with these major customers, or that we will be able to continue to service these customers at current levels or at all. Any failure by these customers to pay us or any decrease in courses purchased by these customers could have a material negative effect on our business, financial condition and results of operations if we fail to increase sales to other customers. In addition, having a relatively small number of customers may cause our quarterly results to be inconsistent, depending upon when these customers pay for outstanding invoices.

The loss of our third party suppliers on which we rely could impair our operations and substantially reduce our financial results.

We have been relying upon a limited number of suppliers since the inception of our operations. For the years ended March 31, 2018 and 2017, the Company made approximately 8% and 41% of total purchases from one major supplier, respectively. If we are not able to maintain or expand our relationships with our major suppliers, our ability to deliver our products and services in a timely manner may be impaired and we could be required to incur additional expenses, including research and development expenses. Also, disruption in our supply chain or the need to find alternative suppliers could impact the costs and/or timing associated with procuring necessary products and services. Similarly, our suppliers have operating risks that could impact our business. These risks could result in delays, invoicing problems and other operational difficulties which could have a material negative effect on our business.

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Our new courses and services may compete with our existing courses and services.

We are constantly developing new courses and services to meet changes in student demands, school curriculum, testing materials, admission standards, market trends and technologies. While some of the courses and services that we develop will expand our current course catalogue and services and increase student enrollment, others may compete with or render obsolete our existing courses and services without increasing our total student enrollment. If we are unable to increase our total student enrollment and profitability as we expand our course catalogue and services, our business and growth may be adversely affected.

If we fail to successfully execute our growth strategies, our business and prospects may be materially and adversely affected.

Our growth strategies include further enhancing our brand image to grow our student base and increase student enrollments, developing our online course catalogue and online education platforms, increasing our market penetration, expanding into additional markets, improving the learning experience of our students, and advancing our technology. We may not succeed in executing these growth strategies due to a number of factors, including the following:

●	we may fail to identify, and effectively market our services in, new markets with sufficient growth potential into which to expand our network or promote new courses in existing markets;

●	we may fail to further promote our platforms;

●	we may not be able to continue to enhance our online offerings or expand them to new markets, generate profits from online offerings, or adapt online offerings to changing student needs and technological advances such that we will continue to face significant student acquisition costs in the markets we enter;

●	we may not be able to engage and retain a sufficient number of qualified teachers and other personnel;

●	we may fail to maintain the technology necessary to deliver a smooth learning experience to our students; and

●	we may not be able to identify suitable targets for acquisitions and partnership.

If we fail to successfully execute our growth strategies, we may not be able to maintain our growth rate and our business and prospects may be materially and adversely affected as a result.

We may not be able to adopt new technologies important to our business.

Technology standards in internet and value-added telecommunications services and products in general, and in online education in particular, may change over time. If we fail to anticipate and adapt to technological changes, our market share and our business development could suffer, which in turn could have a material and adverse effect on our financial condition and results of operations. If we are unsuccessful in addressing any of the risks related to new courses, our reputation and business may be materially and adversely affected.

Unexpected network interruptions, security breaches or computer virus attacks and system failures could have a material adverse effect on our business, financial condition and results of operations.

Our business depends on the performance and reliability of the internet infrastructure in China. In China, almost all access to the internet is maintained through state-controlled telecommunications operators. In many parts of China, the internet infrastructure is relatively underdeveloped, and internet connections are generally slower and less stable than in more developed countries. We cannot assure you that the internet infrastructure in China will remain sufficiently reliable for our needs or that either country will ever develop and make available more reliable internet access to our students and teacher. Any failure to maintain the performance, reliability, security or availability of our network infrastructure may cause significant damage to our ability to attract and retain students and teachers. Major risks involving our network infrastructure include:

●	breakdowns or system failures resulting in a prolonged shutdown of our servers;

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●	disruption or failure in the national backbone networks in China, which would make it impossible for students and teachers to access our online and mobile platforms or to engage in live lessons;

●	damage from natural disaster or other catastrophic event such as an typhoon, volcanic eruption, earthquake, flood, telecommunications failure, or other similar events in China; and

●	any infection by or spread of computer viruses.

Any network interruption or inadequacy that causes interruptions in the availability of our online and mobile platforms or deterioration in the quality of access to our online and mobile platforms could reduce student satisfaction and result in a reduction in the activity level of our students and the number of students purchasing our course packages. Furthermore, increases in the volume of traffic on our online and mobile platforms could strain the capacity of our existing computer systems and bandwidth, which could lead to slower response times or system failures. The internet infrastructure in China may not support the demands associated with continued growth in internet usage. This would cause a disruption or suspension in our lesson delivery, which could hurt our brand and reputation. We may need to incur additional costs to upgrade our technology infrastructure and computer systems in order to accommodate increased demand if we anticipate that our systems cannot handle higher volumes of traffic in the future.

All of our servers and routers, including backup servers, are currently hosted by third-party service providers in Beijing, Jiujiang and Wuhan in China. We also rely on major telecommunication companies to provide us with data communications capacity primarily through local telecommunications lines and internet data centers to host our servers. We may not have access to alternative services and we have no control over the costs of services. If the prices that we pay for telecommunications and internet services in China rise significantly, our gross profit and net income could be adversely affected. In addition, if internet access fees or other charges to internet users increase, our visitor traffic may decrease, which in turn may harm our revenues.

Some students may decide not to continue taking our courses for a number of reasons, including a perceived lack of improvement in their performance in specific courses, a change in requirements or general dissatisfaction with our programs, which may adversely affect our business, financial condition, results of operations and reputation.

The success of our business depends in large part on our ability to retain our students by delivering a satisfactory learning experience and improving their performance in the courses they have taken. If students feel that we are not providing them the experience they are seeking, they may choose not to renew their existing packages. For example, our courses may fail to significantly improve a student’s performance in the relevant subject area. Student satisfaction with our programs may decline for a number of reasons, many of which may not reflect the effectiveness of our lessons and teaching methods. Students also need to be self-motivated in order to successfully complete the courses in which they enroll. If students’ performances decline as a result of their own study habits or inability to learn the course material, they may not purchase additional lessons from us or refer other students to us, which could materially adversely affect our business.

A student’s learning experience may also suffer if his or her relationship with our teaching assistants does not meet expectations. If a significant number of students fail to significantly improve their proficiency in the applicable course subject after taking our lessons or if their learning experiences with us are unsatisfactory, they may not purchase additional lessons from us or refer other students to us and our business, financial condition, results of operations and reputation would be adversely affected.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third party allegations of infringement may be costly and ineffective.

We believe that our copyrights, trademarks and other intellectual property are essential to our success. We depend to a large extent on our ability to develop and maintain the intellectual property rights relating to our technology and course materials. We have devoted considerable time and energy to the development and improvement of our websites, mobile apps, and our course materials.

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We rely primarily on copyrights, trademarks, trade secrets and other contractual restrictions for the protection of the intellectual property used in our business. Nevertheless, these provide only limited protection and the actions we take to protect our intellectual property rights may not be adequate. Our trade secrets may become known or be independently discovered by our competitors. Third parties may in the future pirate our course materials and may infringe upon or misappropriate our other intellectual property. Infringement upon or the misappropriation of, our proprietary technologies or other intellectual property could have a material adverse effect on our business, financial condition or operating results. Policing the unauthorized use of proprietary technology can be difficult and expensive.

Also, litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. Such litigation may be costly and divert management’s attention away from our business. An adverse determination in any such litigation would impair our intellectual property rights and may harm our business, prospects and reputation. Enforcement of judgments in China is uncertain, and even if we are successful in litigation, it may not provide us with an effective remedy. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

We may encounter disputes from time to time relating to our use of intellectual property of third parties.

We cannot be certain that third parties will not claim that our business infringes upon or otherwise violates trademarks, patents, copyrights or other intellectual property rights that they hold. We cannot assure you that third parties will not claim that our courses and marketing materials, online courses, products, and platform or other intellectual property developed or used by us infringe upon valid copyrights or other intellectual property rights that they hold. We may be subject to claims by educational institutions and organizations, content providers and publishers, competitors and others on the grounds of intellectual property rights infringement, defamation, negligence or other legal theories based on the content of the materials that we or our teachers distribute or use in our business operation. These types of claims have been brought, sometimes successfully, against print publications and educational institutions in the past. We may encounter disputes from time to time over rights and obligations concerning intellectual property, and we may not prevail in those disputes.

Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our management’s attention and resources or result in the loss of goodwill associated with our brand. If a lawsuit against us is successful, we may be required to pay substantial damages and/or enter into royalty or license agreements that may not be based upon commercially reasonable terms, or we may be unable to enter into such agreements at all. We may also lose, or be limited in, the rights to offer some of our programs, parts of our platform and products or be required to make changes to our course materials or websites. As a result, the scope of our course materials could be reduced, which could adversely affect the effectiveness of our curriculum, limit our ability to attract new students, harm our reputation and have a material adverse effect on our results of operations and financial position.

Failure to protect confidential information of our teachers, students and other customers against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

A significant challenge to the online education industry is the secure storage of confidential information and its secure transmission over public networks. Most purchases of our course packages are made through our website and our mobile apps. In addition, online payments for our course packages are settled through third-party online payment services. Maintaining complete security for the storage and transmission of confidential information on our technology platform, such as student names, personal information and billing addresses, is essential to maintaining student confidence.

We have adopted security policies and measures to protect our proprietary data and student information]. However, advances in technology, the expertise of hackers, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technology that we use to protect confidential information. We may not be able to prevent third parties, especially hackers or other individuals or entities engaging in similar activities, from illegally obtaining such confidential or private information we hold as a result of our users’ visits to our website and use of our mobile apps. Such individuals or entities obtaining our clients’ confidential or private information may further engage in various other illegal activities using such information. Any negative publicity regarding our website’s or mobile apps’ safety or privacy protection mechanisms and policies, and any claims asserted against us or fines imposed upon us as a result of actual or perceived failures, could have a material and adverse effect on our public image, reputation, financial condition and results of operations.

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Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the internet and mobile platforms have recently come under increased public scrutiny. Increased regulation by the PRC government of data privacy on the internet may occur and we may become subject to new laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information that could affect how we store and process the data of our teachers, students and clients. We generally comply with industry standards and are subject to the terms of our own privacy policies. Compliance with any additional laws could be expensive, and may place restrictions on the conduct of our business and the manner in which we interact with our students and other clients. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other student data, could cause our students to lose trust in us and could expose us to legal claims. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online education services generally, which may negatively impact our business prospects.

Our employees may engage in misconduct or other improper activities or misuse our platforms, which could harm our reputation.

We are exposed to the risk of employee fraud or other misconduct. Employee misconduct could include intentionally failing to comply with government regulations, engaging in unauthorized activities and misrepresentation to our potential students and clients during marketing activities, which could harm our reputation. Employee misconduct could also involve improper use of our clients’ and teachers’ sensitive or classified information, which could result in regulatory sanctions against us and serious harm to our reputation. Employee misconduct could also involve making payments to government officials or third parties that would expose us to being in violation of laws. It is not always possible to deter employee misconduct, and the precautions we take to prevent and detect this activity may not be effective in controlling unknown or unmanaged risks or losses, which could harm our business, financial condition and results of operations.

A former member of the management team of Beijing Distance Learning and a former shareholder of our company and Beijing Digital Information (“Former Employee”) was involved in a corruption case relating to gifts and payments in the aggregate of approximately RMB 70,000, or US$10,514 made to a PRC governmental official from 2010 to 2012. The Former Employee solely testified as a witness in the prosecution of the government official. In November 2015, such government official was tried by the Beijing Second Intermediate People’s Court and found guilty on the corruption charges. Since the conclusion of the corruption case, the prosecutors have not taken any action against the Former Employee or the Company. The Former Employee was terminated as manager and director of Beijing Distance Learning in May 2013 and May 2015, respectively and ceased to be a shareholder of our company and Beijing Digital Information in December 2016. In the event that the actions of the Former Employee result in negative publicity for our company, directors or members of our current management team, or potentially lead to civil or criminal penalties being imposed on our company, directors or current members of our management team, such events could have a material adverse effect on our business, financial condition and results of operations.

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Allegations, harassment or other detrimental conduct by third parties, as well as the public dissemination of negative, inaccurate or misleading information about us, could harm our reputation and adversely affect the price of our ordinary shares.

We may be subject to allegations by third parties or purported current or former employees, negative internet postings and other negative, inaccurate or misleading publicity related to our business and operations. We may also become the target of harassment or other detrimental conduct by third parties or disgruntled former or current employees. Such conduct may include complaints, anonymous or otherwise, to our board, advisors, regulatory agencies, media or other organizations. Depending on their nature and significance, we may need to conduct internal investigations to appropriately review any such allegations. We may also be subject to government or regulatory inquiries or, investigations or other proceedings as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to address such conduct, and there is no assurance that we will be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Allegations may be posted on the internet, including social media platforms, by anyone anonymously. Any negative, inaccurate or misleading publicity about us or our management can be quickly and widely disseminated. Social media platforms and devices immediately publish the content of their subscribers’ and participants’ posts, often without filters or checks on the accuracy of the content posted. Information posted on the internet or otherwise publicly released, including by us or our employees, may be inaccurate or misleading, and the information or the inaccurate or misleading nature of the information, may harm our reputation, business or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative, inaccurate, or misleading information about our business and operations, which in turn may cause us to lose market share or students, and adversely affect the price of our ordinary shares.

We may not be able to achieve the benefits we expect from future acquisitions, and future acquisitions may have an adverse effect on our ability to manage our business.

We intend to make acquisitions or equity investments in additional businesses that complement our existing business. We may not be able to successfully integrate acquired businesses and we may not have control over the businesses or operations of our minority equity investments, the value of which may decline over time. As a result, our business and operating results could be harmed. In addition, if the businesses we acquire or invest in do not subsequently generate the anticipated financial performance or if any goodwill impairment test triggering event occurs, we may need to revalue or write down the value of goodwill and other intangible assets in connection with such acquisitions or investments, which would harm our results of operations. In addition, we may be unable to identify appropriate acquisition or strategic investment targets when it is necessary or desirable to make such acquisition or investment to remain competitive or to expand our business. Even if we identify an appropriate acquisition or investment target, we may not be able to negotiate the terms of the acquisition or investment successfully, finance the proposed transaction or integrate the relevant businesses into our existing business and operations. Furthermore, as we often do not have control over the companies in which we only have minority stake, we cannot ensure that these companies will always comply with applicable laws and regulations in their business operations. Material non-compliance by our investees may cause substantial harm to our reputation and the value of our investment.

The wide variety of payment methods that we accept subjects us to third-party payment processing-related risks.

 We accept payments using a variety of methods, including bank transfers, online payments with credit cards and debit cards issued by major banks in China, and payment through third-party online payment platforms such as Alipay and WeChat Pay. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We may also be susceptible to fraud and other illegal activities in connection with the various payment methods we offer. We are also subject to various rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and become unable to accept credit and debit card payments from our students, process electronic funds transfers or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected.

If our senior management is unable to work together effectively or efficiently or if we lose their services, our business may be severely disrupted.

Our success heavily depends upon the continued services of our management. In particular, we rely on the expertise and experience of Yang Yu, Xinghui Yang and Cuntao Hou. We also rely on the experience and services from other senior management. If such individuals cannot work together effectively or efficiently, our business may be severely disrupted. If one or more of our senior managers were unable or unwilling to continue in their present positions, we might not be able to replace them easily or at all, and our business, financial condition and results of operations may be materially and adversely affected. If any of our senior management joins a competitor or forms a competing business, we may lose students, teachers, and other key professionals and staff members. Our senior management has entered into employment agreements with us, including confidentiality and non-competition clauses. However, if any dispute arises between our officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

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Our results of operations are subject to seasonal fluctuations.

Our industry generally experiences seasonality, reflecting a combination of traditional education industry patterns and new patterns associated with the online platforms in particular. Seasonal fluctuations have affected, and are likely to continue to affect, our business. In general, our self-taught examination services experiences lower student enrollment during the month following the four examination periods but enjoys higher student enrollment during the two months before the four examination periods. As to our continuing education services, our sales generally slow down when our cooperating universities and colleges are summer and winter breaks. Our financial condition and results of operations for future periods may continue to fluctuate. As a result, the trading price of our ordinary shares may fluctuate from time to time due to seasonality.

We have limited insurance coverage for our operations in China, which could expose us to significant costs and business disruption.

We do not maintain any liability insurance or property insurance policies covering students, equipment and facilities for injuries, death or losses due to fire, earthquake, flood or any other disaster. Consistent with customary industry practice in China, we do not maintain business interruption insurance, nor do we maintain key-man life insurance. However, as the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business-related insurance products. We do not maintain business interruption insurance, nor do we maintain key-man life insurance. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our ordinary shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. We have identified “material weaknesses” and other control deficiencies including significant deficiencies in our internal control over financial reporting. As defined in the standards established by the Public Company Accounting Oversight Board of the United States, or PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

One material weakness that has been identified related to our lack of sufficient financial reporting and accounting personnel (including a qualified CFO) with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. Upon completion of this offering, we plan to engage a qualified CFO with comprehensive knowledge of U.S. GAAP and SEC reporting requirements. We also plan to adopt an accounting policies and procedures manual in accordance with U.S. GAAP.  As our operations continue to expand, we plan to hire additional accounting and finance staff to increase segregation of duties and also invest in technology infrastructure to support our financial reporting function.  Despite all these remedial measures, we might efficiently address the weaknesses we have identified.

Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control for purposes of identifying and reporting material weaknesses and other control deficiencies in our internal control over financial reporting as we and they will be required to do after we become a public company. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional deficiencies may have been identified.

Upon completion of this offering, we will become subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, will require that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending March 31, 2018. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our Ordinary shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Any significant interruption in the operations of our customer hotline could adversely affect our ability to respond to potential customers’ inquiries and other service requests in a timely manner.

We have a customer hotline which responds to inquiries from potential customers and provides customer service to our existing customers. We have not experienced any significant interruption in the operations of our customer hotline. We do not currently have a risk mitigation plan for our customer hotline to prevent an interruption of its operation due to natural disasters, accidents or other events. Any significant interruptions as a result of these events or our failure to successfully expand or upgrade our systems or manage the necessary expansions or upgrades in the customer hotline could reduce our ability to respond to customer inquiries or service requests, which could in turn result in the loss of potential customers and damage our reputation.

Risks Related to Our Corporate Structure

If the PRC government finds that the contractual arrangements that establish the structure for holding our Internet Content Provider (“ICP”) license do not comply with applicable PRC laws and regulations, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Foreign ownership in entities that provide value-added telecommunication services, is subject to restrictions under current PRC laws and regulations. For example, in accordance with the Guidance Catalog of Industries for Foreign Investment, as amended in June 2017, and other applicable laws and regulations, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except for e-commerce) and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record.

We are a British Virgin Islands company and our PRC subsidiary, Beijing Distance Learning is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we operate our website, www.edu-edu.com, through our PRC consolidated VIE, Beijing Digital Information, which holds our ICP License for www.edu-edu.com. Beijing Digital Information is 51.5% owned by Yang Yu and 48.5% owned by Xinghui Yang. All shareholders of Beijing Digital Information are PRC citizens. We entered into a series of contractual arrangements with Beijing Digital Information and its shareholders, which enable us to:

●	exercise effective control over Beijing Digital Information;

●	receive substantially all of the economic benefits; and

●	have an exclusive option to purchase all or part of the equity interests in Beijing Digital Information when and to the extent permitted by PRC law.

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Because of these contractual arrangements, we are the primary beneficiary of Beijing Digital Information and treat it as our PRC consolidated VIE under U.S. GAAP. We consolidate the financial results of Beijing Digital Information in our consolidated financial statements in accordance with U.S. GAAP. For a detailed discussion of these contractual arrangements, see “Corporate History and Structure.”

Jingtian & Gongcheng, our PRC legal counsel, is of the opinion that (i) the ownership structure of Shanghai Xin Fu and Beijing Distance Learning will not result in any violation of PRC laws or regulations currently in effect; and (ii) the contractual arrangements among Beijing Digital Information and Beijing Distance Learning and its shareholders governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. Our PRC legal counsel is also of the opinion that there are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations concerning foreign investment in the PRC, and their application to and effect on the legality, binding effect and enforceability of the contractual arrangements. In particular, we cannot rule out the possibility that PRC regulatory authorities, courts or arbitral tribunals may in the future adopt a different or contrary interpretation or take a view that is inconsistent with the opinion of our PRC legal counsel.

It is uncertain whether any new PRC laws, rules or regulations relating to VIE structures will be adopted or if adopted, what affect they may have on our corporate structure. In particular, in January 2015, the Ministry of Commerce, or MOC, published a discussion draft of the proposed Foreign Investment Law for public review and comments. Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise, or an FIE. Under the draft Foreign Investment Law, VIEs would be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and would thus be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to existing companies with a “variable interest entity” structure, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. See “Regulations—The Draft PRC Foreign Investment Law” and “—Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.”

If, as a result of such contractual arrangement, we or Beijing Digital Information is found to be in violation of any existing or future PRC laws or regulations, or such contractual arrangement is determined as illegal and invalid by the PRC court, arbitral tribunal or regulatory authorities, or we fail to obtain, maintain or renew any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:

●	revoking the business licenses and/or operating licenses of Beijing Distance Learning and/or Beijing Digital Information;

●	discontinuing or restricting the conduct of any transactions between Beijing Distance Learning and Beijing Digital Information;

●	limiting our business expansion in China by way of entering into contractual arrangements;

●	imposing fines, confiscating the income from Beijing Digital Information, or imposing other requirements with which we or Beijing Digital Information may not be able to comply with;

●	shutting down our servers or blocking our websites;

●	requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with Beijing Digital Information and deregistering the equity pledges of Beijing Digital Information;

●	restricting or prohibiting our use of the proceeds of this offering to finance our business and operations in China;

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●	imposing additional conditions or requirements with which we may not be able to comply with; or

●	take other regulatory or enforcement actions against us that could be harmful to our business.

The imposition of any of these penalties could result in a material and adverse effect on our ability to conduct our business and on our results of operations. If any of these penalties results in our inability to direct the activities of Beijing Digital Information that most significantly impact its economic performance, and/or our failure to receive the economic benefits from Beijing Digital Information, we may not be able to consolidate Beijing Digital Information in our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with Beijing Digital Information and its shareholders for a portion of our business operations, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Beijing Digital Information, as well as its respective shareholders, to operate our www.edu-edu.com website and mobile apps. For a description of these contractual arrangements, see “Corporate History and Structure.” These contractual arrangements may not be as effective as direct ownership in providing us with control over Beijing Digital Information. For example, Beijing Digital Information and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using the domain names and trademarks, in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of Beijing Digital Information, we would be able to exercise our rights as a shareholder to change the executive director of Beijing Digital Information, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance by Beijing Digital Information and its shareholders of their obligations under the contracts to exercise control over Beijing Digital Information. However, the shareholders of Beijing Digital Information may not act in the best interests of the Company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the contractual arrangements with Beijing Digital Information. We may replace the shareholders of Beijing Digital Information at any time pursuant to our contractual arrangements with it and its shareholders. However, if any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and therefore will be subject to uncertainties in the PRC legal system. See “—Any failure by Beijing Digital Information or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.” Therefore, our contractual arrangements with Beijing Digital Information may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The Ministry of Commerce published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law . The draft Foreign Investment Law embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. While the Ministry of Commerce solicited comments on this draft in early 2015, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. According to the Legislative Work Plan 2018 of the State Council published on March 2, 2018, the draft Foreign Investment Law will be submitted for deliberation by the Standing Committee of the National People’s Congress. The draft Foreign Investment Law, if enacted as proposed, may materially impact the viability of our current corporate structure, corporate governance and business operations in many aspects.

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Among other things, the draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity set up in a foreign jurisdiction would nonetheless be, upon market entry clearance by the Ministry of Commerce, treated as a PRC domestic investor provided that the entity is “controlled” by PRC entities and/or citizens. In this connection, “foreign investors” refers to the following subjects making investments within the PRC: (i) natural persons without PRC nationality; (ii) enterprises incorporated under the laws of countries or regions other than China; (iii) the governments of countries or regions other than the PRC and the departments or agencies thereunder; and (iv) international organizations. Domestic enterprises under the control of the subjects as mentioned in the preceding sentence are deemed foreign investors, and “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding, directly or indirectly, not less than 50% of shares, equities, share of voting rights or other similar rights of the subject entity; (ii) holding, directly or indirectly, less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. Once an entity is determined to be an FIE, it will be subject to the foreign investment restrictions or prohibitions set forth in a “catalogue of special administrative measures,” which is classified into the “catalogue of prohibitions” and “the catalogue of restrictions,” to be separately issued by the State Council later. Foreign investors are not allowed to invest in any sector set forth in the catalogue of prohibitions. However, unless the underlying business of the FIE falls within the catalogue of restrictions, which calls for market entry clearance by the Ministry of Commerce, prior approval from governmental authorities as mandated by the existing foreign investment legal regime would no longer be required for establishment of the FIE.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. See “—If the PRC government finds that the contractual arrangements that establish the structure for holding our ICP license do not comply with applicable PRC laws and regulations, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Corporate History and Structure.” Under the draft Foreign Investment Law, VIEs that are controlled via contractual arrangement would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is on the “catalogue of restrictions,” the VIE structure may be deemed a domestic investment only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the VIEs will be treated as FIEs and any operation in the industry category on the “catalogue of restrictions” without market entry clearance may be considered as illegal.

In addition, the draft Foreign Investment Law does not indicate what actions shall be taken with respect to the existing companies with a VIE structure, whether or not these companies are controlled by Chinese parties. Moreover, it is uncertain whether the online education industry, in which our PRC consolidated VIE operate, will be subject to the foreign investment restrictions or prohibitions set forth in the “catalogue of special administrative measures” to be issued. If the enacted version of the Foreign Investment Law and the final “catalogue of special administrative measures” mandate further actions, such as the Ministry of Commerce market entry clearance, to be completed by companies with an existing VIE structure like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

The draft Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the draft Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from an investment information report required at each investment, and investment amendment reports, which shall be submitted upon alteration of investment specifics, it is mandatory for entities established by foreign investors to submit an annual report, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

Any failure by Beijing Digital Information or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

If Beijing Digital Information or its shareholders fail to perform their obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if the shareholders of Beijing Digital Information, were to refuse to transfer their equity interest in Beijing Digital Information to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

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All the agreements under our contractual arrangements with Beijing Digital Information are governed by PRC law and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over Beijing Digital Information, and our ability to conduct our business may be negatively affected.

If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions, including agreements and contracts such as the leases and sales contracts that our business relies on, are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant local branch of the SAIC. We generally execute legal documents by affixing chops or seals, rather than having the designated legal representatives sign the documents.

We have three major types of chops—corporate chops, contract chops and finance chops. We use corporate chops generally for documents to be submitted to government agencies, such as applications for changing business scope, directors or company name, and for legal letters. We use contract chops for executing leases and commercial, contracts. We use finance chops generally for making and collecting payments, including, but not limited to issuing invoices. Use of corporate chops and contract chops must be approved by our legal department and administrative department, and use of finance chops must be approved by our finance department. The chops of our PRC subsidiary and our PRC consolidated VIE are generally held by the relevant entities so that documents can be executed locally. Although we usually utilize chops to execute contracts, the registered legal representatives of our PRC subsidiary and our PRC consolidated VIE have the apparent authority to enter into contracts on behalf of such entities without chops, unless such contracts set forth otherwise. All designated legal representatives of our PRC subsidiary and our PRC consolidated VIE have signed employment agreements with us under which they agree to abide by duties they owe to us.

In order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to the department heads of the legal, administrative or finance departments. Our designated legal representatives generally do not have access to the chops. Although we monitor our employees, including the designated legal representatives of our PRC subsidiary and our consolidated VIE, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees or designated legal representatives could abuse their authority, for example, by binding the relevant subsidiary or consolidated VIE with contracts against our interests, as we would be obligated to honor these contracts if the other contracting party acts in good faith in reliance on the apparent authority of our chops or signatures of our legal representatives. If any designated legal representative obtains control of the chop in an effort to obtain control over the relevant entity, we would need to have a shareholder or board resolution to designate a new legal representative and to take legal action to seek the for a new chop with the relevant authorities, or otherwise seek legal remedies for the legal representative’s misconduct. If any of the designated legal representatives obtains and misuses or misappropriates our chops and seals or other controlling intangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take corporate or legal action, which could involve significant time and resources to resolve while distracting management from our operations.

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The shareholders of Beijing Digital Information may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

We have designated individuals who are PRC nationals to be the shareholders of Beijing Digital Information. Beijing Digital Information is owned by Yang Yu and Xinghui Yang. The interests of these individuals as the shareholders of Beijing Digital Information may differ from the interests of the Company as a whole. These shareholders may breach, or cause our PRC consolidated VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and Beijing Digital Information, which would have a material and adverse effect on our ability to effectively control Beijing Digital Information. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and the Company, except that we could exercise our purchase option under the exclusive option agreement with these shareholders to request them to transfer all of their equity ownership in Beijing Digital Information to Beijing Distance Learning or one or more individuals designated by us. We rely on Messrs. Yu and Yang, who are also our directors and officers, to abide by PRC law, which provides that directors owe a fiduciary duty to the company. Such fiduciary duty requires directors to act in good faith and in the best interests of the company and not to use their positions for personal gains. If we cannot resolve any conflict of interest or dispute between us and the shareholders of Beijing Digital Information, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity paid by our PRC subsidiary, Beijing Distance Learning, for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require Beijing Distance Learning to adjust its taxable income under the contractual arrangements it currently has in place with our PRC consolidated VIE in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See “—Our contractual arrangements may be subject to scrutiny by the PRC tax authorities, and a finding that we owe additional taxes could substantially reduce our consolidated net income and the value of your investment.”

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise may pay dividends only out of its respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to an enterprise expansion fund, or a staff welfare and bonus fund. The statutory reserve funds, enterprise expansion funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “—Risks Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and has a material adverse effect on our results of operations and the value of your investment.”

Our contractual arrangements may be subject to scrutiny by the PRC tax authorities, and a finding that we owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among our PRC subsidiary and our PRC consolidated VIE do not represent an arm’s-length price and adjust our PRC consolidated VIEs income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by our PRC consolidated VIE, which could in turn increase their tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties to our PRC consolidated VIE for under-paid taxes. Our consolidated net income may be materially and adversely affected if our tax liabilities increase or if we are found to be subject to late payment fees or other penalties.

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If Beijing Digital Information becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy its assets, which could reduce the size of our operations and materially and adversely affect our business, ability to generate revenues and the market price of our ordinary shares.

To comply with PRC laws and regulations relating to foreign ownership restrictions in the online value-added telecommunications business, we hold our ICP license through contractual arrangements with Beijing Digital Information, our PRC consolidated VIE, as well as its shareholders. As part of these arrangements, Beijing Digital Information holds assets that are important to the operation of our business.

We do not have priority pledges and liens against Beijing Digital Information’s assets. As a contractual and property right matter, this lack of priority pledges and liens has remote risks. If Beijing Digital Information undergoes an involuntary liquidation proceeding, third-party creditors may claim rights to some or all of its assets and we may not have priority against such third-party creditors on Beijing Digital Information’s assets. If Beijing Digital Information liquidates, we may take part in the liquidation procedures as a general creditor under the PRC Enterprise Bankruptcy Law and recover any outstanding liabilities owed by Beijing Digital Information to Beijing Distance Learning under the applicable service agreements. To ameliorate the risks of an involuntary liquidation proceeding initiated by a third-party creditor, we closely monitor the operations and finances of Beijing Digital Information through carefully designed budgetary and internal controls to ensure that Beijing Digital Information is well capitalized and is highly unlikely to trigger any third-party monetary claims in excess of its assets and cash resources. Furthermore, Beijing Distance Learning has the ability, if necessary, to provide finance support to Beijing Digital Information to prevent such an involuntary liquidation.

If the shareholders of Beijing Digital Information were to attempt to voluntarily liquidate Beijing Digital Information without obtaining our prior consent, we could effectively prevent such unauthorized voluntary liquidation by exercising our right to request Beijing Digital Information’s shareholders to transfer all of their equity ownership interest to Beijing Distance Learning or one or more individuals designated by us in accordance with the option agreements with the shareholders of Beijing Digital Information. In the event that the shareholders of Beijing Digital Information initiates a voluntary liquidation proceeding without our authorization or attempts to distribute the retained earnings or assets of Beijing Digital Information without our prior consent, we may need to resort to legal of the contractual agreements. Any such litigation may be costly and may divert our management’s time and attention away from the operation of our business, and the outcome of such litigation would be uncertain.

Risks Related to Doing Business in China

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China. Our PRC subsidiary is subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

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We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related business.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involves significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC governmental regulation of the internet industry include, but are not limited to, the following.

We only have control over our website through contractual arrangements. We do not own the website in China due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the MIIT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

We are required to obtain and maintain various licenses and permits and fulfill registration and filing requirements in order to conduct and operate our business. If these new laws and regulations are promulgated, additional licenses may be required for our operations. If our operations do not comply with these new regulations at the time they become effective, or if we fail to obtain any licenses required under these new laws and regulations, we could be subject to penalties.

The Circular on Strengthening the Administration of Foreign Investment in an Operation of Value-added Telecommunications Business, issued by the MIIT in July 2006, prohibits domestic telecommunication service providers from leasing, transferring or selling telecommunications business operating licenses to any foreign investor in any form, or providing any resources, sites or facilities to any foreign investor for their illegal operation of a telecommunications business in China. According to this circular, either the holder of a value-added telecommunication services operation permit or its shareholders must directly own the domain names and trademarks used by such license holders in their provision of value-added telecommunication services. The circular also requires each license holder to have the necessary facilities, including servers, for its approved business operations and to maintain such facilities in the regions covered by its license. If an ICP license holder fails to comply with the requirements and also fails to remediate such non-compliance within a specified period of time, the MIIT or its local counterparts have the discretion to take administrative measures against such license holder, including revoking its ICP license. Currently, Beijing Digital Information holds an ICP license and operates our website. Beijing Digital Information owns the relevant domain names and registered trademarks and has the necessary personnel to operate such website.

The interpretation and application of existing PRC law, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones.

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New legislation or changes in the PRC laws or policies regarding self-taught education may affect our business operations and prospects.

The self-taught education industry in China and our business are subject to regulations and policies in various respects. Relevant rules and regulations could be amended or updated from time to time to accommodate the development of education in China. We may need to change our business practices in order to comply with the new rules and regulations or adapt to policy changes, but we may not be able to do so timely and efficiently. Any such failure may subject us to administrative fines or penalties or other negative consequences which could materially and adversely affect our brand name, reputation, business, financial condition and results of operations.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect our business and our results of operations.

The PRC Labor Contract Law became effective and was implemented on January 1, 2008, which was amended on December 28, 2012. It has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. According to the PRC Social Insurance Law, which became effective on July 1, 2011, and the Administrative Regulations on the Housing Funds, Companies operating in China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees.

As a result of these laws and regulations designed to enhance labor protection, we expect our labor costs will continue to increase. In addition, as the interpretation and implementation of these laws and regulations are still evolving, our employment practice may not at all times be deemed in compliance with the new laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and results of operations may be adversely affected.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

The operation of Beijing Digital Information may be deemed by relevant PRC government authority to be beyond its authorized business scope. If the relevant PRC government authorities take actions against Beijing Digital Information, our business and operations could be materially and adversely affected.

The principal regulations governing private education in China consist of the Education Law of the PRC, the Law for Promoting Private Education, or Private Education Law, and the Implementation Rules for the Law for Promoting Private Education and the latest amendment of Private Education Law was in November 2016 which came into effect as of September 1, 2017. Under these PRC laws and regulations, sponsors of private schools may choose to establish non-profit or for-profit private schools at their own discretion, while prior to the effectiveness of the Amendment, all private schools shall not be established for for-profit purposes. Nonetheless, school sponsors are not allowed to establish for-profit private schools that are engaged in compulsory education. On December 30, 2016, the MOE, SAIC and the Ministry of Human Resources and Social Welfare jointly issued the Implementation Rules on the Supervision and Administration of For-profit Private Schools, pursuant to which the establishment, division, merger and other material changes of a for-profit private school shall first be approved by the education authorities or the authorities in charge of labor and social welfare, and then be registered with the competent branch of SAIC.

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We operate online platforms that provide online educational courses to students through the internet, and both of our PRC subsidiary and our PRC consolidated VIE are registered with Beijing AIC as commercial enterprises. As such, we believe the provisions of the Private Education Law and its implementing rules, including without limitation, the requirement for obtaining a private school operating permit, are not applicable to us. However, as the laws and regulations are new, it is unclear that how these laws and regulations will be explained and implemented and we cannot assure you that the competent PRC governmental authorities will not ultimately take a view contrary to our opinion. Moreover, because there is no further official or publicly-available interpretation of the definition of “private schools”, there are uncertainties with regard to whether our business currently conducted in PRC will be deemed by the relevant PRC governmental authorities to be “private schools” as defined under the relevant PRC laws and regulations. If our business conducted in PRC is deemed as operating private schools, we may be required to register our PRC entity as a private school with education or training-related items included into its approved business scope. Beijing Digital Information is registered with Beijing AIC as a limited liability company, and its current registered business scope only includes “education consulting” and “computer technology training,” without “training” or any other education or training-related items. We plan to make an application with Beijing AIC to expand our business scope but we cannot assure you that our application will be accepted by Beijing AIC in a timely fashion or at all. As of the date of this prospectus, we have not received any notice of warning or been subject to penalties or other disciplinary action from the relevant governmental authorities regarding the conducting of our business beyond authorized business scope or without any approvals and permits. However, we cannot assure you that we will not be subject to any penalties in the future. If the relevant PRC government authorities discover or determine that Beijing Digital Information operates beyond its authorized business scope, Beijing Digital Information may be ordered to complete the registration for change of business scope within a given period, failing which Beijing Digital Information is subject to a one-time fine of RMB10,000 to RMB100,000, or may be ordered to cease its operation if the relevant authorities determine that Beijing Digital Information is operating without any approval or permit required.

We face risks and uncertainties with respect to the licensing requirement for Internet audio-video programs.

On December 20, 2007, the State Administration of Press Publication Radio Film and Television (“SAPPRFT”), and the Ministry of Industry and Information Technology (“MIIT”), jointly promulgated the Administrative Measures Regarding Internet Audio-Video Program Services, or the Internet Audio-Video Program Measures, which became effective on January 31, 2008 and was amended and effective as of August 8, 2015. Among other things, the Internet Audio-Video Program Measures stipulate that no entities or individuals may provide Internet audio-video program services without a License for Online Transmission of Audio-Visual Programs issued by SAPPRFT or its local bureaus or completing the relevant registration with SAPPRFT or its local bureaus, and only state-owned or state-controlled entities are eligible to apply for a License for Online Transmission of Audio-Visual Programs. In a press conference jointly held by the SAPPRFT and MIIT in February 2008 to answer questions relating to the Internet Audio-Video Program Measures, the SAPPRFT and MIIT clarified that those providers of internet audio-visual program services who engaged in such services prior to the promulgation of the Internet Audio-Video Program Measure may re-register and continue their operation of internet audio-visual program services so long as those providers did not violate the relevant laws and regulations in the past, regardless whether they are state-owned or state-controlled entities or not, but any other entities intend to provide internet audio-visual program services shall comply with all requirements specified in the Internet Audio-Video Program Measures. On April 1, 2010, SAPPRFT promulgated the Provisional Implementation of the Tentative Categories of Internet Audio-Visual Program Services, or the Categories, which was modified on March 10, 2017. The Categories clarified the scope of Internet audio-video programs services. According to the Categories, there are four categories of Internet audio-visual program services which are further divided into seventeen sub-categories. The third sub-category to the second category covers the making and editing of certain specialized audio-video programs concerning, among other things, educational content, and broadcasting such content to the general public online. However, there are still significant uncertainties relating to the interpretation and implementation of the Internet Audio-Video Program Measures, in particular, the scope of “internet audio-video programs.”

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We offer recorded audio-video lectures to our enrolled students only. We believe the limited scope of our audience and the nature of the raw data we transmit distinguishes us from general providers of internet audio-visual program services, such as the operator of online video websites, and the provision of the Audio-Visual Program Provisions are not applicable with regard to our offering of the lessons. However, we cannot assure you that the competent PRC government authorities will not ultimately take a view contrary to our opinion. In addition, as supplementary course materials, we offer certain audio-video contents on our websites and mobile apps for the review of all registered members. If the governmental authorities determine that our relevant activities fall within the definition of “internet audio-video program service” under the Audio-Visual Program Provisions, we may be required to obtain the License for Disseminating Audio-Video Programs through Information Network. If this occurs, we may not be able to obtain such license and we may become subject to penalties, fines, legal sanctions or an order to suspend our use of audio-video content. We cannot assure you that the measures we have taken will be deemed adequate by the authorities and we will not be subject to any penalties or legal sanctions in the future for our use of audio or video contents on our websites.

We are required to obtain various operating licenses and permits and to make registrations and filings for our business operations in China; failure to comply with these requirements may materially adversely affect our business and results of operations.

The internet industry in China is highly regulated by the PRC government. See “Regulations—Regulations Relating to Value-Added Telecommunications Services.” We are required to obtain and maintain various licenses and permits and fulfill registration and filing requirements in order to conduct and operate our business currently carried out, and we may be required to obtained additional licenses or permits for our operations as the interpretation and implementation of current PRC laws and regulations are still evolving, and new laws and regulations may also be promulgated. We currently, through our PRC variable interest entity, Beijing Digital Information, hold an ICP license for our website, which is valid through January 11, 2016 to January 11, 2021 and is subject to annual review. Beijing Digital Information, however, may be required to obtain additional licenses or expand the authorized business scope covered under the licenses it currently holds. For example, the contents we use on our websites or mobile apps, including the course materials and video-audio contents we licensed from third parties, may be deemed “Internet cultural products”, and our use of those contents may be regarded as “Internet cultural activities”, thus we may be required to obtain an Internet Culture Business Operating License for provision of those contents through our online platforms as currently there is no further official or publicly-available interpretation of those definitions. Also, we may be required to obtain a Publication Business Operating License for distribution of course books or other course materials, including electronical version, to our enrolled students. In addition, our providing content through our online platform may be regarded as “online publishing” and may thus subject us to the requirement of obtaining an Online Publishing License. If Beijing Digital Information fails to obtain or maintain any of the required licenses or approvals, its continued business operations in the Internet industry may subject it to various penalties, such as confiscation of illegal revenues, fines and the discontinuation or restriction of its operations. Any such disruption in the business operations of our affiliated entities will materially and adversely affect our business, financial condition and results of operations.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Currently all of our business operations is conducted in China and all of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

China’s economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures since the late 1970’s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. For example, as a result of China’s current nationwide anti-corruption campaign, public school spending has become strictly regulated. To comply with the expenditure control policies of the Chinese government, many public universities, including our clients, temporarily reduced their self-taught education spending in 2017. This caused the demand for our courses in 2017 to decrease. If our clients continue to reduce their demand for our services due to the policies of the Chinese government, this could adversely impact our business, financial condition and operating results.

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While China’s economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing. Some of the governmental measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. Any stimulus measures designed to boost the Chinese economy may contribute to higher inflation, which could adversely affect our results of operations and financial condition. For example, certain operating costs and expenses, such as employee compensation and office operating expenses, may increase as a result of higher inflation.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into these subsidiaries, limit PRC subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange (“SAFE’) promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

These circulars require PRC residents to register with qualified banks in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, which is referred to in SAFE Circular 37 as a “special purpose vehicle.” These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Yang Yu and Xinghui Yang, who directly or indirectly hold shares in our British Virgin Islands holding company and who are known to us as being PRC residents have initiated the application for foreign exchange registrations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC subsidiary’s ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to our PRC subsidiary and PRC consolidated VIE or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiary, Beijing Distance Learning. We may make loans to our PRC subsidiary and PRC consolidated VIE subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC subsidiary.

Any loans to our PRC subsidiary, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary, Beijing Distance Learning, to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the SAFE. The statutory limit for the total amount of foreign debts of a foreign-invested company is either the difference between the amount of total investment as approved by the Ministry of Commerce or its local counterpart and the amount of registered capital of such foreign-invested company or twice of net worth of the foreign-invested company. We may also decide to finance our PRC subsidiary by means of capital contributions.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142 provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless otherwise provided by law. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of a foreign-invested company. The use of such RMB capital may not be altered without SAFE approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of SAFE Circular 142 could result in severe monetary or other penalties. On July 4, 2014, SAFE issued the Circular of the SAFE on Relevant Issues Concerning the Pilot Reform in Certain Areas of the Administrative Method of the Conversion of Foreign Exchange Funds by Foreign-invested Enterprises, or SAFE Circular 36, which launched the pilot reform of administration regarding conversion of foreign currency registered capitals of foreign-invested enterprises in 16 pilot areas. According to SAFE Circular 36, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of an ordinary foreign-invested enterprise in the pilot areas, and such foreign-invested enterprise is permitted to use Renminbi converted from its foreign-currency registered capital to make equity investments in the PRC within and in accordance with the authorized business scope of such foreign-invested enterprises, subject to certain registration and settlement procedure as set forth in SAFE Circular 36. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. On March 30, 2015, SAFE promulgated Circular on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or SAFE Circular 19, to expand the reform nationwide. SAFE Circular 19 came into force and replaced both SAFE Circular 142 and SAFE Circular 36 on June 1, 2015. However, SAFE Circular 19 continues to prohibit a foreign-invested enterprise from, among other things, using RMB funds converted from its foreign exchange capitals for expenditure beyond its authorized business scope, providing entrusted loans or repaying loans between non-financial enterprises. Violations of these Circulars could result in severe monetary or other penalties. These circulars may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our PRC subsidiary, to invest in or acquire any other PRC companies through our PRC subsidiary, or to establish new consolidated VIEs in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC subsidiary or PRC consolidated VIE or with respect to future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and has a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law, or the EIT Law, that became effective in January, 2008 and was amended in February, 2017, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the SAT, specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals.

We do not believe that the Company meets all of the conditions above thus we do not believe that the Company is a PRC resident enterprise, though a substantial majority of the members of our management team as well as the management team of our offshore holding company are located in China. However, if the PRC tax authorities determine that the Company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations.

Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ordinary shares.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer and as a result, gains derived from such indirect transfer may be subject to PRC withholding tax at a rate of up to 10%.

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On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Bulletin 7, to supersede existing provisions in relation to the “indirect transfer” as set forth in Circular 698, while the other provisions of Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprise. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises as Source, or SAT Bulletin 37, which repealed the entire Circular 698 and the provision in relation to the time limit for the withholding agent to declare to the competent tax authority for payment of such tax of SAT Bulletin 7. Pursuant to SAT Bulletin 37, the income from property transfer, as stipulated in the second item under Article 19 of the Law on Enterprise Income Tax, shall include the income derived from transferring such equity investment assets as stock equity. The balance of deducting the equity’s net value from the total income from equity transfer shall be taxable income from equity transfer. Where a withholding agent enters into a business contract, involving the income specified in the third paragraph of Article 3 in the Law on Enterprise Income Tax, with a non-resident enterprise, the tax-excluding income of the non-resident enterprise will be treated as the tax-including income, based on which the tax payment will be calculated and remitted, if it is agreed in the contract that the withholding agent shall assume the tax payable.

There has been very limited application of SAT Bulletin 7 and SAT Bulletin 37 because these regulations were newly issued and came into force in February 2015 and in December 2017 respectively. During the effective period of SAT Circular 698, some intermediary holding companies were actually looked through by the PRC tax authorities, and consequently the non-PRC resident investors were deemed to have transferred the PRC subsidiary and PRC corporate taxes were assessed accordingly. It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and SAT Bulletin 37 and may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7 and SAT Bulletin 37, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

Our PRC subsidiary is subject to restrictions on paying dividends or making other payments to us, which may restrict our ability to satisfy our liquidity requirements.

We are a holding company incorporated in the British Virgin Islands. We may need dividends and other distributions on equity from our PRC subsidiary to satisfy our liquidity requirements. Current PRC regulations permit our PRC subsidiary to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary is required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of their respective registered capital. Our PRC subsidiary may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if our PRC subsidiary incurs debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. In addition, the PRC tax authorities may require us to adjust our taxable income under the contractual arrangements we currently have in place in a manner that would materially and adversely affect our PRC subsidiary’s ability to pay dividends and other distributions to us. Any limitation on the ability of our subsidiary to distribute dividends to us or on the ability of our PRC consolidated VIE to make payments to us may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our company in the British Virgin Islands may rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary in China is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by our shareholders or the ultimate shareholders of our corporate shareholders who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ordinary shares.

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The approval of the China Securities Regulatory Commission may be required in connection with this offering under a regulation adopted in August 2006, and, if required, we cannot assure you that we will be able to obtain such approval.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by a special purpose vehicle seeking CSRC approval of its overseas listings. The application of the M&A Rules remains unclear. Currently, there is no consensus among leading PRC law firms regarding the scope and applicability of the CSRC approval requirement.

Our PRC counsel, Jingtian & Gongcheng, has advised us based on their understanding of the current PRC law, rules and regulations that the CSRC’s approval is not required for the listing and trading of our ordinary shares on NASDAQ in the context of this offering, given that:

●	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation;

●	we did not establish our PRC subsidiary, Beijing Distance Learning, by means of mergering with or acquisition of PRC domestic companies; and

●	no provision in this regulation clearly classifies contractual arrangements as a type of transaction subject to its regulation.

However, our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our China subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the ordinary shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the ordinary shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the Ministry of Commerce when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 is triggered. In addition, the security review rules issued by the Ministry of Commerce that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the Ministry of Commerce or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

Risks Related to Our Ordinary Shares and This Offering

An active trading market for our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly.

We have applied to list our ordinary shares on NASDAQ. Prior to the completion of this offering, there has been no public market for our ordinary shares, and we cannot assure you that a liquid public market for our ordinary shares will develop or be sustained after this offering. If an active public market for our ordinary shares does not develop following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected. The initial public offering price for our ordinary shares will be determined by negotiation between us and the Underwriter based upon several factors, and we can provide no assurance that the trading price of our ordinary shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their ordinary shares.

The trading prices of our ordinary shares are likely to be volatile, which could result in substantial losses to investors.

The trading prices of our ordinary shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In recent months, the widespread negative publicity of alleged fraudulent accounting practices and poor corporate governance of certain U.S. public companies with operations in China were believed to have negatively affected investors’ perception and sentiment towards companies with connection with China, which significantly and negatively affected the trading prices of some companies’ securities listed in the U.S. Once we become a public company, any similar negative publicity or sentiment may affect the performances of our ordinary shares. A number of PRC companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these PRC companies’ securities after their offerings may affect the attitudes of investors toward PRC companies listed in the United States in general and consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance.

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In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	the financial projections that we may choose to provide to the public, any changes in those projections or our failure for any reason to meet those projections;

●	variations in our net revenues, net loss/income and cash flow;

●	changes in the economic performance or market valuation of other education companies;

●	announcements of new investments, acquisitions by us or our competitors, strategic partnerships, joint ventures or capital commitments;

●	announcements of new services and expansions by us or our competitors;

●	detrimental negative publicity about us, our competitors or our industry;

●	changes in financial estimates by securities analysts;

●	additions or departures of personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	substantial sales or perception of sales of our ordinary shares in the public market;

●	fluctuations in market prices for our products and securities; and

●	general economic, regulatory or political conditions in China and the U.S.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade. In addition, the stock market in general, and the market prices for companies with operations in China in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. The securities of some PRC companies that have listed their securities in the United States have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these PRC companies’ securities after their offerings may affect the attitudes of investors toward PRC companies listed in the United States, which consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other PRC companies may also negatively affect the attitudes of investors towards PRC-based companies in general, including us, regardless of whether we have conducted any inappropriate activities. Further, the global financial crisis and the ensuing economic recessions in many countries have contributed and may continue to contribute to extreme volatility in the global stock markets. These broad market and industry fluctuations may adversely affect operating performance. Volatility or a lack of positive performance in our share price may also adversely affect our ability to retain key employees, some of whom have been granted restricted shares under our share incentive plan.

We may not be able to successfully list our ordinary shares on NASDAQ or if successful, we may not maintain our listing on NASDAQ which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our ordinary shares on the NASDAQ. Our net income was $2.23 million for year ended March 31, 2016 and $1.2 million for year ended March 31, 2018. As such, we expect that we will satisfy requirements under the Net Income Standard set forth under Listing Rules 5505(a) and 5505(b)(3). If our listing application is not approved, we will not consummate this offering and all funds in the escrow account for this offering will be returned to investors without interest or deduction of fees.

Even if we successfully list our ordinary shares on NASDAQ we cannot assure you that our securities will continue to be listed on NASDAQ in the future. In order to continue listing our securities on NASDAQ, we must maintain certain financial, distribution and share price levels. Generally, we must (i) maintain a minimum amount in shareholders’ equity (generally above $2,500,000), maintain a minimum market value of listed securities (generally above $35,000,000) or have a minimum net income from operations for the prior year of for two of the preceding years (generally above $500,000); and (ii) a minimum number of publicly held shares (generally greater than 500,000) and a minimum number of public shareholders (generally greater than 300 shareholders). Our ordinary shares also cannot have a bid price of less than $1.00. Moreover, we must comply with certain listing standards regarding the independence of our board of directors and members of our audit committee. We intend to fully comply with these requirements on or prior to the effectiveness of this registration statement, but we may not continue to be able to meet these requirements in the future.

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If NASDAQ delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we could face significant material adverse consequences including:

●	limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares are “penny stocks,” which will require brokers trading in our shares to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research reports and ratings that industry or securities analysts or ratings agencies publish about us, our business and the online education market in China in general. We do not have any control over these analysts or agencies. If one or more analysts or agencies who cover us downgrade our ordinary shares, or publish unfavorable research about us, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 4,200,000 ordinary shares outstanding immediately after this offering, if the minimum amount is raised, and there will be 5,200,000 ordinary shares outstanding immediately after this offering, if the maximum amount is raised. In connection with this offering, we, our directors and executive officers, and our existing shareholders have agreed not to sell any ordinary shares for 180 days after the date of this prospectus without the prior written consent of the Underwriter. However, the Underwriter may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase ordinary shares in this offering, you will pay more for each ordinary share than the corresponding amount paid by existing shareholders for their ordinary shares. As a result, you will experience immediate dilution in net tangible book value of US$2.11 per share. See “Dilution” for a more complete description of how the value of your investment in our ordinary shares will be diluted upon the completion of this offering.

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There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our ordinary shares to significant adverse United States income tax consequences.

A non-United States corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). Although the law in this regard is not clear, we treat our consolidated VIEs as being owned by us for U.S. federal income tax purposes because we exercise effective control over the consolidated VIEs and are entitled to substantially all of their economic benefits. As a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. Assuming that we are the owner of our consolidated VIEs for U.S. federal income tax purposes, and based upon our current and expected income and assets (taking into account goodwill, other unbooked intangibles, and expected proceeds from this offering) and projections as to the value of our ordinary shares immediately following the offering, we do not presently expect to be a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be or become a PFIC in the current or foreseeable taxable years, the determination of whether we will be or become a PFIC will depend, in part, upon the value of our goodwill and other unbooked intangibles. Furthermore, the determination of whether we will be or become a PFIC will depend, in part, on the composition of our income and assets. Fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current or subsequent taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets.

Because determination of PFIC status is a fact-intensive inquiry made on an annual basis that depends upon the composition of our assets and income, no assurance can be given that we are not or will not become classified as a PFIC. If we were to be or become classified as a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation—United States Federal Income Taxation”) may incur significantly increased U.S. federal income tax on gain recognized on the sale or other disposition of our ordinary shares and on the receipt of distributions on the ordinary shares to the extent such gain or distributions is treated as an “excess distribution” under the U.S. federal income tax rules. Further, if we are classified as a PFIC for any year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ordinary shares. You are urged to consult your tax advisor concerning the United States federal income tax consequences of acquiring, holding, and disposing of ordinary shares if we are or become classified as a PFIC. For more information, see “Taxation—United States Federal Income Taxation.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company limited by shares incorporated under the laws of the British Virgin Islands. Our corporate affairs are governed by our memorandum and articles of association, the BVI Business Companies Act (the “Act”) and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are codified in the Act but are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the British Virgin Islands. In addition, British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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The British Virgin Islands courts are also unlikely:

●	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital—Differences in Corporate Law.”

Judgments obtained against us by our shareholders may not be enforceable.

We are a British Virgin Islands company and all of our assets are located outside of the United States. The majority of our current operations are conducted in the China. In addition, a majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the United States federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the British Virgin Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the British Virgin Islands and China, see “Enforceability of Civil Liabilities.”

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds of this offering. For more information, see “Use of Proceeds.” You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase our share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

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We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely as compared to that required to be filed with the SEC by U.S. domestic issuers. As a British Virgin Islands company listed on NASDAQ, we are subject to the NASDAQ corporate governance listing standards. However, NASDAQ rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the British Virgin Islands, which is our home country, may differ significantly from the NASDAQ corporate governance listing standards. Although we do not currently plan to utilize the home country exemption for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under the NASDAQ corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and NASDAQ, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company”, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals and growth strategies;

●	our expectations regarding demand for and market acceptance of our brand and platforms;

●	our ability to enter into arrangements and agreements with more universities and other educational institutions;

●	our ability to retain and increase our student enrollment;

●	our ability to offer new courses;

●	our ability to engage and retain new teachers;

●	our future business development, results of operations and financial condition;

●	our ability to maintain and improve infrastructure necessary to operate our education platforms;

●	competition in the online education industry in China;

●	the expected growth of, and trends in, the markets for our course offerings in China;

●	relevant government policies and regulations relating to our corporate structure, business and industry;

●	our expectation regarding the use of proceeds from this offering;

●	general economic and business condition in China and elsewhere; and

●	assumptions underlying or related to any of the foregoing.

You should read thoroughly this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

Assuming a maximum commission fee of 7.5%, we estimate that we will receive net proceeds from this offering of approximately US$3,957,641, if the minimum amount is raised, and approximately US$8,482,641, if the maximum amount is raised, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed initial offering price of US$5 per ordinary share.

The primary purposes of this offering are to create a public market for our shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives and obtain additional capital. We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include investing in sales and marketing activities, product development, technology research and development, establishing domestic and international branches and subsidiaries as well as strategic reserve and other general and administrative matters. The table below provides more detailed information on our use of proceeds after we complete the remittance process. We expect that 70% of the net proceeds from this offering will be used by our PRC subsidiaries and VIE entity in the form of RMB and the rest of the net proceeds will be used by us for the purposes discussed in this section, primarily establishing U.S. operations. For the net proceeds of this offering to be used in the form of RMB, we will have to convert any capital contributions or loans to our PRC subsidiaries and VIE entity from U.S. dollars to RMB pursuant to certain procedural requirements under regulations of the PRC State Administration of Foreign Exchange. See “Regulations - Regulations Relating to Foreign Exchange.”

Description of Use (1)	Percentage of Net Proceeds	Estimated Amount of Net Proceeds (Minimum Offering)	Estimated Amount of Net Proceeds (Maximum Offering)
Establishing U.S. operations	30%	$1,187,293	$2,544,793
Product development (1)	10%	$395,764	$848,264
Technology research & development (2)	10%	$395,764	$848,264
Establishing branches in China	10%	$395,764	$848,264
Advertisement and marketing (3)	10%	$395,764	$848,264
Strategic reserve	20%	$791,528	$1,696,528
Working capital (4)	10%	$395,764	$848,264
Total	100%	$3,957,641	$8,482,641

(1)	This portion of net proceeds will be used by Beijing Huaxia Dadi Distance Learning Services Co., Ltd., Beijing HuaXiaDaDi Digital Information Technology Co., Ltd. and Hunan Huafu Haihui Learning Technology Co., Ltd. for development of online courses, training platforms and other products.
(2)	This portion of net proceeds will be used by Beijing HuaXiaDaDi Digital Information Technology Co., Ltd. and Hunan Huafu Haihui Learning Technology Co., Ltd. for technology research & development.
(3)	This portion of net proceeds will be used by Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and other subsidiaries in Shanghai, Hunan, Hubei, Jiangsu and Guizhou for marketing and advertising efforts of these entities.
(4)	This portion of net proceeds will be used by Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and Beijing HuaXiaDaDi Digital Information Technology Co., Ltd. for working capital purposes.

In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries through loans or capital contributions, and to our PRC consolidated VIE through loans, and only if we satisfy the applicable government registration and approval requirements. Current PRC laws and regulations set forth remittance requirements for transferring funds from us, a British Virgin Islands company, to our PRC subsidiaries. For example, if we transfer proceeds to our PRC subsidiaries via capital contribution, our PRC subsidiaries will be required to complete the filing procedures with the PRC Ministry of Commerce. If we make loans to our PRC subsidiaries, the principal amount of such loans cannot exceed the surplus between the total investment in projects approved by the verifying governmental departments and the registered capital or twice of net worth of the relevant PRC subsidiary. If the proceeds are used to set up a new enterprise in China, we will be required to complete the record-filing or approval and other requirements set forth in the Interim Administrative Measures for the Record-filing of the Incorporation and Change of Foreign-invested Enterprises (Revised in 2017).

We cannot assure you that we will be able to meet these requirements on a timely basis, if at all. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries and PRC consolidated VIE or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

As advised by Jingtian & Gongcheng, our PRC legal counsel, the above discussed use of proceeds is within the currently applicable PRC statutory limitations, subject to the procedural requirements discussed in this section. Based on the advice of Jingtian & Gongcheng, upon the satisfaction of such procedural requirements, we will be able to use 70% of our net proceeds from this offering in the form of RMB through loans or capital contributions to our PRC subsidiaries and VIE entity without increasing the registered capital and approval investment amount of such entities.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending use of the net proceeds, we intend to hold our net proceeds in short-term, interest-bearing, financial instruments or demand deposits.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the British Virgin Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Regulations—Regulations on Foreign Exchange—Dividend Distribution.”

Our board of directors has discretion as to whether to distribute dividends, subject to applicable laws. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

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CAPITALIZATION

The following tables set forth our capitalization as of March 31, 2018:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of 1,000,000 shares, if the minimum amount is sold, and 2,000,000 shares, if the maximum amount is sold in this offering at an assumed initial public offering price of US$5 per share, the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Minimum Offering (1,000,000 Ordinary Shares)

$5,000,000

	As of March 31, 2018
	Actual	Pro forma

Short-term debt, including current portion	$1,434,391	$1,434,391

Equity:
Common stock, $0.01 par value, 30,000,000 shares authorized; 3,200,000 shares issued and outstanding, actual; 4,200,000 shares issued and outstanding, pro forma	32,000	42,000
Additional paid-in capital	217,395	4,165,036
Statutory surplus reserve	217,001	217,001
Retained earnings	7,373,306	7,373,306
Accumulated other comprehensive income	116,015	116,015
Non-controlling interest	217,596	217,596
Total equity	8,173,313	12,130,954

Total capitalization	$9,607,704	$13,565,345

Maximum Offering (2,000,000 Ordinary Shares)

$10,000,000

	As of March 31, 2018
	Actual	Pro forma

Short-term debt, including current portion	$1,434,391	$1,434,391

Shareholders’ equity:
Common stock, $0.01 par value, 30,000,000 shares authorized; 3,200,000 shares issued and outstanding, actual; 5,200,000 shares issued and outstanding, pro forma	32,000	52,000
Additional paid-in capital	217,395	8,680,036
Statutory surplus reserve	217,001	217,001
Retained earnings	7,373,306	7,373,306
Accumulated other comprehensive income	116,015	116,015
Non-controlling interest	217,596	217,596
Total equity	8,173,313	16,655,954

Total capitalization	$9,607,704	$18,090,345

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DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and our net tangible book value per share after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Dilution to New Investors if the Minimum Offering Amount is Sold

Our net tangible book value as of March 31, 2018 was approximately US$2.55 per ordinary share. Net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Dilution is determined by subtracting net tangible book value per ordinary share from the assumed public offering price per ordinary share.

Without taking into account any other changes in such net tangible book value after March 31, 2018, other than to give effect to our issuance and sale of 1,000,000 ordinary shares offered in this offering at the assumed initial public offering price of US$5 per share, the mid-point of the estimated range of the offering price, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2018 would have been approximately US$12,130,954, or US$2.89 per ordinary share to existing shareholders, and an immediate dilution in net tangible book value of US$2.11 per ordinary share to purchasers of ordinary shares in this offering.

The following table illustrates the dilution on a per ordinary share basis assuming that the initial public offering price per ordinary share is US$5:

Assumed initial public offering price per ordinary share	US$	5.00
Net tangible book value per ordinary share as of March 31, 2018	US$	2.55
Pro forma net tangible book value per ordinary share	US$	2.89
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	US$	2.11

A US$1.00 change in the assumed public offering price of US$5 per ordinary share would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma net tangible book value after giving effect to the offering by US$0.91 million, the pro forma net tangible book value per ordinary share after giving effect to this offering by US$0.22 and the dilution in pro forma net tangible book value per ordinary share to new investors in this offering by US$0.78, assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

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The following table summarizes, on a pro forma basis as of March 31, 2018, the differences between the existing shareholders and the new investors with respect to the number of ordinary shares purchased from us in this offering, the total consideration paid and the average price per ordinary share paid at an assumed initial public offering price of US$5 per share before deducting estimated underwriting discounts and commissions and estimated offering expenses.

			Total Consideration		Average Price Per
	Ordinary shares		Amount		Ordinary
	Purchased		(in thousands		Share
	Number	Percent	of US$)	Percent	US$
Existing shareholders	3,200,000	76.19%	249.40	4.75%	0.08
New investors	1,000,000	23.81%	5,000.00	95.25%	5.00
Total	4,200,000	100.00%	5,249.40	100.00%	1.250

A US$1.00 change in the assumed public offering price of US$5 per share would, in the case of an increase, increase and, in the case of a decrease, decrease total consideration paid by new investors, total consideration paid by all shareholders, average price per ordinary share paid by all shareholders by US$1,000,000, US$1,000,000, and US$0.24, respectively, assuming the sale of 1,000,000 ordinary shares at US$5, the mid-point of the range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The discussion and tables above also assume no exercise of any stock options outstanding as of the date of this prospectus.

Dilution to New Investors if the Maximum Offering Amount is Sold

Our net tangible book value as of March 31, 2018 was approximately US$2.55 per ordinary share. Net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Dilution is determined by subtracting net tangible book value per ordinary share from the assumed public offering price per ordinary share.

Without taking into account any other changes in such net tangible book value after March 31, 2018, other than to give effect to our issuance and sale of 2,000,000 ordinary shares offered in this offering at the assumed initial public offering price of US$5 per share, the mid-point of the estimated range of the offering price, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2018 would have been approximately US$16,655,954, or US$3.20 per ordinary share, to existing shareholders and an immediate dilution in net tangible book value of US$1.80 per ordinary share, to purchasers of ordinary shares in this offering.

The following table illustrates the dilution on a per ordinary share basis assuming that the initial public offering price per ordinary share is US$5:

Assumed initial public offering price per ordinary share	US$	5.00
Net tangible book value per ordinary share as of March 31, 2018	US$	2.55
Pro forma net tangible book value per ordinary share	US$	3.20
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	US$	1.80

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A US$1.00 change in the assumed public offering price of US$5 per ordinary share would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma net tangible book value after giving effect to the offering by US$1.81 million, the pro forma net tangible book value per ordinary share after giving effect to this offering by US$0.35 and the dilution in pro forma net tangible book value per ordinary share to new investors in this offering by US$0.65, assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ordinary shares and other terms of this offering determined at pricing.

The following table summarizes, on a pro forma basis as of March 31, 2018, the differences between the existing shareholders and the new investors with respect to the number of ordinary shares purchased from us in this offering, the total consideration paid and the average price per ordinary share paid at an assumed initial public offering price of US$5 per share before deducting estimated underwriting discounts and commissions and estimated offering expenses.

			Total Consideration		Average Price Per
	Ordinary shares Purchased		Amount (in thousands		Ordinary Share
	Number	Percent	of US$)	Percent	US$
Existing shareholders	3,200,000	61.54%	249.40	2.43%	0.08
New investors	2,000,000	38.46%	10,000.00	97.57%	5.00
Total	5,200,000	100.00%	10,249.40	100.00%	1.971

A US$1.00 change in the assumed public offering price of US$5 per share would, in the case of an increase, increase and, in the case of a decrease, decrease total consideration paid by new investors, total consideration paid by all shareholders, average price per ordinary share paid by all shareholders by US$2,000,000, US$2,000,000 and US$0.38, respectively, assuming the sale of 2,000,000 ordinary shares at US$5, the mid-point of the range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The discussion and tables above also assume no exercise of any stock options outstanding as of the date of this prospectus.

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EXCHANGE RATE INFORMATION

Our reporting currency is the Renminbi because our business is mainly conducted in China and all of our revenues are denominated in Renminbi. This prospectus contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the rate indicated on www.oanda.com. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at the rate as of the end of the applicable period, that is, RMB 6.2807 to US$1.00, the rate in effect as of March 31, 2018, RMB 6.8912 to US$1.00, the rate in effect as of March 31, 2017, RMB 6.4494 to US$1.00, the rate in effect as of March 31, 2016, or RMB 6.1197 to US$1.00, the rate in effect as of March 31, 2015, as applicable. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On June 14, 2018, the rate was RMB 6.3970 to US$1.00.

The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

	Midpoint of Buy and Sell Prices for U.S. Dollar per RMB
	Period End	Average(1)	Low	High
	(RMB per US$1.00)
2012	6.3090	6.3115	6.2289	6.3862
2013	6.1090	6.1938	6.1084	6.3087
2014	6.1484	6.1458	6.0880	6.2080
2015	6.4917	6.2288	6.0933	6.4917
2016	6.9448	6.6441	6.4494	7.0672
2017
January	6.8817	6.8987	6.8466	6.9535
February	6.8689	6.8723	6.8541	6.8842
March	6.8912	6.8947	6.8681	6.9155
April	6.8969	6.8890	6.8457	6.9094
May	6.8284	6.8852	6.8284	6.9063
June	6.7774	6.8090	6.7774	6.8382
July	6.7252	6.7721	6.7252	6.8054
August	6.5944	6.6726	6.5918	6.7320
September	6.6549	6.5664	6.4686	6.6628
October	6.6332	6.6275	6.5792	6.6550
November	6.6113	6.6222	6.5745	6.6414
December	6.5074	6.5905	6.5074	6.6206
2018
January	6.2976	6.4284	6.2976	6.5186
February	6.3278	6.3207	6.2660	6.3524
March	6.2807	6.3219	6.2742	6.3497
April	6.3313	6.2988	6.2750	6.3362
May	6.4089	6.3710	6.3350	6.4211
June (Through June 14, 2018)	6.3970	6.4050	6.3910	6.4195

Source: www.oanda.com

Notes:

(1)	Annual averages were calculated by using the average of the exchange rates on the last day of each month during the relevant year. Monthly averages are calculated by using the average of the daily rates during the relevant month.

46

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the British Virgin Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system; and

●	the absence of exchange control or currency restrictions; and the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to, the following:

●	the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our current operations are conducted in the People’s Republic of China (the “PRC”), and all of our assets are located in the PRC. All of our current directors and officers are nationals and residents of the PRC and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Maples and Calder, our counsel as to British Virgin Islands law, and Jingtian & Gongcheng, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the British Virgin Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder has informed us that it is uncertain whether the courts of the British Virgin Islands will allow shareholders of our company to originate actions in the British Virgin Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to British Virgin Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands will not recognize or enforce the judgment against a British Virgin Islands company, such as our company. As the courts of the British Virgin Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the British Virgin Islands. Maples and Calder has further advised us that the courts of the British Virgin Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that: (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the British Virgin Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands; and (vi) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

We have been advised by Jingtian & Gongcheng that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or British Virgin Islands courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Jingtian & Gongcheng has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the British Virgin Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the British Virgin Islands.

47

CORPORATE HISTORY AND STRUCTURE

We began our operations in December 1999 through Beijing Distance Learning, a company formed under the laws of PRC. Beijing Distance Learning was formed to engage in the business of online training for self-taught higher education examination in Beijing. In July 2012, we formed Wah Fu Education Group Limited under the laws of the British Virgin Islands as an offshore holding company under the former name “Wah Fu Trade Limited”, which was changed to our current name in 2016. In May 2016, we established our wholly-owned Hong Kong subsidiary, Wah Fu Education Holding Limited, which currently exists as a holding company. We conduct our business through our subsidiaries and affiliated entities in China, which are described below. Through contractual arrangements described below, we control 100% of Beijing Digital Information. These contractual arrangements allow us to effectively control and derive 100% of the economic interest from Beijing Digital Information. In addition, we directly own equity interest of a number of PRC entities. Below is a list of our operating subsidiaries and variable interest entity:

●	Beijing Huaxia Dadi Distance Learning Services Co., Ltd.: our wholly owned subsidiary formed under the laws of PRC in 1999. The current business operations of Beijing Distance Learning include research and development of long-distance education software and development of long-distance education resources and information.

●	Beijing HuaXiaDadi Digital Information Technology Co., Ltd.: our variable interest entity formed under the laws of PRC in September 2000. The current business operations of Beijing Digital Information include platform development, upgrading, maintenance and other related services. This entity also holds an ICP license for our website, www.edu-edu.com.

●	Shanghai Xin Fu Network Technology Co., Ltd.: our wholly owned subsidiary formed under the laws of PRC in July 2015 to engage in the business of development of internet technology and computer technology, technological consulting, services and transfer. Shanghai Xin Fu currently doesn’t have any business operations.

●	Shanghai Xia Shu Network Technology Co., Ltd.: our wholly owned subsidiary formed under the laws of PRC in April 2016 to enter into agreements relating to the platform in Shanghai for tax reasons.

●	Hunan Huafu Haihui Learning Technology Co., Ltd.: our subsidiary formed under the laws of PRC in June 2015. We own 75% of the equity interests of this entity. Its primary business purpose is to provide technology services in Hunan relating to online platforms for preparation of various examinations.

●	Beijing HuaxiaDadi Digital Information Technology Co., Ltd. – Shandong Branch: a branch company of our variable interest entity, Beijing Digital Information, formed under the laws of PRC in August 2013 formed for the purpose of providing future services in Shandong. Shandong Branch currently does not have any business operations.

●	Huaxia MOOC(Hubei) Network Technology Co., Ltd.: a company formed under the laws of PRC in March 2017 to provide exam preparation services in Hubei. We currently own 65% of the equity interest of this entity. Cuntao Hou, our Vice President of Sales, currently owns 5% of the equity interest in this entity. The rest of its equity interest is owned by third party individuals and entities that are not affiliated with us or any of our officers and directors.

●	Nanjin Suyun Education Technology Co., Ltd.: a company formed under the laws of PRC in March 2017 to provide exam preparation services in Jiangsu. We currently own 70% of the equity interest of this entity. The rest of its equity interest is owned by third party individuals and entities that are not affiliated with us or any of our officers and directors.

●	Guizhou Huafu Qianyun Network Technology Co., Ltd.: a company formed under the laws of PRC in April 2017 to provide exam preparation services in Guizhou. We currently own 51% of the equity interest of this entity. The rest of its equity interest is owned by third party individuals and entities that are not affiliated with us or any of our officers and directors.

Due to PRC legal restrictions on foreign ownership and investment in the value-added telecommunications market, we operate our online platform through Beijing Digital Information, our PRC consolidated variable interest entity (“VIE”). Beijing Digital Information holds our ICP license necessary to operate our online platform in China, our domain names, including www.edu-edu.com, our registered trademarks in China and our registered software copyrights that are essential to the Company’s online operation in PRC. We rely on a series of contractual arrangements among Beijing Digital Information and its shareholders to operate our online and mobile platforms in China. These contractual arrangements enable us to:

●	exercise effective control over Beijing Digital Information;

●	receive substantially all of the economic benefits of Beijing Digital Information in consideration for the services provided by us; and

●	have an exclusive option to purchase all of the equity interests in Beijing Digital Information when and to the extent permitted under PRC law.

We do not own equity interests in Beijing Digital Information. However, as a result of these contractual arrangements, we are the primary beneficiary of Beijing Digital Information and treat it as our consolidated VIE under U.S. GAAP. We depend upon dividends and other distributions paid to us by our PRC subsidiaries, primarily Beijng Distance Learning. Beijing Distance Learning partially relies on service fees paid by our variable interest entity Beijing Digital Information. For the year ended March 31, 2018 and 2017, 13.8% and 17.9% of our consolidated revenue was derived from Beijing Digital Information. Our affiliated variable interest entity, Beijing Digital Information, did not pay any fee to our PRC subsidiary, Beijing Distance Learning for fiscal years ending March 31, 2018 and 2017 since our VIE agreements were executed in August 2017. We did not receive any dividends from our PRC subsidiaries in the past two fiscal years and expect that these levels will continue in the future.

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As discussed in details in “Regulations – Regulations Relating to Foreign Investment” and “Regulations - Regulations Relating to Foreign Exchange”, current PRC laws and regulations set forth restrictions on payment of dividends by PRC companies, foreign exchange and foreign investment in PRC companies. As such, we do not have unfettered access to revenues of our PRC subsidiaries and variable interest entity. See “Risk Factors – Risks Related to Doing Business in China” and “Risk Factor – Risks Related to Our Corporate Structure.”

The following is a summary of the contracts by and among our subsidiary Beijing Distance Learning, our PRC consolidated VIE Beijing Digital Information, and the shareholders of Beijing Digital Information; each of which is currently in full force and effect.

The series of contractual agreements include the following:

Exclusive Business Cooperation Agreement

Under the business cooperation agreement, Beijing Digital Information engages Beijing Distance Learning as its exclusive technical and operational consultant and under which Beijing Distance Learning agrees to assist in business development and related services necessary to conduct Beijing Digital Information’ operational activities. Beijing Digital Information shall not seek or accept similar services from other providers without the prior written approval of Beijing Distance Learning. The agreements will be effective as long as Beijing Digital Information exists. Beijing Distance Learning may terminate this agreement at any time by giving a prior written notice to Beijing Digital Information.

Under the above agreements, the shareholders of Beijing Digital Information irrevocably granted Beijing Distance Learning the power to exercise all voting rights to which they were entitled. In addition, Beijing Distance Learning has the option to acquire all of the equity interests in Beijing Digital Information, to the extent permitted by the then-effective PRC laws and regulations, for nominal consideration. Finally, Beijing Distance Learning is entitled to receive service fees for certain services to be provided to Beijing Digital Information.

Exclusive Option Agreement

Under the exclusive option agreement, in consideration of an aggregate payment of RMB2,000,000, each of the shareholders of Beijing Digital Information has granted Beijing Distance Learning or its designated representative(s) an irrevocable and exclusive option to purchase their equity interests in Beijing Digital Information when and to the extent permitted by PRC law. Beijing Distance Learning or its designated representative(s) has sole discretion as to when to exercise such options, either in part or in full. Without Beijing Distance Learning’s written consent, the shareholders of Beijing Digital Information shall not transfer, donate, pledge, or otherwise dispose any equity interests of Beijing Digital Information in any way. The acquisition price for the equity interests will be RMB2,000,000 or the minimum amount of consideration permitted under the PRC law at the time when the option is exercised if such minimum price is higher. The agreement cannot be terminated by Beijing Digital Information or their shareholders. The agreement remains in effective until all the equity interests of each shareholder of Beijing Digital Information transfers to Beijing Distance Learning or its designee(s).

Equity Interest Pledge Agreement

Under the equity interest pledge agreement, each of the shareholders pledged all of their equity interests in Beijing Digital Information to Beijing Distance Learning as collateral to secure their obligations under the equity pledge agreement, the exclusive option agreement and the powers of attorney. If the shareholders of Beijing Digital Information breach their respective contractual obligations, Beijing Distance Learning, as pledgee, will be entitled to certain rights, including the right to dispose the pledged equity interests. Pursuant to the agreement, the shareholders of Beijing Digital Information shall not transfer, assign or otherwise create any new encumbrance on their respective equity interest in Beijing Digital Information without prior written consent of Beijing Distance Learning. The equity pledge right held by Beijing Distance Learning will terminate upon the satisfaction of all its obligations by all parties under the VIE contractual arrangements.

Power of Attorney

Each of the shareholders of Beijing Digital Information has executed a power of attorney to grant Beijing Distance Learning the power of attorney to act on his or her behalf on all matters pertaining to Beijing Digital Information and to exercise all of his or her rights as a shareholder of Beijing Digital Information, including but not limited to convene, attend and vote at shareholders’ meetings and designate and appoint directors and senior management members. The power of attorney will remain in effect unless each shareholder ceases to own any equity interests of Beijing Digital Information.

If our variable interest entity and its shareholders fail to perform their obligations under the above contractual arrangements, we could be limited in our ability to enforce these VIE agreements and maintain effective control over our variable interest entity Beijing Digital Information. See “Risk Factors – Risks Related to Our Corporate Structure - Any failure by Beijing Digital Information or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.” If we are unable to maintain effective control, we would not be able to continue to consolidate Beijing Digital Information’s financial results. See “Risk Factors – Risks Related to Our Corporate Structure - If the PRC government finds that the contractual arrangements that establish the structure for holding our Internet Content Provider (“ICP”) license do not comply with applicable PRC laws and regulations, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Risk Factors – Risks Related to Our Corporate Structure - We rely on contractual arrangements with Beijing Digital Information and its shareholders for a portion of our business operations, which may not be as effective as direct ownership in providing operational control.”

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The following diagram illustrates our ownership and corporate structure immediately prior to this offering:

Pre- IPO Ownership and Organization Chart

Our corporate and ownership structure immediately after this offering will be as follows:

Post-IPO Ownership and Organization Chart

(1)	assuming the minimum amount is raised.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated income and comprehensive income data for the years ended March 31, 2018 and 2017, selected consolidated balance sheet data as of March 31, 2018 and 2017 and selected consolidated cash flow data for the years ended March 31, 2018 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

(All amounts in U.S. dollars)

Selected Consolidated Statements of Income:

	For the years ended March 31,
	2018	2017
Revenues	$5,967,896	$5,172,688
Gross profit	$3,738,400	$3,021,289
Operating expenses	$2,665,906	$2,362,477
Income from operations	$1,072,494	$658,812
Provision for Income taxes	$92,023	$105,952
Net income	$1,203,477	$617,231

Selected Consolidated Balance Sheet Data:

	As of March 31,
	2018	2017
Current assets	$8,209,362	$6,610,821
Total assets	$9,607,704	$7,290,282
Current liabilities	$1,434,391	$1,038,238
Total liabilities	$1,434,391	$1,038,238
Total shareholders’ equity (net assets)	$8,173,313	$6,252,044

Selected Consolidated Cash Flow Data:

	For the years ended March 31,
	2018	2017
Net cash provided by (used in) operating activities	$(441,647)	$1,292,819
Net cash used in investing activities	$(1,257,949)	$(580,715)
Net cash provided by financing activities	$351,334	$66,861
Effect of exchange rate changes on cash	$470,449	$(349,732)
Net increase in cash	$(877,813)	$429,233
Cash, beginning of year	$5,600,768	$5,171,535
Cash, end of year	$4,722,955	$5,600,768

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

As described elsewhere in this prospectus, all share amounts and per share amounts in this prospectus have been presented on a pro-forma basis to reflect a forward stock split of the authorized and outstanding ordinary share at a ratio of 100-for-1 effected on March 16, 2018 and subsequent surrender of an aggregate of 1,800,000 ordinary shares by existing shareholders on a pro rata basis.

Business Overview

We are a holding company incorporated under the laws of the British Virgin Islands. Through our subsidiaries and variable interest entity, we provide online exam preparation services and related technology solutions and produce online training course materials in China and have been in operation for nearly 17 years. We develop our own online education materials that are offered through the cloud and that can be used for a wide range of purposes, such as standard examination preparation, professional training and interactive programs for educational purposes other than exam preparation. We also produce thousands of online classes. Our services not only include development of online education platforms and online course materials but also include comprehensive cloud service for online education and exam preparation training. The bulk of our operations is conducted via our wholly owned subsidiaries, primarily Beijing Huaxia Dadi Distance Learning Services Co., Ltd. while the rest of our business operations, including certain portions of our B2C services and technology services, are conducted through our variable interest entity Beijing Huaxia Dadi Digital Information Technology Co., Ltd. We do not directly own the businesses or assets in the PRC that are operated by our variable interest entity, including our PRC internet content license.

We currently have the following two business segments:

Online Education Segment

Our online education segment comprises two types of online services:

Online Education Cloud Service (“B2B2C”)

We provide online education platforms to institutions, such as universities and training institutions, and online course development service companies. Our teachers are well regarded and recommended by our clients, which include universities and academic institutions. Through our product development team, we interview and enlist teachers who we use to record teaching sessions. In return, we provide fixed compensation to teachers. We have developed three separate types of B2B2C platforms: a self-study examination platform, a continuing education platform and a non-diploma training platform (which allows students to enroll in courses for college credit). These platforms are available both online and via mobile applications that we design for each of our clients. Currently, we are primarily focused on providing clients with B2B2C services relating to self-study examinations, which are a set of standard national examinations necessary to obtain college degrees in China. We have offered such services since September 2009. We also entered into the adult education field and launched our continuing education platforms in late 2016. Currently, there are over 700 courses available on our adult continuing education platforms and approximately 60 universities and education institutions are testing these platforms. We commenced offering our non-diploma training platforms in March 2017. We currently provide services in ten provinces in China and believe that we are the leading service provider in this market.

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Online Training Service (“B2C”)

We provide online training and examination preparation services directly to students for a fee. We have provided this service since 2000, however, due to limited marketing efforts, the revenue generated from this service has been limited. We have been increasing our marketing efforts for our B2C service since early 2017 and our revenue from this service increased 97% for the year ended March 31, 2018 compared to the same period of 2017. With the increased demand for continuing education, we plan to further expand our B2C service. In connection with our B2C service, we provide an online cloud education platform targeting end users, which is available both online and via the mobile applications we design for each program. We plan to license this platform to other offline education and training institutions for them to offer online services and to manage their online courses and online users. Students that use this service are primarily college students and students preparing for the self-study examination. During the year ended March 31, 2018, we provided approximately 490,000 courses to students.

Technology Research and Development Services

Another major aspect of our business is dedicated to developing and maintaining online education platforms and online courses for our clients, comprising universities, government agencies and private clients such as publishers and education service companies. We also provide consulting, maintenance and updating services relating to online education programs we have developed for our clients. We have provided these services to our clients since Beijing Distance Learning commenced operations in 1999. Our largest clients in our technology services are Shanghai World Publishing Co. and the State Intellectual Property Bureau Training Center. Pursuant to our agreements with Shanghai World Publishing Co., we develop and update platforms for its Electric Backpack program, an online interactive teaching program for elementary and middle school students in China. We have been providing online course development services to the State Intellectual Property Bureau Training Center since 2002. Our services to the center include training course recording, editing and posting as well as platform maintenance and updating for a fixed fee agreed upon by both parties.

Factors Affecting Our Results of Operations

We have benefited significantly from the following recent trends in the China educational and career enhancement services market and we anticipate that the demand for online education will continue to grow:

Increasing Internet and broadband penetration rates in China - We have benefited from the rapid improvement of internet and broadband connectivity in China, which have increased the accessibility of online education courses as an effective and convenient way for people to meet their educational and career development needs.

Increasing awareness of the importance of higher and professional education - We believe people in China are increasingly willing to invest in higher and professional education as it may lead to better career opportunities and enhanced earning power. We also believe that the market for post-secondary education and career enhancement services in China is expected to grow due to demand from various sources, including demand from employers for well-trained professionals, demand from an increasing number of high school and university graduates seeking employment that requires practical skills and professional certifications, and demand from working professionals who wish to further achieve their career and salary advancement potential.

Need to differentiate oneself from peers - Each step of academic advancement requires an individual to differentiate oneself. Despite China’s rapid economic growth, university students in China are experiencing difficulties in finding an ideal job that meets their salary and personal growth expectations upon graduation. According to the 2017 Chinese College Graduates’ Employment Annual Report by MyCOS Research, only about 65% of college graduates were satisfied with their jobs. We believe that, in this highly competitive job market, many students may choose to enhance their core skill sets by taking additional training courses or obtaining a second degree to differentiate themselves from their peers in order to get a better job. This may increase demand for our services and products.

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While our business is influenced by factors affecting the education and career enhancement industries in China generally and by conditions in each of the geographic markets we serve within China, we believe our business is more directly affected by company-specific factors, including, among others:

Number of enrollments in our courses - Our ability to generate and grow our revenues is primarily affected by our ability to increase the number of course enrollments. This in turn is driven by several factors, including government and industry requirements for education in various professions, recognition of our brand and services, Internet and broadband connectivity rate, and the perceived effectiveness of our education courses.

Fees for our courses - Our revenue is also affected by the amount of fees we charge for our courses, which depends on the overall demand, the prices and availability of competing courses, and the perception of the quality and effectiveness of our courses. We may also experience pricing pressure as we expand our course offerings into new areas, or new service within existing areas that we cover, in an effort to attract new course participants.

Our ability to expand the range of courses and other services - Our ability to address market needs by expanding the range of our course offerings and other services has a direct impact on our ability to maintain growth in our course enrollments. Diversifying our sources of revenues also helps protect us from potential reduced course enrollment due to down-turns in certain industries or professions. To date, we have provided not only diversified online education courses, such as courses of laws, mathematics, accounting, nursing to participants, but also technological development and operation services to other educational organizations such as universities. In the future, we will continue to expand our course offerings in other areas to diversify and further grow our revenues.

Our ability to maintain and expand cooperation with universities and colleges - our ability to maintain and expand our customer base will have a material impact on our operations. A majority of our revenue is derived from our cooperation with universities and colleges. We have entered into agreements with more than 100 universities and colleges to provide online education services or technological services and expect to keep expanding our customer base in the near future. If we fail to maintain or further expand our customer base, our results of operations will be adversely affected.

Trend Information

We have noted the existence of the following trends, all of which are likely to affect our business to the extent they continue in the future:

China’s economy is growing rapidly

We have benefited significantly from overall economic growth and the expansion of the education market in China. Economic growth and increasing domestic consumption in China have contributed to a significant increase in spending on education. According to data from National Bureau of Statistics of China, gross domestic product (“GDP”) of China reached RMB 74,412 billion in year 2016, increased by 37.7% over year 2012; disposable income per capita of urban residents increased from RMB 24,565 in 2012 to RMB 33,616 in 2016, representing the increase of 8.16% during this period. (Source: China Research and Intelligence www.shcri.com) We believe that the increase trend of the disposable income per capita creates favorable economic environment for online self-taught higher education. People who would like to obtain more education will invest more in education as their disposable income increases.

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Market size of China’s Online Self-taught Higher Education is increasing

As reflected in the table below, the scale of China’s online education industry was enlarged in recent years, mainly driven by the internet technology upgrading. The self-taught higher education sector was transformed from offline classroom schooling to online platforms because of the broader audience reached and the economic benefit provided by online platforms. Therefore, the market size of China’s online self-taught higher education grew rapidly year by year, exceeded RMB 20 billion (approximately of $3.2 billion as of March 31, 2018) in year 2016.

	2012	2013	2014	2015	2016
Market Size (RMB, billion)	10.51	12.60	14.97	18.38	23.40

(Source: China Research and Intelligence www.shcri.com)

Market size of Online Self-taught Higher Education B2B2C Service in China is also increasing

As reflected in the table below, B2B2C service is our major service line. For the year ended March 31, 2018, approximately 75% of our revenue was generated from B2B2C service. Market size of online self-taught higher education B2B2C service in China increased from RMB 52.5 million ($8.4 million as of March 31, 2018) to RMB 543.3 million ($86.5 million as of March 31, 2018) from year 2012 to year 2016, and is expected to be RMB 815 million ($129.8 million as of March 31, 2018) for year 2017.

	2012	2013	2014	2015	2016	2017E
Market Size (RMB, million)	52.50	130.50	272.70	393.90	543.30	815.00

(Source: China Research and Intelligence www.shcri.com)

Steps to Improve Our Performance

Recruiting professional personnel is expected to help increase our sales.

We believe that our existing products and services with technological development of our online platform and quality improvement of our online courses will enable us to capture increased market demands for online education. With these opportunities we are able to provide, we plan to expand our team by recruiting professionals in various fields. In recent years, supply and demand of professionals tend to be stable, as long as we can provide development opportunities, we are able to hire more outstanding personnel, such as technology development professionals, online course producers, teaching professionals and senior management expertise. As our team keeps growing, we expect to be able to improve the quality of our courses, negotiate and cooperate with more schools, achieve more revenue and better financial results.

We expect our income will benefit from the implementation of “Provincial Partnership Model.”

There are 32 provinces in China and the population in each province varies from tens of millions to hundreds of millions. We are currently implementing a “Provincial Partnership Model” under which we establish subsidiaries in different provinces. Our local partners in each province, who are also the shareholders of each local subsidiary, can develop business not only with the reputation, platform and courses of the Company, but also with their own capability and deep understanding of local education market. We have founded subsidiaries in Hunan, Hubei, Jiangsu and Guizhou Province in the past two fiscal years and the incorporation of Jiangxi subsidiary is in process. We believe that this “Provincial Partnership Model” will create more revenue by motivating our partners of subsidiaries to explore potential market and provide better services to local customers. Meanwhile, “Provincial Partnership Model” will decrease the Company’s payroll and travel expenses by hiring local staff instead of recruiting staff in Beijing, where our headquarters is located.

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Other than self-taught higher education courses, we are exploring online non-diploma education courses and adult continuing higher education courses

(1)	Online non-diploma education courses

As of now, most of our online courses are provided to self-taught learners and college students pursuing higher education degrees. We are also exploring non-diploma education courses and professional development courses for qualification certificates. For example, we have completed development of online courses for the “National Teacher Certificate Examination”. There are a very limited amount of institutions developing courses for the “National Teacher Certificate Examination” in China, especially promoting these courses through B2B2C model like us. Therefore, competition in this field is not strong. On the other hand, our online education platform was successfully built and there will be much less cost in the upcoming periods. As such, our gross profit is more likely to increase with the development of other professional development courses.

(2)	Online adult continuing higher education courses

Adult higher education examination is an alternative way to obtain higher education for adults and an important part of China’s higher education system. According to the statistics from China Research and Intelligence www.shcri.com, there were 288 universities and colleges offering continuing education services, mainly adopting face-to-face teaching at present. There is barely B2B2C service provider for adult continuing higher education courses and market size of China’s online continuing higher education is relatively small. The market size of online continuing higher education increased from RMB 7.85 billion ($1.3 billion as of March 31, 2018) in 2012 to RMB 17.8 billion ($2.8 billion as of March 31, 2018) in 2016, representing an increase of 22.71% from 2012 to 2016.

	2012	2013	2014	2015	2016
Market Size (RMB, billion)	7.85	9.91	13.68	15.24	17.80

We entered into the adult education field and launched our continuing education platforms in late 2016. Currently, there are over 70 universities and education institutions testing our platforms. During the year ended March 31, 2018, revenue derived from online adult continuing higher-education course was $18,042. Given the unmet market demands for this type of services as well as the PRC government’s promotion of the “Internet Plus” model, China’s institutions of higher education, including our existing and potential clients, will likely increase their use of adult continuing higher education cloud platform to standardize teaching process and monitor learning process. As such, we expect our revenue from services for online adult continuing education will increase in the long term.

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Results of Operations for the Years Ended March 31, 2018 and 2017

The following table sets forth a summary, for the periods indicated, of our consolidated results of operations and each item expressed as a percentage of our total net revenues. Our historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended March 31,		Variance
	2018	2017	Amount	%
Revenue	$5,967,896	$5,172,688	$795,208	15.37%
Cost of revenue and related tax	2,229,496	2,151,399	78,097	3.63%
Gross profit	3,738,400	3,021,289	717,111	23.74%
Selling expenses	1,084,599	702,337	382,262	54.43%
General and administrative expenses	1,581,307	1,660,140	(78,833)	(4.75)%
Income from operations	1,072,494	658,812	413,682	62.79%
Interest income	177,723	107,777	69,946	64.90%
Income (loss) from investments in unconsolidated entities	56,421	(36,171)	92,592	(255.98)%
Other expenses	(11,138)	(7,235)	(3,903)	53.95%
Income before income tax provision	1,295,500	723,183	572,317	79.14%
Provision for income taxes	92,023	105,952	(13,929)	(13.15)%
Net income	$1,203,477	$617,231	$586,246	94.98%
Other comprehensive income (loss): foreign currency translation gain (loss)	676,673	(396,923)	1,073,596	(270.48)%
Less: Comprehensive income attributable to non-controlling interest	74,680	43,969	30,711	69.85%
Comprehensive income attributable to Wah Fu Education Group Ltd.	$1,805,470	$176,339	$1,629,131	923.86%

Revenues

We derive revenues from online education services and technological development and operation services. Our net revenues are presented net of PRC business tax and related surcharges, as well as value-added taxes. The following table sets forth a breakdown of our total revenues for the periods indicated:

	For the years ended March 31,				Variance
	2018	%	2017	%	Amount	%
Online education services	$5,022,085	84.15%	$4,732,843	91.50%	$289,242	6.11%
Technological development and operation services	945,811	15.85%	439,845	8.50%	505,966	115.03%
Total Amount	$5,967,896	100.00%	$5,172,688	100.00%	$795,208	15.37%

We derive most of our revenues from online education services. Our online education services mainly consist of courses designed for self-taught learners pursuing higher education degrees, including laws, mathematics, accounting, nursing, administration management and others. In addition, we provided continuing education and professional development courses to students, such as information technology, accounting and language courses.

To enroll in our courses, course participants may choose to purchase pre-paid study cards from our distributors or to pay us through bank transfers, online payments with credit cards and debit cards issued by major banks in China, and through third-party online payment platforms such as Alipay and WeChat Pay.

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We also provide technological development and operation services, such as information technology system designing and monitoring, daily system supporting, cloud platform development and other related services.

For the years ended March 31, 2018 and 2017, revenue derived from online education services was $5,022,085 and $4,732,843, respectively, which represented an increase of $289,242 or 6.11%. The increase was primarily attributable to the increased revenue from our B2C service. With the increased demand for continuing education, we have been increasing our marketing efforts for our B2C service since early 2017 and our revenue from B2C service increased by $272,432 or 97% for the year ended March 31, 2018 compared to the same period of 2017. Revenue generated from B2B2C increased by 16,810 or 0.38% for the year ended March 31, 2018 compared to the same period of 2017. The increase was primarily due to the increased revenue from Hunan Huafu, as the Company actively explored and expanded its business and provided more B2B2C services in Hunan Province during the year end March 31, 2018. The increase was partially offset by the decreased B2B2C revenue from Distance Learning due to the reduced total number of courses sold under the B2B2C model during the year ended March 31, 2018 compared to the same period of 2017. The main reason for a decreased number of B2B2C courses sold was that, in certain provinces, such as Hubei and Jiang Xi, due to the implementation of local policies, the number of self-study examinations held each year has reduced from three or four times to twice, and the duration of each self-study examination has reduced to two days, which results in a less number of subjects that could be applied by each self-studied students. Therefore, the number of courses taken by the students reduced during the year ended March 31, 2018. Since the total number of subjects for the self-student examination does not change, the number of courses taken by each student remains the same. Even though it might take longer for each student to complete all the courses, total revenue earned by the Company will not decrease. Therefore, we expect this change in self-study examination policy will not have material impact on our revenue for B2B2C services in a long run.

For the years ended March 31, 2018 and 2017, revenue from technological development and operation services was $945,811 and $439,845, respectively, representing an increase of $505,966 or 115.03%. The increase was mainly attributable to our cooperation with a new client, Zhengqingheya Education Technology (Beijing) Co., Ltd. (“Zhengqingheya”). We entered into a training platform development contract with Zhengqingheya in April, 2017 and recognized revenue of $0.24 million during the year ended March 31, 2018. The increase was also attributable to our cooperation with another new client, Higher Education Press. (“High Education”). We entered into an online video course procurement contract with High Education in December, 2017 and recognized revenue of $0.15 million during the year ended March 31, 2018.

Moreover, the increase in revenue was due to the appreciation of RMB against USD. The average translation rates for the years ended March 31, 2018 and 2017 were at 1 RMB to $0.1509 USD and at 1 RMB to $0.1486 USD, respectively, which represented an increase of 1.56%.

Cost of Revenue

The following table sets forth the breakdown of the Company’s cost of revenue for the years ended March 31, 2018 and 2017, respectively:

	For the years ended March 31,				Variance
	2018	%	2017	%	Amount	%
Online education services	$1,788,288	80.21%	$1,922,916	89.38%	$(134,628)	(7.00)%
Technological development and operation services	414,080	18.57%	195,035	9.07%	219,045	112.31%
Business and sales related tax	27,128	1.22%	33,448	1.55%	(6,320)	(18.90)%
Total Amount	$2,229,496	100.00%	$2,151,399	100.00%	$78,097	3.63%

Cost of revenue accounted for 37.4% and 41.6% of our net revenues in the fiscal years ended March 31, 2018 and 2017, respectively. Cost of revenue is mainly composed of salaries and related expenses for our teaching support, course and content development, website maintenance and information technology technicians and other employees, fees paid to our course lecturers, depreciation and amortization expenses, server relocation and bandwidth leasing fees paid to third-party providers and other miscellaneous expenses.

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For the years ended March 31, 2018 and 2017, cost of revenue from online education services was $1,788,288 and $1,922,916, respectively, representing a decrease of $134,628 or 7.00%. The decrease in cost of revenue of online education services was primarily attributable to the decrease in collaboration fees paid to outsourced developers, which were $322,013 and $427,494 during the years ended March 31, 2018 and 2017, respectively. As the most part of our online education platform development was completed in fiscal year 2017, we spent less on platform development in the current period. In addition, the maintenance of the platform was mainly completed by our in-house specialists, which cost was less than the outsourced developers. As a result, the overall cost of revenue for online education services decreased for the year ended March 31, 2018.

For the years ended March 31, 2018 and 2017, cost of revenue from technological development and operation services was $414,080 and $195,035, respectively, representing an increase of $219,045 or 112.31%. The increase was mainly attributable to the increase in labor cost due to the reason that there was an increase in the number of technological development projects during the year ended March 31, 2018 compared to the same period of 2017, as mentioned in the revenue analysis section of technological development and operation services. The Company hired more specialists working for the technological development projects, hence labor cost was increased in the current period. The increase was partially offset by the decrease in collaboration fees paid to outsourced developers, as most part of our projects was completed by our in-house specialists and the Company used less services from outsourced developers during the year ended March 31, 2018 compared to the same period of 2017.

Gross Profit

The following table sets forth the breakdown of the Company’s gross profit for the years ended March 31, 2018 and 2017, respectively:

	For the years ended March 31,				Variance
	2018	%	2017	%	Amount	%
Online education services	$3,210,968	85.89%	$2,779,323	91.99%	$431,645	15.53%
Technological development and operation services	527,432	14.11%	241,966	8.01%	285,466	117.98%
Total Amount	$3,738,400	100.00%	$3,021,289	100.00%	$717,111	23.74%

Gross profit from online education services increased by $431,645 or 15.53% for the year ended March 31, 2018 as compared to the same period of 2017. The increase in gross profit of online education services was primarily due to the increase in revenue and the decrease in cost of revenue, as discussed above.

Gross profit from technological development and operation services increased by $285,466 or 117.98% for the year ended March 31, 2018 as compared to the same period of 2017. The increase of technological development and operation services was mainly attributable to the increase in revenue, partially offset by the increase in cost of revenue, as discussed above.

Expenses

The following table sets forth the breakdown of our operating expenses for the years ended March 31, 2018 and 2017, respectively:

	For the years ended March 31,				Variance
	2018	%	2017	%	Amount	%
Selling expenses	$1,084,599	40.68%	$702,337	29.73%	$382,262	54.43%
General and administrative expenses	1,581,307	59.32%	1,660,140	70.27%	(78,833)	(4.75)%
Total Amount	$2,665,906	100.00%	$2,362,477	100.00%	$303,429	12.84%

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Selling Expenses

Selling expenses primarily consist of salaries and related expenses of our sales team, sales commissions, advertising and promotion expenses. Our selling expenses increased by 54.43% to $1.08 million in the fiscal year ended March 31, 2018 from $0.70 million in the fiscal year ended March 31, 2017. This increase was primarily due to the increased salaries for our sales department, as the number of employees in sales department has increased by 14 or 93% for the year ended March 31, 2018 compared to the same period of 2017. The increase was also due to selling expenses for our newly formed subsidiaries Nanjing Suyun and Huaxia MOOC in connection with the expansion of our sales in Jiangsu and Hubei provinces with a total amount of $61,318 in the fiscal year ended March 31, 2018. We expect that our selling expenses will further increase as we expand to other areas of China.

General and Administrative Expenses

For the year ended March 31, 2018, our general and administrative expenses were $1,581,307, representing a decrease of $78,833 or 4.75%, as compared to the same period of 2017. The decrease was primarily attributable to the decreased professional fees, such as consulting fees and attorney fees etc. This decrease was partially offset by the general and administrative expenses for our newly formed subsidiaries Nanjing Suyun and Huaxia MOOC in the amount of $65,477 and $61,779, respectively, and also offset by the increased accruals of allowance for doubtful accounts in the amount of $115,987. Based on the management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections, the Company provided a provision of doubtful accounts receivable with an amount of $142,781 for the year ended March 31, 2018, compared to $26,794 for the same period of 2017. As China's online education market is intensely competitive in recent years, in order to retain existing customers and attract new customers and capture additional market shares, the Company extends more credit sales with longer credit terms to its customers. Therefore, our net accounts receivable balance increased by $1,374,209 from $664,263 as of March 31, 2017 to $2,038,472 as of March 31, 2018. The management periodically evaluates the collectability of its accounts receivable and determines the appropriate allowance for doubtful accounts based on a combination of factors. To monitor the collection of the credit sales with extended credit terms, the Company entered into repayment plans with seven major customers up to an aggregate amount of RMB 7,058,629 ($1,123,860 as of March 31, 2018). Based on these repayment plans, the Company expects to collect RMB 2,685,629 ($427,600 as of March 31, 2018) before June 30, 2018, RMB 2,699,245 ($429,768 as of March 31, 2018) before September 30, 2018 and RMB 1,673,755 ($266,492 as of March 31, 2018) before December 31, 2018 respectively.

Interest Income, net

Interest income is primarily generated from our cash deposits in the banks and interest from short-term loans to third parties. For the year ended March 31, 2018, our net interest income was $177,723 as compared to interest income of $107,777 in the same period of 2017. The increase in net interest income was primarily due to the increase in the amount of loans lent to third parties.

Income (loss) from Investments in Unconsolidated Entities

For the year ended March 31, 2018, our income from investments in unconsolidated entities was $56,421 as compared to a loss from investments in unconsolidated entities of $36,171 for the same period of 2017. The income from investments in unconsolidated entities was primarily due to the income from the sale of Boya Internet Education Technology Development (Beijing) Co., Ltd. ("Boya") during the year ended March 31, 2018. On October 31, 2017, the Company entered into an equity transfer agreement with an original shareholder of Boya to sell all 22% of the equity interest for a cash consideration of RMB 350,000 ($55,726 as of March 31, 2018). As of March 31, 2018, the sale was completed and the RMB 350,000 was fully received. As the Company provided full impairment provision on this investment during the year ended March 31, 2014, the Company recognized income from the sale of equity interest in unconsolidated entity of $52,815 in the current period.

We own 49% equity interest in Nanjing Wei You Xue Information Technology Co., Ltd. (“Wei You Xue”). We recorded an income of $3,606 and a loss of $36,171 from the equity method investment for the years ended March 31, 2018 and 2017, respectively. The decrease in the equity method investment loss was due to a net income of $7,360 and a net loss of $73,819 recognized by Wei You Xue for the years ended March 31, 2018 and 2017, respectively.

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Provision for Income Taxes

The Company’s provision for income taxes decreased by $13,929 or 13.15% from $105,952 for the year ended March 31, 2017 to $92,023 for the year ended March 31, 2018, as a result of an increased current income tax of $49,885 and an increased deferred income tax benefit of $63,814 for the year ended March 31, 2018 compared to the corresponding period in 2017. The increase in current income tax is mainly due to the increased taxable income of Distance Learning and Hunan Huafu. The increase in deferred income tax benefit is primarily attributable to the increased allowance for doubtful accounts of Distance Learning and net operating loss (“NOL”) carry-forwards of Digital Information, which are deductible temporary differences can be deducted from future taxable income. According to Chinese tax regulations, NOL can be carried forward to offset operating income for five years, the management is confident that it is more likely than not that the recognized NOL will be realized through future taxable income.

Net Income

Our net income increased by $586,246, or 94.98%, to $1,203,477 for the year ended March 31, 2018 as compared to the same period of 2017. The increase in net income was primarily a result of the increase in gross profit and other income, partially offset by the increase in operating expenses as discussed above.

Comprehensive Income

The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income. The comprehensive income attributable to Wah Fu increased by $1,629,131 to $1,805,470 for the year ended March 31, 2018 from $176,339 for the year ended March 31, 2017, which was mainly due to the increase in net income of $586,246 and the decrease in foreign currency translation loss of $1,073,596.

Liquidity and Capital Resources

We currently finance our business operations primarily through cash provided by operating activities. Our current cash primarily consists of cash on hand and cash in bank, which is unrestricted as to withdrawal and use and is deposited with banks in China. As of March 31, 2018 and March 31, 2017, we had approximately $4.7 million and $5.6 million cash in bank, respectively, and had no outstanding bank loans or third party loans due.

Management believes that our current cash and cash flows from current and future operations will be sufficient to meet our working capital needs for at least the next 12 months. We intend to continue carefully executing our growth plans and managing market risk.

Working Capital

The following table provides the information about our working capital at March 31, 2018 and March 31, 2017:

	As of March 31, 2018	As of March 31, 2017

Current Assets	$8,209,362	$6,610,821
Current Liabilities	1,434,391	1,038,238
Working Capital	$6,774,971	$5,572,583

The working capital increased by $1,202,388 or 21.58% from March 31, 2017 to March 31, 2018. Our working capital requirements are influenced by the level of our operations, the numerical and dollar volume of our sales contracts, the progress of execution on our customer contracts, and the timing of accounts receivable collections.

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Capital Commitments and Contingencies

Capital commitments refer to the allocation of funds for a possible liability in the near future arising out of capital expenditures. Contingency refers to a condition that arises from past transactions or events, the outcome of which will be confirmed only by the occurrence or non-occurrence of uncertain futures events.

As of March 31, 2018 and March 31, 2017, we had no material capital commitments or contingent liabilities.

Cash Flows

The following table provides detailed information about our net cash flows for the years ended March 31, 2018 and 2017.

	For the years ended March 31,
	2018	2017

Net cash (used in) provided by operating activities	$(441,647)	$1,292,819
Net cash used in investing activities	(1,257,949)	(580,715)
Net cash provided by financing activities	351,334	66,861
Effect of exchange rate changes on cash	470,449	(349,732)
Net increase (decrease) in cash	(877,813)	429,233
Cash, beginning of year	5,600,768	5,171,535
Cash, end of year	$4,722,955	$5,600,768

Operating Activities

Net cash used in operating activities during the year ended March 31, 2018 was $0.4 million, consisting of net income of $1.2 million, provision of doubtful accounts of $0.1 million as reconciled and net changes in our operating assets and liabilities, which mainly included an increase in accounts receivable of $1.4 million and other current assets including deferred offering cost and advances to supplies of $0.3 million, a decrease in deferred revenue of $0.2 million. As China's online education market is intensely competitive in recent years, in order to retain existing customers and attract new customers and capture additional market shares, the Company extends more credit sales with longer credit terms to its customers. Therefore, our net accounts receivable balance increased by $1.4 million from $0.7 million as of March 31, 2017 to $2.0 million as of March 31, 2018. To monitor the collection of the credit sales with extended credit terms, the Company entered into repayment plans with seven major customers with an aggregate amount of up to RMB 7.1 million ($1.1 million as of March 31, 2018). Based on these repayment plans, the Company expects to collect RMB 2.7 ($0.4 million as of March 31, 2018) before June 30, 2018, RMB 2.7 million ($0.4 million as of March 31, 2018) before September 30, 2018 and RMB 1.7 million ($0.3 million as of March 31, 2018) before December 31, 2018 respectively.

Net cash provided by operating activities during the year ended March 31, 2017 was approximately $1.3 million, consisting of net income of $0.6 million, depreciation expenses of $0.1 million as reconciled and net changes in our operating assets and liabilities, which mainly included an increase in deferred revenue of $0.3 million, and a decrease in accounts receivable of $0.3 million.

Investing Activities

For the year ended March 31, 2018, net cash used in investing activities amounted to $1.3 million as compared to net cash used in investing activities of $0.6 million for the same period of 2017. The increase in net cash used in investing activities was primarily due to purchases of property and equipment of $0.6 million and payments made for loans to third parties of $1.0 million during the year ended March 31, 2018.

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We made three loans with a principal amount of RMB 0.6 million (approximately $0.09 million), RMB 3.0 million (approximately $0.5 million) and RMB 3.0 million (approximately $0.5 million), respectively, to three unrelated parties, Beijing Chuangyouyi Education Technology Co., Ltd. Beijing United Visions Information Technology Co. Ltd and Beijing Dejinbao Mining Engineering Consulting Co., Ltd, respectively, for their temporary working capital needs. According to the loan agreements, each of the loans has an interest rate of 6% per annum and the maturity date of these loans is December 2018, June 2018 and September 2019, respectively.

Financing Activities

For the year ended March 31, 2018, net cash provided by financing activities amounted to $351,334 as compared to net cash provided by financing activities of $66,861 for the same period of 2017. The increase of $284,473 in net cash provided by financing activities was mainly due to an increase of $0.3 million in due to related parties during the year ended March 31, 2018.

Impact of Inflation

We do not believe the impact of inflation on our company is material.

Quantitative and Qualitative Disclosure about Market Risk

Foreign Exchange Risk

Our functional currency is RMB, and our financial statements are presented in U.S. dollars. RMB has gradually appreciated against U.S. dollars over the past few years. The average exchange rate for U.S. dollars against RMB has changed from US$1.00 for RMB 6.7304 in fiscal 2017 to US$1.00 for RMB 6.6269 in fiscal 2018. The change in the value of RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying change in our business or results of operation. If using the average exchange rate of fiscal 2017, our revenue, cost of revenue and total expenses, including selling expenses and general and administrative expenses, for the year ended March 31, 2018 would decrease by approximately $0.09 million, $0.03 million and $0.04 million, respectively.

Currently, our assets, liabilities, revenues and costs are denominated in RMB, our exposure to foreign exchange risk will primarily relate to those financial assets denominated in U.S. dollars. Any significant revaluation of RMB against U.S. dollar may materially affect our earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars in the future.

Credit Risk

As March 31, 2018 and March 31, 2017, we had cash of $4.7 million and $5.6 million, respectively. Our cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Inflation Risk

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material effect on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross profit and selling, general and administrative expenses as a percentage of net sales if the selling prices of our services do not increase with these increased costs.

Off-balance Sheet Commitments and Arrangements

There were no off-balance sheet arrangements for the years ended March 31, 2018 and 2017, that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Contractual Obligations and Other Commitments

The following table represents our contractual commitments as of March 31, 2018:

	Payments Due by Period
	Total	Within 1 Year	2-3 Years	4-5 Years	After 5 Years
Operating lease obligations	$311,294	$106,858	$168,953	$35,483	$-

There have been no material changes to our contractual obligations since March 31, 2018.

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Critical Accounting Policies

We believe it is helpful to investors to understand the critical accounting policies underlying our financial statements and the following discussion of our Company’s financial condition and results of operations.

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. The VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. We have determined that Distance Learning is the primary beneficiary of Digital Information’s risks and rewards.

Uses of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during each reporting period. Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include the allowances for doubtful accounts, estimated useful lives and fair value in connection with the impairment of property and equipment. Actual results could differ from these estimates.

Accounts receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing with a maximum of 90 days. As China's online education market is intensely competitive in recent years, in order to retain existing and attract new universities, educational institutions and technological service customers and capture additional market share, the Company extends more credit sales with longer credit terms to certain customers which have well-established business relationships with us for more than five years, such as our B2B2C customers, Jiangxi University of Finance and Economics, Jiangxi University of Science and Technology, Xinyu University, Nanchang University and our technological service customer, Shanghai World Publishing. As of March 31, 2018 and March 31, 2017, the accounts receivable derived from online education services were all generated from the B2B2C service in the amounts of $1.32 million and $0.44 million, respectively, and the accounts receivable derived from technological development and operation services were $0.72 million and $0.22 million, respectively. As of March 31, 2018 and March 31, 2017, $1.35 million and $0.57 million, respectively, of accounts receivable were due from customers each accounting for 10% or more of total outstanding receivables and/or 10% or more of total revenues.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of March 31, 2018 and March 31, 2017, the allowances for doubtful accounts were $274,754 and $113,109, respectively.

As of March 31, 2018 and 2017, accounts receivable aging more than 3 months and less than 12 months were $749,160 and $178,876, respectively, and accounts receivable aging more than 12 months were $447,386 and nil, respectively.

Loans to third parties

Loans to third parties are cash advances to unrelated companies with which the Company has business relationships mainly used for short-term funding of such entities. As of March 31, 2018, we made three loans to three unrelated parties with an aggregate principal amount of RMB 0.6 million (approximately $0.09 million), RMB 3.0 million (approximately $0.5 million) and RMB 3.0 million (approximately $0.5 million), respectively. One of the three unrelated parties is the parent company of one of our online training customers from which we derived revenue of RMB 0.2 million (approximately $0.03 million) in total. The loan made to this party was fully repaid in June 2018. The other two unrelated parties are potential customers for the Company’s online education training services. The above-mentioned three companies are well-established with good reputation and creditworthiness. Therefore, to maintain and develop a good business relationship with them and meanwhile, earn interest income with relatively low risk, the Company provided loans to them when they had temporary working capital needs. The interest rate of these loans ranged from 6% to 15% per annum. Loans to third parties are reviewed periodically as to whether their carrying values remain realizable. Based on our evaluation of the creditworthiness of these companies and our relationship with them as of the date of this prospectus, we believe that risks associated with loans to such entities are relatively low.

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Long-term investments

The Company’s long-term investments consist of cost method investment and equity method investment.

Cost method investment

For an investee over which the Company does not have significant influence and a controlling interest, the Company carries the investment at cost and recognizes income for any dividend received from the distribution of the investee’s earnings.

The Company reviews its cost method investment for impairment whenever an event or circumstance indicates that an other-than-temporary impairment has occurred. The Company considers available quantitative and qualitative evidence in evaluating potential impairment of its cost method investment. An impairment charge is recorded if the carrying amount of an investment exceeds its fair value and such excess is determined to be other-than temporary. The Company did not record any impairment loss on its cost method investment during the years ended March 31, 2018 and 2017.

Equity method investment

For an investee over which the Company has the ability to exercise significant influence, but does not have a controlling interest, the Company accounted for those using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock of the investee between 20% and 50%. Other factors, such as representation on the investee’s board of directors, voting rights and the impact of commercial arrangements, are also considered in determining whether the equity method of accounting is appropriate.

An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary. The Company did not record impairment losses on its equity method investment during the years ended March 31, 2018 and 2017.

Revenue recognition

Revenues are recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

Online education service

The online education service provided by the Company to its customers is an integrated service, including audio-video course content, mock examinations and online chat rooms during the subscription period. Audio-video course content, mock examinations and online chat rooms are not practical to be sold on standalone basis and have never been sold separately. The revenues for the online education service are recognized on a straight line basis over the subscription period from the month in which students enroll in the courses to the month in which the subscribed courses terminate. The online education service includes online education cloud service (“B2B2C”) and online training service (“B2C”). B2C service can be cancelled and is refundable no later than 24 hours after enrollment. B2B2C service can not be cancelled and is not refundable after enrollment.

Technological development and operation service

Revenues from technological development service, such as information technology system design and cloud platform development, are recognized when the system or platform are delivered and accepted by the customers. From time to time, the Company enters into arrangement to provide technological support and maintenance service of online platforms to its customers. The revenues for the technological support and maintenance service are recognized over the support and maintenance services period.

Deferred revenue represents revenues collected but not earned as of March 31, 2018 and March 31, 2017. This is primarily composed of revenue for online course tuition received in advance. If a course is provided over a period end, deferred revenue is recorded for the revenue related to the course conducted in the next period.

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Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at March 31, 2018 and March 31, 2017.

Value added tax (“VAT”)

Sales revenue derived from the invoiced online education service, and technological development and operation service is subject to VAT since 2014. Prior to that, the Company was subject to a fixed rate of business tax of 3%. The applicable VAT rates are 6% and 3% for the entities that are general taxpayer and small-scale taxpayer, respectively. Distance Learning and Digital Information are both considered VAT general taxpayers since June 2015. Hunan Huafu, Shanghai Xia Shu, Shanghai Xin Fu, Nanjing Suyun and Guizhou Huafu are VAT small-scale taxpayers since the date of incorporation.

Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in the line item of taxes payable on the consolidated balance sheets. All of the VAT returns of the Company have been and remain subject to examination by the tax authorities for five years from the date of filing.

Foreign currency translation

Since the Company operates in the PRC, the Company’s functional currency is the Chinese RMB. The Company’s consolidated financial statements have been translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income (loss). Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the result of operations. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

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Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standard Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), and for all other entities, ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. Preliminarily, the Company plans to adopt Topic 606 using the retrospective transition method, and is continuing to evaluate the impact its pending adoption of Topic 606 will have on its consolidated financial statements. The Company believes that its current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASU 2014-09. Potential adjustments to input measures are not expected to be pervasive to the majority of the Company’s contracts. While no significant impact is expected upon adoption of the new guidance, the Company cannot make the conclusion until the time of adoption based upon outstanding contracts at that time.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods. The Company does not expect that adoption of this guidance will have a material impact on its financial statements.

In February 2017, the FASB issued ASU No. 2017-05, “Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets” to clarify the scope of Subtopic 610-20 and to add guidance for partial sales of nonfinancial assets. Subtopic 610-20, which was issued in May 2014 as a part of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. The Company does not expect that adoption of this guidance will have a material impact its financial statements and related disclosures.

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In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures. In January 2017, the FASB issued ASU 2017-01, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for us in the first quarter of our fiscal 2019. The Company expects that the adoption of this ASU would not have a material impact on its financial statements.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260)”, Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company expects that the adoption of this ASU would not have a material impact on its financial statements.

In September 2017, the FASB issued ASU 2017-13, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842). The main objective of this pronouncement is to clarify the effective date of the adoption of ASC Topic 606 and ASC Topic 842 and the definition of public business entity as stipulated in ASU 2014-09 and ASU 2016-02. ASU 2014-09 provides that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. ASU 2016-12 requires that “a public business entity and certain other specified entities adopt ASC Topic 842 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. All other entities are required to adopt ASC Topic 842 for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020”. ASU 2017-13 clarifies that the SEC would not object to certain public business entities electing to use the non-public business entities effective dates for applying ASC 606 and ASC 842. ASU 2017-13, however, limits such election to certain public business entities that “otherwise would not meet the definition of a public business entity except for a requirement to include or inclusion of its financial statements or financial information in another entity’s filings with the SEC”. The Company expects that the adoption of this ASU would not have a material impact on its financial statements.

In February 2018, the FASB issued AUS 2018-02, “Income Statement—Reporting Comprehensive Income (Topic 220).” The amendments in this update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this update also require certain disclosures about stranded tax effects. The guidance is effective for fiscal years beginning after December 15, 2018 with early adoption permitted, including interim periods within those years. The Company does not expect that adoption of this guidance will have a material impact its financial statements and related disclosures.

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INDUSTRY OVERVIEW

Overview

China’s online education industry includes K-12 education, adult education, preschool education and art training. The online adult education industry can fall into two categories, non-academic education and academic education. Online academic education relates to education necessary to prepare for the self-taught examination and the adult college entrance examination for higher education. The online self-taught examination business is a major part of China’s online academic education. The cost of online self-taught education is far lower than that of the education in offline classrooms, which is also convenient for students using spare time.

China’s Online Education Industry and Sub-Sectors in 2016

In China, the online education industry (which generated an aggregate of RMB 156 billion in 2016) is divided into the online adult education sector (which generated an aggregate of RMB 89.7 billion in 2016) and others (which generated an aggregate of RMB 66.3 billion in 2016). The online adult education sector includes the non-academic education sector (which generated an aggregate of RMB 48.5 billion in 2016) and the online adult academic education sector (which generated an aggregate of RMB 41.2 billion in 2016). Online adult academic education can be further divided into the online self-taught higher education sector (which generated an aggregate of RMB 23.4 billion in 2016) and others (which generated an aggregate of RMB 17.8 billion in 2016). Online self-taught higher education is divided into the B2B2C sector (which generated an aggregate of RMB 543.3 million in 2016) and others (which generated an aggregate of RMB 22.86 billion in 2016). The chart below illustrates the various sectors and sub-sectors included in China’s online education industry:

Source: Research Report on China’s Online Higher Education Industry, 2017-2021 (the “CRI report”)

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China’s online self-taught education sector has been growing quickly as Internet technology continues to develop in China. The cost of providing online self-taught educational services is much lower than that of offline classrooms, and this has fueled the transition of self-taught education in China from offline classrooms to online classrooms. The market size of China’s online self-taught education industry reached RMB 23.4 billion in 2016, with the compound annual growth rate (“CAGR”) up to 22.2% from 2012 to 2016. China Research and Intelligence Co., Ltd. (“CRI”), a leading independent company providing industry/market research reports for initial public offerings and mergers and acquisitions in China, forecasts the market size will achieve RMB 41.24 billion in 2021, representing a CAGR of about 12% between 2017-2021.

Market Size of China’s Online Self-Taught Education Industry, 2012-2016

Year	Market Size (RMB in billion)
2012	10.51
2013	12.60
2014	14.97
2015	18.38
2016	23.40
2017F	26.21
2018F	29.36
2019F	32.88
2020F	36.83
2021F	41.24
2012-2016 CAGR	22.2%
2017-2021 CAGR	12.0%

Source: the CRI report

Industry Chain of China’s Online Adult Academic Education

Source: the CRI report

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Analysis of China’s B2B2C Service

Service models in China’s online adult education sector include “Business to Business” (“B2B”), “Business to Consumer” (“B2C”), “Business to Business to Consumer” (“B2BC2C”), “Online to Offline” (“O2O”) and “Consumer to Consumer” (“C2C”).

Most companies that operate in the online self-taught education sector have adopted the B2B2C service model. B2B2C emerged in China in 2010 and was developed to integrate online education, examination and evaluation into one platform. This service is only offered in several regions in China. Each college that uses this service must be approved by the provincial education examination authority that has jurisdictional authority over such college. The Chinese government is implementing policies to optimize educational resources, and according to CRI the B2B2C service model will remain widespread to in the online self-taught education sector in the future.

According to the CRI report, the market size of the B2B2C service model has been fast-growing, with a CAGR of 79.4% from 2012 to 2016. This growth rate is expected to decline, as the CAGR is expected to remain steady (around 50%) between 2017 to 2021.

China’s B2B2C Service Market Size, 2012-2021

Year	Market Size (RMB in million)
2012	52.5
2013	130.5
2014	272.7
2015	393.9
2016	543.3
2017F	815.0
2018F	1,222.4
2019F	1,833.6
2020F	2,750.5
2021F	4,125.7
2012-2016 CAGR	79.4%
2017-2021 CAGR	50.0%

Source: the CRI report

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Competition Landscape

According to the CRI report, there were less than 100 companies providing B2B2C services as of the end of September 2017. Annual revenues of most of these businesses are low because they are limited to certain provinces. The number of such businesses is also small because of the high barriers of entry in this industry, such as:

●	Brand Awareness and Subscribers: a company that provides B2B2C services depends on brand awareness and a customer base to sustain its business. If it lacks either, it will be less likely to attract new customers.

●	Resources of Universities and Colleges: it is necessary for online education companies to cooperate with authorized universities and colleges in China in order to operate in the B2B2C sector. It is difficult for new entrants in China to establish cooperative relationships with universities and colleges.

TOP 5 COMPANIES OPERATING IN CHINA’S B2B2C SECTOR

Ranking	Name	Online Self-taught Education B2B2C Business in China in 2016
		Revenue (RMB in million)	Market Share
1	Beijing Huaxia Dadi Distance Learning Services Co., Ltd.	29.96	5.51%
2	China Distance Education Holdings Ltd.	12.10	2.23%
3	Beijing Open Distance Education Center Co., Ltd.	10.60	1.95%
4	ChinaEdu Technology Development Co., Ltd.	9.25	1.70%
5	Beijing Sunlands Online Education and Technology Co., Ltd.	8.93	1.64%

Sources: the CRI report

With respect to companies using the B2B2C service model, Beijing Distance Learning has a much higher market share than that of its competitors. Beijing Distance Learning is a pioneer and leader in this sector.

Development Environment

The Education Level of the Average Chinese Person is Low

According to the statistics provided by the National Bureau of Statistics of China, the number of college graduates in China (including junior college) was 170.93 million, accounting for only 16% of China’s population in 2015. Globally speaking, this rate is very low, so there is great potential for the self-taught education market to grow in China.

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Fast Growth of Internet and Mobile Internet Subscribers in China

According to the CNNIC report, as of June 30, 2017, the number of China’s internet subscribers and mobile internet subscribers reached 751 million and 724 million, respectively. The popularity of the Internet is conducive to the development of online education. As use of the Internet in China grows, this will facilitate development of the online education industry.

Number of Internet and Mobile Internet Subscribers in China, 2012-2017 (units in millions)

	Dec. 2012	Dec. 2013	Jun. 2014	Jun. 2015	Dec. 2016	Jun. 2017
Internet Subscribers	564	618	632	668	731	751
Mobile Internet Subscribers	420	500	527	594	695	724

Source: the CRI report

Number of Regions and Colleges Approved to Operate B2B2C services in China

According to the CRI report, 16 out of 31 provinces were approved to operate B2B2C services in China by September 2017. The market has potential to expand. The number of universities and colleges entering the B2B2C sector increased from 7 in September 2010 to 106 in September 2017, representing a fast growth rate.

Number of Universities and Colleges That Currently Offer B2B2C Services in China, 2010-2017

Source: the CRI report

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Supporting Polices from Government

Since 1999, China’s Ministry of Education approved 68 universities and colleges to launch long distance education. These universities and colleges were approved to operate academic and non-academic education businesses through modern communication networks. Modern distance education has become a major part of China’s higher education industry. It may cause a paradigm shift in China’s education system and lead to China having a more well-educated society. In 2015, the number of college graduates with online degrees reached 1.8 million representing 24% of the total number of college graduates, which was 7.49 million in 2015.

Opportunities and Challenges

Driving Forces and Opportunities

●	Cost and Technology Advantages: Universities and colleges are not required to invest in online platforms through the B2B2C service. Recruiting and daily management of students and online courses are maintained by third party platform suppliers. This convenience attracts more universities and colleges to our market.

●	Demand for Education Degrees from Recruiting Market: Companies seek employees with higher education degree as the economy and society develops. The enrollment requirements of self-taught examinations are low but the social recognition is high so the market is full of potential.

●	Promotion of “Internet Plus”: The Chinese government’s development and promotion of its “Internet Plus” policy has improved cloud service technology in China, resulting in greater efficiencies in the online education industry, such as the improvement of the online grading systems used by companies in this industry.

●	Elimination of Tier III Universities and Colleges: Since June 2015, the Chinese provincial governments have gradually eliminated the tier III category of universities and colleges and integrate them into the tier II category, which require students to obtain a higher score on their college entrance examinations. This may cause college acceptance rates to decline, as students with lower scores that would have been able to attend college prior to the elimination of the tier III category may no longer have the opportunity to do so. Consequently, more students may turn to the self-taught examination market in order to continue their education.

•	Internet Use: The number of Internet subscribers, especially mobile Internet subscribers, is increasing daily, which benefits companies that provide B2B2C services.

●	Working Professionals’ Large Demand for A Second Education Degree: Certain majors are more popular with students than others. According to the statistics provided by the Ministry of Education of the PRC, the total number of graduates from the most popular 10 majors offered by universities and colleges in China, including accounting and law, was approximately 1.195 million, accounting for 15.7% of the number of all such graduates in 2016. The number of graduates majoring in each of the following majors (which also rank in the top 10 most popular majors in China) exceeded 100,000 in 2016: accounting, English, art design, civil engineering, computer science and technology (. Many graduates take jobs in areas that are different from the majors they studied. Some graduates may find their true interest after they get some working experience. Therefore, many people are eager to get a second degree through self-taught examinations in order to gain job promotions and salary improvement in China. We believe that due to this, the potential for the self-taught education market is huge.

●	Online Courses by Qualified Teachers: Online self-taught education provides more opportunities for students to communicate with qualified teachers. Offline tutorial agencies for self-taught examinations are limited in teacher resources. It is very difficult for students to communicate with qualified teachers. Even though they provide such opportunities; the price may be very high. Online self-taught education guarantees higher coaching qualities through recording and replaying videos of qualified teachers, as well as the low cost to students.

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Challenges for the Industry

●	Besides the college entrance examination and self-taught examination, there are other ways to enter college or obtain junior college courses, e.g., by taking adult college entrance examinations and correspondence education. Once a person chooses the self-taught examination as the way to gain the education degree, the other ways lose the customer. Apparently, there is certain competition among them.

●	The ability of Chinese families to pay for education has been growing as China’s disposable income per capita increases. More high-income families choose to study overseas over the college entrance examination, which may reduce the number of persons choosing self-taught examinations.

●	The cost of marketing and advertising is continuously increasing so businesses in this industry may encounter the risk of rising customer acquisition costs.

Key Factors for Success in China’s Online Self-taught Education B2B2C Service Market

Public Praise and Brand Awareness

Beijing Distance Learning had fewer than 100 competitors in the B2B2C service market in September 2017. Consumers will choose proper companies through comparison of public praise and brands. Through an online search conducted in September 2017, CRI found no complaints about Beijing Distance Learning and that customer satisfaction was very high. However, some of Beijing Distance Learning’s competitors have experienced a high number of complaints, which drive potential consumers to choose our company over others.

Cooperation with Several Universities and Colleges

The more universities and college with whom we cooperate, the more options we can provide to our customers and the more customers we may gain.

Excellent Course Development Capacity

Businesses can provide more online courses for consumers and attract more customers if they are capable of course development.

Forceful Marketing and Promotion

Businesses that market and promote their services (whether through online and traditional channels) have the ability to target more potential consumers.

Excellent Human Resources

Businesses can succeed in the market because of excellent talents in operation, management, IT technology, course design, marketing, etc.

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Prospect of Online Education Industry in China

B2B2C service market

Our business is still in an early stage. Presently, there is a limited number of universities and colleges that are authorized to provide online self-taught education B2B2C services. We believe that our services will be gradually accepted by more universities and colleges between 2017 to 2021 and that the market space is huge.

Adult college entrance examination - B2B2C service market

From the education policies of the Chinese government, the adult college entrance examination tutorial business will transfer from offline classrooms to online learning including the B2B2C service in the future. Obviously, the market is full of opportunities.

B2C service market

Our B2C service has been operating longer than our B2B2C business, and the B2C sector is more mature. However, we have not marketed this business as much as our B2B2C business. There remains a large number of self-taught students who prefer offline classrooms to online learning. Online education companies can enlarge the market size if they can promote those students to online education through the B2C service in the future.

Online adult non-academic education service market

Adult non-academic education includes vocational skill training, art training and living skill training (i.e., classes that teach students how to cook). Our target consumer group mainly includes students in vocational and technical schools and working staff. We believe that China’s human resource market is in need of individuals with a more sophisticated skill set as China’s economy continues to develop. Students that use this service are able to attend courses through online education platforms after school. Working staff that use this service can improve their interpersonal skills and salary range and attend courses though such platforms after work.

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BUSINESS

Overview

We are a provider of online exam preparation services and related technology solutions as well as a producer of online training course materials in China and have been in operation for nearly 17 years. We develop our own online education materials that are offered through the cloud and that can be used for a wide range of purposes, such as standard examination preparation, professional training and interactive programs for educational purposes other than exam preparation. We also produce thousands of online classes. Our services not only include development of online education platforms and online course materials but also includes comprehensive cloud service for online education and exam preparation training.

Our Business

We currently offer online education services and technology research & development services. Our online education services currently comprises Online Education Cloud Services and Online Training Services.

Online Education Cloud Service (“B2B2C”)

We provide online education platforms to institutions, such as universities and training institutions, and online course development service companies. Our teachers are well regarded and recommended by our clients, which include universities and academic institutions. Through our product development team, we interview and enlist teachers who we use to record teaching sessions. In return, we provide fixed compensation to teachers. We have developed three separate types of B2B2C platforms: a self-study examination platform, a continuing education platform and a non-diploma training platform (which allows students to enroll in courses for college credit). These platforms are available both online and via mobile app that we design for each of our clients. Currently, we are primarily focused on providing clients with B2B2C services relating to self-study examinations, which are a set of standard national examinations necessary to obtain college degrees in China. We have offered such services since September 2009. We also entered into the adult education field and commenced offering continuing education platforms in late 2016. Currently, over 700 courses are available on such platforms and approximately 60 universities and education institutions are testing our platforms. We commenced offering our non-diploma training platforms in March 2017. We currently provide services in ten provinces in China and believe that we are the leading service provider in this market.

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The flow chart below shows our B2B2C service:

●	Self-Study Examination Platform

This platform is a cloud based education system for universities, government examination officials as well as students who would like obtain college degrees through self-taught higher education examination. We created customized homepage systems for each university that uses our platform. Our system allows the university management to import their student data into the data base of our platform and will generate accounts for each specific student. Students can login the platform, choose to participate in recorded or live courses that are available on the platform. The platform will grant government examination officials the authority to monitor the learning process of each student. The platform can record the student’s learning data, giving each student a score for evaluation of the performance of each course for use by the university and government officials.

●	Continuing Education Platform

This platform is also cloud based and targets college students and students aiming to complete adult higher education. Similar to the self-study examination platform, this platform offers customized interface for each university using the platform where the school management can integrate their student data into the platform. Students can log in and take courses. The system will keep track of the students’ leaning data and generate scores based on students’ performance for school evaluation. What’s different from the self-study examination platform, this platform offers additional teaching administrative functions, including student profile management, tuition payment, management of different campus, course arrangement as well as statistical screening management, etc.

●	Non-Diploma Training Platform

This platform is cloud based as well, but services training institutions and individual students. A large number of traditional face-to-face training institutions can use this platform to provide their training courses online without overspending on personnel, servers and online training platform. Similar to the other systems, the training institutions have their own interfaces and can create accounts for their students to take courses on the platform. In addition, the platform also provides a large number of online educational operations to the training institutions, including the management of their own courses, and pricing, promotion, enrollment and payment functions.

For all the three platforms, we will be paid by the schools or training institutions based on the number of courses taken by their students.

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Online Training Service (“B2C”)

We provide online training and examination preparation services directly to students for a fee. We have provided this service since 2000, however, due to limited marketing efforts, the revenue generated from this service has been limited. Beginning in early 2017, we began to increase our marketing efforts for our B2C service and our revenue from this service increased 50% in the first half of 2017 compared to the first half of 2016. With the increased demand for continuing education, we plan to expand our B2C service. In connection with our B2C service, we provide an online cloud education platform targeting end users, which is available both online and via the mobile app we design for each program. We can also license this platform to other offline education and training institutions for them to offer online services, and to manage their online courses and online users. Students that use this service are primarily college students and students preparing for the self-study examination. In the last two years, we have provided on average approximately 350,000 courses to students per year. The flow chart below illustrates our B2C services:

Technology Research & Development Services

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Another major aspect of our business is dedicated to developing and maintaining online education platforms and online courses for our clients, comprising universities, government agencies and private clients such as publishers. We also provide consulting, maintenance and updating services relating to online education programs we have developed for our clients. We have provided these services to our clients since Beijing Distance Learning commenced operations in 1999. Our largest clients in this segment are Shanghai World Publishing Co. and the State Intellectual Property Bureau Training Center. Pursuant to our agreements with Shanghai World Publishing Co., we develop and update platforms for its Electric Backpack program, an online interactive teaching program for elementary and middle school students in China. We have been providing online course development services to the State Intellectual Property Bureau Training Center since 2002. Our services to the center include training course recording, editing and posting as well as platform maintenance and updating for a fixed fee agreed upon by both parties.

Our Strengths

We believe that the following competitive strengths contribute to, and will continue to reinforce, our success and leading market position in the online self-taught education industry in the PRC and differentiate us from our competitors:

●	Education Cloud Platform Advantage. We are dedicated to the development of our education platforms and actual operations and is one of the companies with the longest history in the industry. Our platforms are constantly improved and upgraded and have been well recognized by its users for being comprehensive and easy to use.

●	Leading Service Provider in Online Preparation of Self-Taught Examination. According to CRI, we are the leading provider and standards setter of online education service of self-study examination courses in the PRC and the first company in China that provides such services. The Company has over 700 online courses and provides services to over 100 universities and colleges across more than ten provinces in China.

●

Leading Service Provider in Online Adult Education. We launched our adult continue education platform in late 2016. There are approximately 20 schools that currently have service agreements with us and approximately 60 more that are testing our services. The platform has become well-known in the industry.

●	Strong Brand Recognition with Nationwide Experience in Online Education. After many years in operation, our brand is well recognized. “Huaxiadadi华夏大地” is an online education course brand in PRC. We kept improving our course designs over the years. With an experienced and cooperative team, we are able to provide quality services and exceed customer expectations. In 2015, we were awarded “2015 Chinese Brand Influence Educational Institution” by Sina Education. In 2016, we were recognized as “2016 Famous Online Education Brand” by Tencent Echo China. In 2017, we were awarded “2017 China Internet Education Brand Enterprise” by the Online Study magazine of China Long-Distance Education Magazine and China Online Education Leaders Association.

●	Technology Advantage. We have dedicated considerable resources to our technology and product development efforts. More than 50% of our employees are in our technology and product development departments and are very experienced with research and development. 30% of these employees hold master or doctor degrees. In addition, we have 22 registered copyrights and have accumulated close to two decade’s experience.

Our Strategies

Our goal is to strengthen our position as a leading provider of online self-taught courses in PRC by pursuing the following business strategies:

●	In response to the increased demand from over 3,000 universities in China, we plan to expand our client base for our B2B2C service.

●	We continue to improve on the breadth and quality of our online courses, which are key components for our B2B2C and B2C services.

●	In addition to cloud services, we intend to provide offline training and testing services to supplement the online services provided to universities and colleges based on their demand.

●	While implementing our national expansion strategy, we intend to acquire or set up local training companies to localize our B2B2C service. We intend to continue to increase our research and development department.

●	We intend to expand internationally by setting up branches or acquiring training institutions in North America and also leveraging international education resources to operations in China.

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Our Mission, Vision and Values

Our mission is to improve education in China. Recognizing the unmet demand for higher education and the potential social and commercial value of private education, we started our business by providing education services focusing on long-distance learning. Our vision is to utilize our technology advantages accumulated over our nearly two-decade operations to become the best education technology company in China. We believe the core of distance-learning is service – customer satisfaction and innovation are critical to our success and we strive to promote and adhere to these values.

Steps to Improve Our Performance

Recruitment of Professional Personnel

We believe that our existing products and services with technological development of our online platform and quality improvement of our online courses will enable us to capture increased market demands for online education. With these opportunities we are able to provide, we plan to expand our team by recruiting professionals in various fields. In recent years, supply and demand of professionals tend to be stable, as long as we can provide development opportunities, we are able to hire more outstanding personnel, such as technology development professionals, online course producers, teaching professionals and senior management expertise. As our team keeps growing, we expect to be able to improve the quality of our courses, negotiate and cooperate with more schools, achieve more revenue and better financial results.

Implementation of “Provincial Partnership Model”

There are 32 provinces in China and the population in each province varies from tens of millions to hundreds of millions. We are currently implementing a “Provincial Partnership Model” under which we establish subsidiaries in different provinces. Our local partners in each province, who are also the shareholders of each local subsidiary, can develop business not only with the reputation, platform and courses of the Company, but also with their own capability and deep understanding of local education market. We have founded subsidiaries in Hunan, Hubei, Jiangsu and Guizhou Province in the past two fiscal years and the incorporation of Jiangxi subsidiary is in process. We believe that this “Provincial Partnership Model” will create more revenue by motivating our partners of subsidiaries to explore potential market and provide better services to local customers. In addition, “Provincial Partnership Model” will decrease the Company’s payroll and travel expenses by hiring local staff instead of recruiting staff in Beijing, where our headquarters is located.

Expansion to Online Non-Diploma Courses

As of now, most of our online courses are provided to self-taught learners and college students pursuing higher education degrees. We are also exploring continuing education and professional development courses for qualification certificates. For example, we have completed development of online courses for the “National Teacher Certificate Examination”. There are a very limited amount of institutions developing courses for the “National Teacher Certificate Examination” in China, especially promoting these courses through B2B2C model like us. Therefore, competition in this field is not strong. On the other hand, our online education platform was successfully built and there will be much less cost in the upcoming periods. As such, our gross profit is more likely to increase with the development of other professional development courses.

Continuous Expansion to Online Non-Diploma Education Courses and Adult Continuing Higher Education Courses

Online non-diploma education courses

As of now, most of our online courses are provided to self-taught learners and college students pursuing higher education degrees. We are also exploring non-diploma education courses and professional development courses for qualification certificates. For example, we have completed development of online courses for the “National Teacher Certificate Examination”. There are a very limited amount of institutions developing courses for the “National Teacher Certificate Examination” in China, especially promoting these courses through B2B2C model like us. Therefore, competition in this field is not strong. On the other hand, our online education platform was successfully built and there will be much less cost in the upcoming periods. As such, our gross profit is more likely to increase with the development of other professional development courses.

Online adult continuing higher education courses

Adult higher education examination is an alternative way to obtain higher education for adults and an important part of China’s higher education system. According to the statistics from China Research and Intelligence www.shcri.com, there were 288 universities and colleges offering continuing education services, mainly adopting face-to-face teaching at present. There is barely B2B2C service provider for adult continuing higher education courses and market size of China’s online continuing higher education is relatively small. The market size of online continuing higher education increased from RMB 7.85 billion ($1.2 billion as of September 30, 2017) in 2012 to RMB 17.8 billion ($2.7 billion as of September 30, 2017) in 2016, representing an increase of 22.71% from 2012 to 2016.

	2012	2013	2014	2015	2016
Market Size (RMB, billion)	7.85	9.91	13.68	15.24	17.80

We entered into the adult education field and launched our continuing education platforms in late 2016. Currently, there are over 60 universities and education institutions are in trial period of using our platforms. We expect revenue from such programs to be generated starting the first half of fiscal year 2019. Given the unmet market demands for this type of services as well as the PRC government’s promotion of the “Internet Plus” model, China’s institutions of higher education, including our existing and potential clients, will likely increase their use of adult continuing higher education cloud platform to standardize teaching process and monitor learning process. As such, we expect our revenue from services for online adult continuing education will increase in the long term.

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Key Aspects of Our Operations

Sales and Marketing

We market our services through both offline and online channels. Since our inception, the bulk of our marketing is done through traditional offline channels. Our sales representative visit our targeted potential customers, such as universities and schools, and then schedule meetings and demos for these potential clients to learn about our services and for us to learn about the specific needs of each potential client. We also develop customers through referrals from existing clients and business partners. We also attend industry conferences to promote our brand and further expand our client base. We started online marketing in 2004, including search engine marketing and mobile app advertising.

Fees

Fees for B2B2C business: we provide platform to universities or schools for free but charge students a fee of RMB 35 to 100 per class, depending upon the course.

Fees for our B2C services: we charge fees based on the specific training program. Low end programs only include online courses and we charge RMB 50 to 180 per class for this type of programs. High end programs include both online courses and in person training. We charge RMB 200 to 600 per course for this type of programs.

Technical services fees: we charge service fees based on our development and maintenance costs plus a 30% profit. The fee for each client varies, depending upon the specific program design as well as our costs for providing the services, primarily including human resources and computer hardware and software related expenses. Such fees are set forth in our agreements with such clients.

Customers

Our customers for our online education services include universities, academic institutions, government agencies, private clients such as publishers as well as students preparing for various types of standard examination. For the B2B2C service, our customers are universities and academic institutions in ten provinces in the PRC such as Hunan, Hubei, Jiangsu, Fujian and Anhui. Our top customers for the B2B2C service include Jiangxi Normal University, Jiangxi University of Science and Technology, Fujian Education Institution and Nanchang University. Our customers for the B2C service are students located nationwide. For our technology services business, customers include government agencies and private companies such as publishers. Our largest clients of our technology services are Shanghai World Publishing Co. and the State Intellectual Property Bureau Training Center.

In terms of geographic areas, all of our customers are currently based in the PRC. We plan to expand our client base internationally as we continue to grow our business.

Material Contracts

Below is a summary of all material contracts to which we are a party dated within the preceding two years from the date hereof:

In addition to the series of variable interest entity agreements discussed under “Corporate History and Structure - Contractual Arrangements,” we have entered into the following material agreements.

Technology Services Agreements with Training Center of the State Intellectual Property Bureau

On December 15, 2016, we entered into a technology service for its remote training platform with Training Center of the State Intellectual Property Bureau (the “Training Center”). Pursuant to the agreement, we provide technology support, development and platform maintenance services, including software upgrading, new feature development and technological adjustments relating to new course posting. Our services fee is RMB 143,000 (approximately $21,696), 60% of which is payable within 30 days of agreement signing and 40% of which is payable upon full performance of the agreement. The term is the agreement is from December 15, 2016 to December 14, 2017. Pursuant to the agreement, the Training Center owns intellectual property related to system and data while both parties jointly own intellectual property related to software and source code. The agreement also contains customary confidentiality provision.

Technology Development and Platform Maintenance Service Agreements with World Publishing (Shanghai) Co., Ltd.

As part of our long term business relationship with World Publishing (Shanghai) Co., Ltd. (“Publishing Corp.”) in relation to its CloudBag program, we entered into a 5-year Technology Development Agreement with the Publishing Corp., effective July 21, 2015. Pursuant to the agreement, we develop cloud platform for the ClouBad program, including development of source data, interactive education program and related mobile application as well as updating programs developed in previous CloudBag projects. Our service fee is RMB 1.58 million (approximately $239,721), payable in three installments. Publishing Corp. owns intellectual property rights in connection with services provided under the agreement. The agreement also contains customary confidentiality provision.

We also entered into a Platform Maintenance Service Agreement with Publishing Corp. in June 2017. Pursuant to the agreement, we provide technical maintenance services to Publishing Corp. and its partner schools for the CloudBag project, including platform maintenance, technical training at partner schools for an one-year term starting from January 1, 2017 as well as hardware support for the platform for the period from June 15, 2017 to December 31, 2017. We are entitled to a service fee of RMB 550,000 (approximately $83,447).

In June 2017, we entered into a 5-year Technology Development Agreement with the Publishing Corp. for Phase II development of its CloudBag program. The term of the agreement is from June 15, 2017 to June 15, 2021. Pursuant to the agreement, we provide software development and related services to improve certain features of the online platform and mobile application for the Cloudbag program. Our service fee is RMB 780,000 (approximately $117,242), payable in two installments. Publishing Corp. owns intellectual property rights in connection with services provided under the agreement. The agreement also contains customary confidentiality provision.

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In May 2018, we entered into an agreement with Publishing Corp., pursuant to which Publishing Corp. has agreed to repay accounts receivables with an aggregate amount of RMB 2.6 million (approximately $0.46 million) under the above discussed agreement and prior agreements with us by September 30, 2018.

Partnership Agreements with Jiangxi Normal University and Hunan Agricultural University

We have entered into 5-year partnership agreements in relation to preparation of Self-Study Examination with Jiangxi Normal University and Hunan Agricultural University, each a major customer for our B2B2C services. Pursuant to each of these agreements, we have agreed to development, maintenance, security and technical consulting services in relation to self-study examination preparation platform and online courses. Each university will have the right to give students access to the platform and online courses. Under our partnership agreement with Jiangxi Normal University, we are entitled to a service fee of RMB 100 (approximately $15.2) per course for online courses we develop and a service fee of 20% to 30% of actual fee charged by the university, depending on how many times the course has been used by students. Under our partnership agreement with Hunan Agricultural University, we are entitled to a service fee of RMB 90/course. We own intellectual property rights in connection with the platform and online courses. Each partnership agreement contains customary confidentiality provisions.

In May 2018, we have entered into an agreement with Hunan Agricultural University, pursuant to which Hunan Agricultural University has agreed to repay accounts receivables with an aggregate amount of RMB 0.95 million (approximately $0.15 million) and RMB 0.45 million (approximately $0.07 million) by June 30, 2018 and December 31, 2018, respectively. In May 2018, we entered into an agreement with Jiangxi Normal University, pursuant to which Jiangxi Normal University has agreed to repay accounts receivables with an aggregate amount of RMB 0,267 million (approximately $0.042) by December 31, 2018.

Platform and Online Course Development Agreement with Zhengqing Heya Education Technology (Beijing) Co., Limited

In April 2017, we entered into a Platform and Online Course Development Agreement with Zhengqing Heya Education Technology (Beijing) Co., Limited, an education service company based in China (“Zhengqing Heya”). Pursuant to the agreement, we provide online training platform development services for a service fee of RMB 1.7 million (approximately $204,053), payable in two installments. The intellectual property rights in connection with the platform are jointly owned by the parties to the agreement. The agreement also contains customary confidentiality provision and terminates when both parties have performed their obligations thereunder.

Online Course Video Resource Procurement Contract with Higher Education Press

On December 19, 2017, we entered into a procurement contract with Higher Education Press Co., Ltd. (“Higher Education Press”) to provide online course video resources designed for China National Computer Rank Examination within 6 months.  Our production and service fees are RMB 1.09 million (approximately $170,217), 80% of which is payable within 6 business days upon receipt of invoice, and 20% within 6 business days upon receipt of invoice and no later than one month after Higher Education Press’ acceptance of the online course video resources.  Pursuant to the contact, we retain intellectual property ownership of the online course video resources and grant Higher Education Press worldwide and perpetual license of those resources.  The contract also contains customary confidentiality provision.

Technology

Our Proprietary Platform

1.	Development Strategy: We have developed proprietary online education platforms which we have designed and updated based on the needs of our customers. In addition to traditional training features, we added additional features to facilitate intellectual studies. We own relatively mature technologies for platform development and can design specific platforms based on such technologies according to the commercial needs of our customers. We believe that this approach saves our customers’ costs, reduces development period and allows us to quickly respond to market demands.

2.	Purposes and Advantages: The primary purpose of our platforms is for our own business, namely training programs for students preparing for various examinations. Our platform is compatible with Windows, H5, Android and iOs systems. Our institution customers can develop their own mobile app based on their own data management capacity and sales system.

3.	Platform Security: We have adopted security policies and measures, including encryption technology, to protect our proprietary data and customer information, and we back up our database, including customer data, every day.

All of our servers and routers, including backup servers, are currently hosted by third-party service providers in Beijing, Jiujiang and Wuhan in China. We back up our databases daily. Our IT department regularly monitors the performance of our websites, mobile apps and technology infrastructure to enable us to respond quickly to potential problems. We have not experienced any major problems in our network infrastructure. In addition, we also engaged well known cloud service provider to have a cloud host to provide online services, and cloud storage and cloud-on-demand services.

Research and Development

Our technology team also dedicate part of their time to our research and development efforts. Our technology team has experience in the development, design, operation and maintenance of platform products, servers and mobile apps. Most of our team members have 5 years or more of experience, 30% of our team members have master’s or doctor’s degree and certain team members have work experience at Fortune 500 companies. Our research and development efforts are closely tied to the market. We adjust our product development and services based on market conditions and government policies. The focuses of our research and development efforts include improving our online training data collection, programs focused on intelligent study, education resource integration and technology service.

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Intellectual Property

We currently have 26 software registrations for our online course delivery and examination preparation programs and related mobile applications. We have also registered 14 trademarks with the China Trademark Office and an additional 7 trademark applications are currently pending. We, however, cannot assure that all of our trademark applications will be successful.

Employees

We are headquartered in Beijing, where most of our senior management and technology teams are based. We also host part of our general and administrative personnel, content development professionals and sales and marketing staff in our Beijing offices. The rest of our sales and marketing staff are based in Hunan, Shandong, and Jiangsu. Our offices in Hunan and Jiangxi host our teacher assistance department, technology team and general and administrative personnel.

As of March 31, 2017, 2016 and 2015, we had 80, 62 and 66 full-time employees, respectively, and two, three and two part-time employees, respectively. As of March 31, 2017, 65 of these employees are based in our headquarters in Beijing and five are based on other cities in the PRC. The table below breaks down the full-time personnel of the Company by function:

Function	Number of Employees	% of Total
Management	9	11.5%
Technology and Development	27	34.6%
Teaching Assistance	13	16.7%
Sales and Marketing	7	9.0%
Product Development and Customer Service	13	16.7%
General and Administrative	9	11.5%
Total	78	100.00%

We enter into employment contracts with our full-time employees. For our full-time employees in China, we also enter into stand-alone confidentiality and non-compete agreements with them. In addition to salaries and benefits, we provide performance-based bonuses for our full-time employees and commission-based compensation for our sales and marketing force.

Foreign teachers delivering paid lessons on our platform are generally not our full-time employees. We enter into service contracts with such teachers, and pay service fees to them based on the number of lessons they teach and their teaching performance.

As required by regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under PRC law to make contributions from time to time to employee benefit plans for our PRC-based full-time employees at specified percentages of the salaries, bonuses and certain allowances of such employees, up to a maximum amount specified by the local governments in China.

Our employees are not covered by any collective bargaining agreement. We believe that we maintain a good working relationship with our employees, and we have not experienced any significant labor disputes.

Seasonality

The current operations of the Company have demonstrated seasonality. There are major examinations scheduled in April and October of each year and other examinations scheduled in January and July of each year. As a result, the number of students enrolled in our programs is the highest within the two months period prior to each exam. In addition, Adult Continue Education business slows down during the summer and winter breaks of our partner schools. See “Risk Factor—Risks Related to Our Business and Industry—Our results of operations are subject to seasonal fluctuations.”

Competition

With respect to the B2B2C service, we believe that we are a leading service provider in the self-study online training area. Our primary competitors are four other companies providing similar types of programs, including Beijing Shangde Online Education Technology Co., Ltd., Suzhou Qingying Feifan Software Technology Co., Ltd., Beijing Aopeng Long Distance Education Center Co., Ltd. and Hongcheng Technology Development Co. but we have competitive advantages in terms of geographic coverage, the number of partner schools, the number of courses and our years of operating experience in the industry. With respect to the B2C service, we have two major competitors in the PRC, Beijing Shangde Online Education Technology Co. and Bejing Dongda Zhengbao Technology Co., Ltd. Our competitive advantages with respect to this service are our long operating history, our brand recognition and the number and types of courses that we offer. For the B2C service, we compete with traditional offline training institutions as well as well as other companies that provide online training services. In terms of our technology service, we primarily face competition from Shenzhen Youxuepai World Education Development Co., Ltd, Teewon Digital Media Technology Co., Ltd., Founder Tech and Hanwon Technology. Our current client base strongly relies on these services. We face competition from other online and mobile platforms or internet companies that plan to expand their business into the online education space but we believe our long established relationship with our clients, experienced technology team and many years’ experience will provide us an edge in competing with these market new entrants.

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Facilities

We lease executive office space in Beijing of an aggregate of 600 square meters. These facilities currently accommodate our management headquarters, as well as part of our sales and marketing, product development and general and administrative activities.

As of the date of this prospectus, we have also leased an aggregate of approximately 789 square meters office space in Beijing, Shanghai, Jiangsu, Hubei, and Guizhou. A summary of our leased properties as of the date of this prospectus is shown below:

Location	Space (in square meters)	Address	Use
Beijing	600	Room 503A and 505, Jinkai Building, No. 1 Shengbei Road, Economic Development Zone, Daxing District, Beijing, China	Office
Shanghai	21.34	Room 602-23, Building 1, No.38 Debao Road, Free Trade Zone, Shanghai, China	Office
Nanjing, Jiangsu	20	Room 704, Building 2, No. 61 Jianning Road, Nanjin, Jiangsu.	Office
Wuhan, Hubei	80	Room 12-6, Building 2A, No. 8 Daxueyuan Road, Hongshan District, Wuhan, Hubei.	Office
Guiyang, Guizhou	67.45	No. 20, 13th Floor, Unit 1, Building 1, Zone M, Pengjiawan Huaguoyuan, Nanming District, Guiyang, Guizhou, China	Office

We own an office space of 52.08 square meters located at Room 917, Building B1, No. 568 Queyuan Road, Tianxin District, Changsha, Hunan, which is where our Hunan office is based.

We also entered into a purchase agreement to acquire office space of 166.6 square meters located at Room 12-6, Building 2A, No. 8 Daxueyuan Road, Hongshan District, Wuhan, Hubei. The total purchase price is RMB 1.08 million (approximately $0.17 million). The property is still under construction. We expect to receive ownership certificate once the property is delivered to us and certain registration with the local government is completed.

Other than our office building in Hunan, we lease all of the facilities that we currently occupy from independent third parties. We believe that the facilities that we currently lease are adequate to meet our needs for the foreseeable future, and we believe that we will be able to obtain adequate facilities, principally through leasing of additional properties, to accommodate our future expansion plans.

Insurance

We currently do not have any insurance coverage other than participation in various government statutory social security plans, including a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan and a housing provident fund.

Legal Proceedings

From time to time, we may in the future become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash-flow or results of operations.

Regulations

This section sets forth a summary of the most significant laws, rules and regulations that affect our business and operations.

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Regulations Relating to Foreign Investment

Laws of Wholly foreign-owned Enterprise

The establishment procedures, examination and approval procedures, registered capital requirement, foreign exchange restriction, accounting practices, taxation and labor matters of a wholly foreign-owned enterprise are governed by the Wholly Foreign-owned Enterprise Law of China, or the Whole Foreign-owned Enterprise Law, which was promulgated by the Standing Committee of the National People’s Congress, or NPCSC, and effective as of April 12, 1986, amended on October 31, 2000 and September 3, 2016 and the Implementation Rules for the Wholly Foreign-owned Enterprise Law, which was promulgated by the Ministry of Foreign Economic Relations and Trade on December 12,1990 and amended on April 12,2001 and February 19, 2014 by the State Council. According to the Wholly Foreign-owned Enterprise Law and its Implementation Rules, the establishment of wholly foreign-owned enterprises shall be subject to the examination and approval by the Ministry of Commerce, or MOFCOM, or the Chinese Government level of province, autonomous region, municipality directly under the central Chinese Government, municipality separately listed on the State plan or special economic zone, as authorized by the State Council, which will issue a certificate of approval in respect thereof. Where the establishment of wholly foreign-owned enterprises does not involve the implementation of special access administrative measures prescribed by the State, the establishment of wholly foreign-owned enterprises are subject to record-filing management. Profits and other legal rights and interests obtained by foreign investors in China shall be protected by Chinese laws, and legitimate profits, other lawful income and post-liquidation funds received by foreign investors from the wholly foreign-owned enterprises may be remitted abroad.

The Guidance Catalog of Industries for Foreign Investment

Investment activities in the PRC by foreign investors shall comply with the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by MOFCOM, and the National Development and Reform Commission, or NDRC. The Catalog divides industries into three categories: encouraged foreign invested industries, restricted foreign invested industries and prohibited foreign invested industries. Any industry not listed in the Catalog or any encouraged foreign invested industry listed in the Catalog is a permitted industry. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. Foreign investors are not allowed to invest in industries in the prohibited category. According to the latest Catalog amended in June 2017, or the 2017 Catalog, the provision of value-added telecommunications services falls in the restricted category and the percentage of foreign ownership cannot exceed 50% (except for e-commence).

The M&A Rules

The Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, was jointly promulgated by MOFCOM, China Securities Regulatory Commission, or CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, State Administration of Taxation, State Administration of Industry and Commerce and State Administration of Foreign Exchange, or SAFE, on August 8, 2006 and became effective as of September 8, 2006, and were later amended on June 22, 2009. This M&A Rules governs among other things, the purchase and subscription by foreign investors of equity interests in a domestic enterprise, and the purchase and operation by foreign investors of the assets and business of a domestic enterprise. An offshore special purpose vehicle, or SPV, is defined under the M&A Rules as an offshore entity directly or indirectly controlled by Chinese individuals or enterprises for the purpose of an overseas listing, and the main assets of which are the rights and interests in affiliated domestic enterprises. Under the M&A Rules, if a SPV intends to merge with or acquire any domestic enterprise affiliated with such Chinese individuals or enterprises that control the SPV, the proposed merger or acquisition shall be submitted to the MOFCOM for approval. The M&A Rules also require a SPV to obtain an approval from the CSRC prior to the listing and trading of its securities on an overseas stock exchange.

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The Draft PRC Foreign Investment Law

The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors, such as via contracts or trust, will be treated as Foreign-invested enterprises, or FIEs, whereas foreign investment in China in the foreign investment restricted industries by a foreign investor may nonetheless apply for being, when approving market entry clearance by the foreign investment administration authority, treated as a PRC domestic investment if the foreign investor is determined by the foreign investment administration authority as being “controlled” by PRC entities and/or citizens. In this connection, “actual control” is broadly defined in the draft Foreign Investment Law to cover the following summarized categories: (i) holding 50% of more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to materially influence the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. According to the draft Foreign Investment Law, VIEs would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft Foreign Investment Law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties.

According to the Legislative Work Plan 2018 of the State Council published on March 2, 2018, the draft Foreign Investment Law will be submitted for deliberation by the Standing Committee of the National People’s Congress. It is still uncertain when the draft would be signed into law and whether the final version would have any substantial changes from this draft.

Regulations Relating to Value-Added Telecommunications Services

Licenses for Value-Added Telecommunications Services

The State Council issued the Regulations on Telecommunications of China, or the Telecommunications Regulations, on September 25, 2000 which was amended on February 6, 2016, to regulate telecommunications activities in China. The Telecommunications Regulations divide the telecommunications services into two categories, namely “infrastructure telecommunications services” and “value-added telecommunications services.” Pursuant to the Telecommunications Regulations, operators of value-added telecommunications services must first obtain a Value-added Telecommunications Business Operating License, or Value-Added Telecommunications License, from the Ministry of Industry and Information Technology, or MIIT, or its provincial level counterparts. On July 3, 2017, the MIIT promulgated the Administrative Measures for the Licensing of Telecommunications Business, effective as of September 1, 2017, which sets forth more specific provisions regarding the types of licenses required to operate value-added telecommunications services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses.

According to the Catalog of Classification of Telecommunications Businesses effective from April 1, 2003, internet information services, also called internet content services, or ICP services, are deemed as a type of value-added telecommunications services. On December 28, 2015, the MIIT published a revised Catalog of Classification of Telecommunication Business, or the 2016 MIIT Catalog, which took effect on March 1, 2016. According to the 2016 MIIT Catalog, internet information services, which include information release and delivery services, information search and query services, information community platform services, information real-times interactive services, and information protection and processing services, continues to be classified as a category of value-added telecommunication services. The Administrative Measures on Internet Information Services, or ICP Measures, also promulgated by the PRC State Council on September 25, 2000 and amended on January 8, 2011, sets forth more specific rules on the provision of ICP services. According to ICP Measures, any company that engages in the provision of commercial ICP services shall obtain a sub-category Value-Added Telecommunications License for Internet Information Services, or ICP license, from the relevant government authorities before providing any commercial internet content services within the PRC, and when the ICP services involve areas of news, publication, education, medical treatment, health, pharmaceuticals and medical equipment, and if required by law or relevant regulations, specific approval from the respective regulatory authorities must be obtained prior to applying for the ICP License from the MIIT or its provincial level counterpart. Pursuant to the above mentioned regulations, “commercial ICP services” generally refers to provision of specific information content, online advertising, web page construction and other online application services through internet for profit making purpose.

Foreign Investment in Value-Added Telecommunication Services

The Regulations on Administration of Foreign-Invested Telecommunications Enterprises, or the FITE Regulations, which took effect on January 1, 2002 and amended on September 10, 2008 and February 6, 2016, are the key regulations that regulate foreign direct investment in telecommunications companies in China. The FITE Regulations stipulate that the foreign investor of a telecommunications enterprise is prohibited from holding more than 50% of the equity interest in a foreign-invested enterprise that provides value-added telecommunications services. In addition, for a foreign investor to acquire any equity interest in a business providing value-added telecommunications services in China, it must demonstrate a positive track record and experience in providing such services.

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Regulations Relating to Private Education in the PRC

Education Law of the PRC

On March 18, 1995, the National People’s Congress of the PRC, or the NPC, enacted the Education Law of the PRC, or the Education Law, which was amended on August 27, 2009 and December 27, 2015. The Education Law provides that in principle, enterprises, social organizations and individuals are encouraged to establish and operate schools and other types of education institutions in accordance with PRC laws and regulations. Meanwhile, schools and other education institutions sponsored wholly or partially by government financial funds or donated assets remain prohibited from being established as for-profit organizations.

The Law for Promoting Private Education and the Implementation Rules for the Law for Promoting Private Education

The Law for Promoting Private Education of the PRC became effective on September 1, 2003 and the latest amendment was on November 7, 2016 which shall come into effect as of September 1, 2017. Under the Amendment, sponsors of private schools may choose to establish non-profit or for-profit private schools at their own discretion, while prior to the effectiveness of the Amendment, all private schools shall not be established for for-profit purposes. Nonetheless, school sponsors are not allowed to establish for-profit private schools that are engaged in compulsory education. In other words, the schools engaged in compulsory education should retain their non-profit status after the Amendment comes into force. The Amendment further establishes a new classification system for private schools to be classified by whether they are established and operated for profit-making purposes.

According to the Amendment, the key features of the aforesaid new classification system for private schools include the following: (i) sponsors of for-profit private schools are entitled to retain the profits and proceeds from the schools and the operation surplus may be allocated to the sponsors pursuant to the PRC Company Law and other relevant laws and regulations; (ii) sponsors of non-profit private schools are not entitled to the distribution of profits or proceed from the non-profit schools and all operation surplus of non-profit schools shall be used for the operation of the schools; (iii) for-profit private schools are entitled to set their own tuition and other miscellaneous fees without the need to seek prior approvals from or report to the relevant government authorities. The collection of fees by non-profit private schools, on the other hand, shall be regulated by the provincial, autonomous regional or municipal governments; (iv) private schools (for-profit and non-profit) may enjoy preferential tax treatments. Non-profit private schools will be entitled to the same tax benefits as public schools. Taxation policies for for-profit private schools after the Amendment taking effect are still unclear as more specific provisions are yet to be introduced; (v) where there is construction or expansion of a non-profit private school, the school may acquire the required land use rights in the form of allocation by the government as a preferential treatment. Where there is construction or expansion of a for-profit private school, the school may acquire the required land use rights by purchasing them from the government; (vi) the remaining assets of non-profit private schools after liquidation shall continue to be used for the operation of non-profit schools. The remaining assets of for-profit private schools shall be distributed to the sponsors in accordance with the PRC Company Law; and people’s governments at or above the county level may support private schools by subscribing to their services, provision of student loans and scholarships, and leases or transfers of unused state assets. The governments may further take such measures as government subsidies, bonus funds and incentives for donation in support of non-profit private schools. The Amendment became effective on September 1, 2017 and its impact on our operations is yet to be observed. As advised by Jingtian & Gongcheng, our PRC counsel, we do not believe that the Amendment will have material adverse impact on our current operations or contractual arrangements.

On December 30, 2016, the MOE, MCA, SAIC, the Ministry of Human Resources and Social Welfare and the State Commission Office of Public Sectors Reform jointly issued the Implementation Rules on the Classification Registration of Private Schools to reflect the new classification system for private schools as set out in the Amendment. Generally, if a private school established before promulgation of the Amendment chooses to register as a non-profit school, it shall amend its articles of association, continue its operation and complete the new registration process. If such private school chooses to register as a for-profit school, it shall conduct financial liquidation process, have the property rights of its assets such as lands, school buildings and net balance being authenticated by relevant government authorities, pay up relevant taxes, apply for a new Permit for Operating a Private School, re-register as for-profit schools and continue its operation. Specific provisions regarding the above registrations are yet to be introduced by people’s governments at the provincial level.

On December 30, 2016, the MOE, SAIC and the Ministry of Human Resources and Social Welfare jointly issued the Implementation Rules on the Supervision and Administration of For-profit Private Schools, pursuant to which the establishment, division, merger and other material changes of a for-profit private school shall first be approved by the education authorities or the authorities in charge of labor and social welfare, and then be registered with the competent branch of SAIC.

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Besides the Amendment and the above regulations, the other details of the operation requirement of non-profit schools and for-profit schools will further be provided in implementation regulations that are yet to be introduced: (i) the amendment to the Implementation Rules for the Law for Promoting Private Education of the PRC; (ii) the local regulations relating to legal person registration of for-profit and non-profit private schools; and the specific measures to be formulated and promulgated by the competent authorities responsible for the administration of private schools in the province(s) in which the schools are located, including but not limited to the specific measures for registration of pre-existing private schools, the specific requirements for authenticating various parties’ property rights and payment of taxes and fees of for-profit private schools, taxation policies for for-profit private schools, measures for the collection of non-profit private schools’ fees.

Regulations Relating to Online and Distance Education

Pursuant to the Administrative Regulations on Educational Websites and Online and Distance Education Schools issued by the Ministry of Education on July 5, 2000, educational websites and online education schools may provide educational services in relation to higher education, elementary education, pre-school education, teaching education, occupational education, adult education, other education and public educational information services. “Educational websites” refer to organizations providing education or education-related information services to website visitors by means of a database or online education platform connected via the Internet or an educational television station through an Internet Service Provider, or ISP. “Online education schools” refer to educational websites providing academic education services or training services with the issuance of various certificates. Setting up education websites and online education schools is subject to approval from relevant education authorities, depending on the specific types of education. Any educational website and online education school shall, upon the receipt of approval, indicate on its website such approval information as well as the approval date and file number.

On February 3, 2016, the State Council promulgated the Decision on Cancelling the Second Batch of 152 Items Subject to Administrative Examination and Approval by Local Governments Designated by the Central Government, explicitly cancelled the approval requirements for operating educational websites and online education schools that provided by the Administrative Regulations on Educational Websites and Online Education Schools, and reiterated the principle that administrative approval requirements may only be imposed in accordance with the Administrative Licensing Law.

Regulations Relating to Internet Information Services

The Internet Information Service Administrative Measures, or the Internet Information Measures, was promulgated on September 25, 2000 and amended on January 8, 2011. The Internet Information Measures requires that commercial Internet content providers, or ICP providers, obtain a license for Internet information services, or ICP license, from the appropriate telecommunications authorities in order to offer any commercial Internet information services in the PRC. ICP providers shall display their ICP license number in a conspicuous location on their home page. In addition, the Internet Information Measures also provide that ICP providers that operate in sensitive and strategic sectors, including news, publishing, education, health care, medicine and medical devices, must obtain additional approvals from the relevant authorities regulating those sectors as well.

Regulations Relating to Internet Culture Activities

On February 17, 2011, the Ministry of Culture, or MOC, promulgated the Interim Administrative Provisions on Internet Culture, or the Internet Culture Provisions, which became effective on April 1, 2011, as amended by Decision of the Ministry of Culture on Repealing And Amending Certain Departmental Regulations on December 15, 2017. The Internet Culture Provisions require ICP services providers engaging in commercial “internet culture activities” to obtain a permit from the MOC. “Internet cultural activities” is defined in the Internet Culture Provisions as an act of provision of Internet cultural products and related services, which includes (i) the production, duplication, importation, and broadcasting of the Internet cultural products; (ii) the online dissemination whereby cultural products are posted on the Internet or transmitted via the Internet to end-users, such as computers, fixed-line telephones, mobile phones, television sets and games machines, for online users’ browsing, use or downloading; and (iii) the exhibition and comparison of the Internet cultural products. In addition, “Internet cultural products” is defined in the Internet Culture Provisions as cultural products produced, broadcast and disseminated via the Internet, which mainly include internet cultural products specially produced for the Internet, such as online music entertainment, online games, online shows and plays (programs), online performances, online works of art and online cartoons, and internet cultural products produced from cultural products such as music entertainment, games, shows and plays (programs), performances, works of art, and cartoons through certain techniques and duplicate those to internet for dissemination.

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Regulations Relating to Online Publishing

On February 4, 2016, the SAPPRFT and the MIIT jointly issued the Administrative Provisions on Online Publishing Services, or the Online Publishing Provisions which took effect as of March 10, 2016. The Online Publishing Provisions sets out detailed provisions for online publishing activities, which mainly cover issues such as defining online publishing services, licensing and approvals, the administrative and supervisory regime and legal liabilities. According to the Online Publishing Provisions, all online publishing services provided within the territory of China are subject to the Online Publishing Provisions, and an online publishing services permit shall be obtained to provide online publishing services. Pursuant to the Online Publishing Provisions, “online publishing services” refer to providing online publications to the public through information networks; and “online publications” refer to digital works with publishing features such as having been edited, produced or processed and are made available to the public through information networks, including: (i) written works, pictures, maps, games, cartoons, audio/video reading materials and other original digital works containing useful knowledge or ideas in the field of literature, art, science or other fields; (ii) digital works of which the content is identical to that of any published book, newspaper, periodical, audio/video product, electronic publication or the like; (iii) network literature databases or other digital works, derived from any of the aforesaid works by selection, arrangement, collection or other means; and (iv) other types of digital works as may be determined by the SAPPRFT.

Regulations Relating to Publication Distribution

Under the Administrative Measures for the Publications Market, or Publications Market Measures, which was jointly promulgated by SAPPRFT and MOFCOM and became effective on June 1, 2016, any enterprise or individual who engages in publication distribution activities shall obtain permission from SAPPRFT or its local counterpart. “Publication” is defined as “books, newspapers, periodicals, audio-video products, and electronic publications,” and “distributing” is defined as “wholesale, retail, rental, exhibition and other activities,” respectively, in the Publication Market Measures. Any enterprise or individual that engages in retail of publications shall obtain a Publication Business Operating License issued by the local counterpart of SAPPRFT at the county level. In addition, any enterprise or individual that holds a Publication Business Operating License shall file with the relevant local counterpart of SAPPRFT that granted such license to it within 15 days since it begins to carry out any online publication distribution business. Where an entity or individual is engaged in the distribution of publications via the internet or other information networks, it or he/she shall obtain the operation permit for publications.

Regulations Relating to Online Transmission of Audio-Visual Programs

The SAPPRFT and the MIIT jointly promulgated the Administrative Provisions on Internet Audio-Visual Program Service, or the Audio-Visual Program Provisions, on December 20, 2007, which came into effect on January 31, 2008 and was amended and effective on August 28, 2015. Under the Audio-Visual Program Provisions, “internet audio-visual program services” is defined as activities of producing, redacting and integrating audio-visual programs, providing them to the general public via internet, and providing service for other people to upload and transmits audio-visual programs, and providers of internet audio-visual program services are required to obtain a License for Online Transmission of Audio-Visual Programs issued by SAPPRFT, or complete certain registration procedures with SAPPRFT. In general, providers of internet audio-visual program services must be either state-owned or state-controlled entities, and the business to be carried out by such providers must satisfy the overall planning and guidance catalog for internet audio-visual program service determined by SAPPRFT. On March 30, 2009, SAPPRFT promulgated the Notice on Strengthening the Administration of the Content of Internet Audio-Visual Programs, which reiterates the pre-approval requirements for the audio-visual programs transmitted via the internet, including through mobile networks, where applicable, and prohibits certain types of internet audio-visual programs containing violence, pornography, gambling, terrorism, superstition or other similarly prohibited elements.

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On March 17, 2010, SAPPRFT promulgated the Provisional Implementation of the Tentative Categories of Internet Audio-Visual Program Services, or the Categories, which was modified on March 10, 2017. The Categories clarified the scope of Internet audio-video programs services. According to the Categories, there are four categories of Internet audio-visual program services which are further divided into seventeen sub-categories. The third sub-category to the second category covers the making and editing of certain specialized audio-video programs concerning, among other things, educational content, and broadcasting such content to the general public online. However, there are still significant uncertainties relating to the interpretation and implementation of the Audio-Visual Program Provisions, in particular, the scope of “internet audio-video programs.”

Regulations Relating to the Software Industry

On June 24, 2000, the State Council issued Certain Policies to Encourage the Development of Software and Integrated Circuit Industries, effective from July 1, 2000, or the Policies, to encourage the development of software and integrated circuit industries in China and to enhance the ability of PRC information technology companies to compete in the international market. The Policies facilitate the development of software and integrated circuit industries in China through various methods, including: (i) encouraging venture capital investments in software industry and providing capital to software enterprises or assisting such software enterprises to raise capital overseas; (ii) providing tax incentives, including an immediate tax rebate for taxpayers who sell self-developed software products before 2010 in the amount of the statutory value-added tax that exceeds 3% and a number of exemptions and reduced corporate income tax rates; (iii) providing government support, such as government funding in the development of software technology; (iv) providing preferential treatments, such as credit facilities with low interest rates to enterprises that export software products; (v) taking various strategies to ensure that the software industry has sufficient expertise; and (vi) implementing measures to enhance intellectual property protection in China. According to Certain Policies to Further Encourage the Development of the Software Industry and the Integrated Circuit Industry which was promulgated on January 28, 2011 by the State Council, preferential value-added tax shall continue to be implemented and relevant preferential business tax policies shall be further implemented and improved. Eligible software enterprises and integrated circuit design enterprises, which engage in software development and testing, information system integration, consulting and operation maintenance, integrated circuit design and other businesses, shall be exempt from business tax and relevant procedures for them shall be simplified.

To qualify for preferential treatments, an enterprise must be recognized as a software enterprise by governmental authorities. A software enterprise is subject to annual inspection, failure to pass such inspection in a given year would cause the enterprise to lose the relevant benefits.

Regulations Relating to Privacy Protection

The PRC Constitution states that PRC law protects the freedom and privacy of communications of citizens and prohibits infringement of these rights. In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. Pursuant to the Decision on Strengthening the Protection of Online Information issued by the NPCSC on December 28, 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in July 16, 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. “Personal information” is defined in these regulations as information that identifies a citizen, the time or location for his use of telecommunication and internet services, or involves privacy of any citizen such as his birth date, ID card number, and address. An ICP services provider must also keep information collected strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or providing such information to other parties. Any violation of the above decision or order may subject the ICP service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities.

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Regulations Relating to Intellectual Property Rights

Copyright and Software Registration

The NPCSC adopted the Copyright Law in 1990 and amended it in 2001 and 2010, respectively. The amended Copyright Law extends copyright protection to Internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the China Copyright Protection Center. The amended Copyright Law also requires registration of a copyright pledge. To address the problem of copyright infringement related to the content posted or transmitted over the Internet, the National Copyright Administration and the MIIT jointly promulgated the Measures for Administrative Protection of Copyright Related to Internet on April 29, 2005. This measure became effective on May 30, 2005.

The Computer Software Protection Regulations was promulgated by the State Council on December 20, 2001 and amended on January 30, 2013 which stipulates that Chinese citizens, legal entities or other organizations enjoy, in accordance with these Regulations, copyright in the software which they have developed, whether published or not. In order to further implement the Computer Software Protection Regulations, the State Copyright Bureau issued the Computer Software Copyright Registration Procedures on February 20, 2002, which apply to software copyright registration, license contract registration and transfer contract registration.

Patents

The NPCSC adopted the Patent Law of the PRC in 1984 and amended it in 1992, 2000 and 2008, respectively. A patentable invention, utility model or design must meet three conditions: novelty, inventiveness and practical applicability. Patents cannot be granted for scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Intellectual Property Office is responsible for receiving, examining and approving patent applications. A patent is valid for a twenty-year term for an invention and a ten-year term for a utility model or design, starting from the application date. Except under certain specific circumstances provided by law, any third party user must obtain consent or a proper license from the patent owner to use the patent, or else the use will constitute an infringement of the rights of the patent holder.

Domain Name

On November 5, 2004, the MIIT promulgated the Measures for Administration of Domain Names for the Chinese Internet, or the Domain Name Measures, as amended on August 24, 2017. According to the Domain Name Measures, “domain name” shall refer to the character identifier for identifying and locating the hierarchical structure of a computer on the Internet, which corresponds to the Internet protocol (IP) address of the computer concerned. A domain name registration service shall observe the principle of “first apply, first register”. Where the domain name is completed, the applicant for the domain name registration shall be the holder of the domain name. The holder of the domain name shall pay operation fees for a registered domain name on a regular basis. If the domain name holder fails to pay the corresponding operation fees as required, the original domain name registry shall write it off and notify the holder of the domain name in written form.

Trademark

Trademarks are protected by the PRC Trademark Law which was adopted in 1982 and subsequently amended in 1993, 2001 and 2013 as well as the Implementation Regulation of the PRC Trademark Law adopted by the State Council in 2002 and amended in 2014. The Trademark Office under the SAIC handles trademark registrations and grants a term of ten years to registered trademarks which may be renewed for consecutive ten-year periods upon request by the trademark owner. Trademark license agreements must be filed with the Trademark Office for record. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

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Regulations Relating to Foreign Exchange

Foreign Exchange Settlement

The Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, which was promulgated by the SAFE on March 30, 2015 and became effective as of June 1, 2015, adopts the approach of discretional foreign exchange settlement, under which the foreign exchange capital in the capital account of a foreign-invested enterprise for which the foreign-invested enterprise has obtained confirmation by the local SAFE branches regarding the rights and interests of monetary contribution (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operation needs of such foreign-invested enterprise. The capital in Renminbi obtained by the foreign-invested enterprise from the discretionary settlement of foreign exchange capital shall be managed under the account pending for foreign exchange settlement payment. The proportion of discretionary settlement of foreign exchange capital is temporarily determined as 100%, subject to the adjustment of the SAFE.

Regulations Relating to Foreign Exchange Registration of Overseas Investment by PRC Residents

SAFE Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, issued by SAFE and effective in July 4, 2014, regulates foreign exchange matters in relation to the use of special purpose vehicles, or SPVs, by PRC residents or entities to seek offshore investment and financing and conduct round trip investment in China. Under Circular 37, a SPV refers to an offshore entity established or controlled, directly or indirectly, by PRC residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while “round trip investment” refers to the direct investment in China by PRC residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. Circular 37 requires that, before making contribution into an SPV, PRC residents or entities are required to complete foreign exchange registration with the SAFE or its local branch. SAFE Circular 37 further provides that option or share-based incentive tool holders of a non-listed SPV can exercise the options or share incentive tools to become a shareholder of such non-listed SPV, subject to registration with SAFE or its local branch.

PRC residents or entities who have contributed legitimate domestic or offshore interests or assets to SPVs but have yet to obtain SAFE registration before the implementation of the Circular 37 shall register their ownership interests or control in such SPVs with SAFE or its local branch. An amendment to the registration is required if there is a material change in the SPV registered, such as any change of basic information (including change of such PRC residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration procedures set forth in Circular 37, or making misrepresentation on or failure to disclose controllers of foreign-invested enterprise that is established through round-trip investment, may result in restrictions on the foreign exchange activities of the relevant foreign-invested enterprises, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

Regulations Relating to Employment and Social Insurance

Pursuant to the PRC Labor Law effective as of January 1, 1995 (as amended on August 27, 2009), and the PRC Labor Contract Law effective as of January 1, 2008 (as amended on December 28, 2012), a written labor contract shall be executed by employer and an employee when the employment relationship is established, and an employer is under an obligation to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unlimited term, with certain exceptions. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. Moreover, all PRC enterprises are generally required to implement a standard working time system of eight hours a day and forty hours a week, and if the implementation of such standard working time system is not appropriate due to the nature of the job or the characteristics of business operation, the enterprise may implement a flexible working time system or comprehensive working time system after obtaining approvals from the relevant authorities.

Pursuant to the Social Insurance Law of China effective from July 1, 2011, and the Housing Fund Regulation which was amended and became effective on March 24, 2002, employers in China shall pay contributions to the social insurance plan and the housing fund plan for their employees, and such contribution amount payable shall be calculated based on the employee actual salary in accordance with the relevant regulations.

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Regulations Relating to Taxation

PRC Enterprise Income Tax Law

In January 2008, the PRC Enterprise Income Tax Law, or the EIT Law, took effect (revised and took effect on February 24, 2017). The EIT Law applies a uniform 25% enterprise income tax rate to both foreign-invested enterprises and domestic enterprises, except where tax incentives are granted to special industries and projects. An enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. According to the EIT Law and its implementation regulations, certain high and new technology enterprises which have proprietary intellectual property rights and simultaneously meet the prescribed requirements as stipulated in the implementation regulations of the EIT Law and other relevant regulations are permitted to enjoy a reduced EIT rate of 15%.

Under the EIT Law and its implementation regulations, dividends generated from the business of a PRC subsidiary after January 1, 2008 and payable to its foreign investor may be subject to a withholding tax rate of 10% if the PRC tax authorities determine that the foreign investor is a non-resident enterprise, unless there is a tax treaty with China that provides for a preferential withholding tax rate. Distributions of earnings generated before January 1, 2008 are exempt from PRC withholding tax.

Under the PRC Enterprise Income Tax Law, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The implementing regulations of the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. On April 22, 2009, the State Administration of Taxation, or SAT issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the Actual Standards of Organizational Management, or Circular 82, which provides certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.”

PRC Value-Added Tax Law

Pursuant to the Interim Regulations on Value-added Tax of China, or VAT Regulations which was promulgated by the State Council on December 13, 1993 and became effective as of January 1, 1994 and further amended on November 5, 2008, February 6, 2016 and November 19, 2017, all units and individuals engaging in the sale of goods, provision of processing, repair and fitting services, and importation of goods within the territory of China are taxpayers of value-added tax (“VAT”), and shall pay VAT in accordance with the VAT Regulations. According to the VAT Regulations, a VAT tax rate at 17% applies to the Chinese enterprises unless otherwise exempted or reduced according to the VAT Regulations and other relevant regulations.

Pursuant to the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax in Lieu of Business Tax jointly promulgated by the State Administration of Taxation and the Ministry of Finance (“Circular 36”), the pilot program of the collection of VAT in lieu of business tax shall be promoted nationwide in a comprehensive manner as of May 1, 2016. Entities and individuals engaged in sales of services, intangible assets or real property within the territory of the PRC are value-added taxpayers, and shall pay VAT rather than business tax. Any taxable activities of taxpayers shall be subject to a tax rate of 6%, except those taxpayers who provide services related to transportation, postal services, basic telecommunications, construction, leasing of real property, sell any real property, transfer any land use rights, leasing services of tangible personal property or any cross-board taxable activity.

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Identity of Directors, Senior Management and Advisers

Directors and Senior Management

The following table sets forth information regarding our executive officers and directors as of the date immediately prior to this offering. We plan to appoint additional directors to meet the corporate governance requirements of NASDAQ prior to or in connection with the completion of this offering. We are currently in the process of identifying such additional directors and intend to name such directors in an amendment to the registration statement of which this prospectus is a part.

Directors and Executive Officers	Age	Position/Title
Yang Yu	45	Chairman of the Board and Executive Director

Xinghui Yang	46	Chief Executive Officer and Director

Gang Yao	44	Chief Financial Officer*

Cuntao Hou	38	Vice President

Defang Li	72	Director Nominee*

Yik C Chan	59	Director Nominee*

Rong Zhang	44	Director Nominee*

* This individual has indicated his assent to occupy such position upon the effective date of the registration statement of which this prospectus forms a part.

Yang Yu has served as Chairman of the Board of Directors and Executive Director of the Company since November 2016. Mr. Yu has been serving as the executive director of several of our subsidiaries and VIE, including the executive director of Beijing Distance Learning since July 2015, the executive director of Beijing Digital Information since October 2012, the executive director of Shanghai Xia Shu network Technology Co., Ltd. since April 2016 and the executive director of Shanghai Xin Fu Network Technology Co., Ltd. since July 2015. He has also been the acting executive director of Beijing Hao Hua Hao Tai Investment Co., Ltd, an investment company, since July 2009. Mr. Yu obtained his Ph.D. in law from China University of Political Science & Law, a Master of Laws degree from Xian Jiaotong University and a Bachelor’s Degree in Medicine from The Fourth Military Medical University in Xi’an, China.

Xinghui Yang has served as director of the Company since March 2013 and Chief Executive Officer of the Company since November 2016. Mr. Yang has served as chief executive officer of our wholly owned subsidiary Beijing Distance Learning since March 2013 and Deputy General Manager of this subsidiary from November 2006 to February 2013. He has also been serving as chief executive officer of Beijing Digital Information since March 2013. While with Beijing Distance Learning, Mr. Yang managed the daily operations of the company. From October 2003 to October 2006, Mr. Yang served as Deputy General Manager of Beijing Meiming Media Co., Limited, an integrated marketing company. Mr. Yang obtained his B.S. in Industrial & Electrical Automation from Beijing Information Science & Technology University and his M.B.A from University of International Business and Economics in Beijing, China.

Gang Yao will serve as our Chief Financial Officer as of the effective date of the registration statement of which this prospectus forms a part. Mr. Yao has been serving as Executive Chairman of Beijing Clean2Organic Technology Co., Ltd. since January 2017, responsible for overall decision making in connection with key aspects of the company’s operations. From May 2015 to December 2016, he served as Chief Executive Officer of Hanwang Technology Co., Ltd. (Shenzhen Stock Exchange 002362) where he managed the company’s operations (including finance and supply chain), implemented organizational reforms and developed its internal control program. From June 2013 to May 2015, Mr. Yao served as Chief Executive Officer of Qingdao Hengshun Zhongsheng Group Co., Ltd. (Shenzhen Stock Exchange 300208) where he was managed the company’s operations, led its internal reform and also managed the company’s international expansions in Southeast Asia and Africa. From September 2010 to June 2013, he served as RMB Fund Partner at Zero2IPO Venture, managing the firm’s private equity funds such as modern agriculture funds and clean technology funds. Previously, Mr. Yao was with Baker Tilly China from March 2003 and September 2010 where he held various finance and accounting positions. He started his career as an engineer at Huaihua Raiway Co., Ltd. In addition to his executive experience, Mr. Yao has served as a director of public companies in China. He is currently an independent director of HaiNan Pearl River Holdings Co., Ltd. (Shenzhen Stock Exchange 200505), Qingdao Hengshun Zhongsheng Group Co., Ltd. and Hanwang Technology Co., Ltd. Mr. Yao obtained his B.S. in Household Electrical Appliances Technology and Management from Hunan University of Commerce in Changsha, China, his Master’s degree in Accountancy from Central South University in Changsha, China and his Doctor degree in Accountancy from Chinese Academy of Fiscal Science in Beijing, China. He is a Certified Public Accountant in China and Australia.

Cuntao Hou has been Vice President of the Company since December 2016, which term will expire in November 2019. Mr. Hou has held various managerial positions at our subsidiaries. He has served as Deputy General Manager of Beijing Distance Learning since February 2015 where he has been in charge of marketing and sales. He has also been serving as the General Manager of Hunan Huafu Haihui Learning Technology Co., Ltd., our subsidiary based in Hunan, China, in charge of key aspects of daily operations. Mr. Hou was previously the Assistant Manager of the Marketing Department at Beijing Distance Learning from June 2006 to July 2013, responsible for sales and marketing in relation to the company’s self-study education preparation programs. He joined Beijing Distance Learning in June 2003 and worked as a software engineer at the company’s R&D Department until June 2006. He then served as Assistant Manager of the R&D Department at Beijing Distance Learning from July 2006 to May 2009. Mr. Hou obtained his B.S. degree in Computer Science from Beijing Applied Science and Technology University and his B.A. degree in Management from Beijing Normal University in Beijing, China.

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Defang Li will be an independent director as of the effective date of the registration statement of which this prospectus forms a part. Mr. Li has been a professor of Beijing Normal University since 1986. He has also held various leadership positions at the university, including Dean of the Continuing Education Department, Dean of Higher Vocational Education and Deputy Dean of Network Education School. In addition to his positions at Beijing Normal University, Mr. Li has been in leadership positions at various professional associations dedicated to education since 2005. He is currently Deputy Secretary of the National Colleges & Universities Modern Remote Education Collaboration, Vice President of Beijing Adult Education Association and Secretary of National Teachers’ Network Association. Mr. Li has published two books and over 20 articles on education related subjects. He received his M.A. in Social Anthropology, Cultural Anthropology & Folklore Studies and his B.A. in Chinese Literature from Beijing Normal University in Beijing, China.

Yik C Chan will be an independent director as of the effective date of the registration statement of which this prospectus forms a part. Since 2016, Mr. Chan has served as the Managing Director Asia of IAA-Advisory Associates, which provides specialized advisory services in leasing and asset finance in the areas of strategy and planning, corporate development, mergers and acquisitions, vendor and captive finance, turnaround and restructures, international expansion and funding strategies. Before joining IAA, from 2012 to 2016, Mr. Chan served as Operating Partner of CITIC Capital, one of the largest private equity firms in China, where he operated in the non-bank financial services industry, including leasing, commercial factoring and supply chains financing. From 2007 to 2012, Mr. Chan served as Chief Executive Officer of BNP Paribas Leasing Solutions China, a provider of leasing and finance solutions, a position he held from the company’s inception in 2007. Mr. Chan is an experienced general manager and finance and treasury executive with more than 30 years’ experience in private equity, global leasing, supply chains, and structured finance in the US, Pan Asia and China. Mr. Chan is a Certified Public Accountant in the U.S., and received a B.A. in Accounting from Baruch College and a M.B.A. in Business Administration from New York University.

Rong Zhang will be an independent director as of the effective date of the registration statement of which this prospectus forms a part. Mr. Zhang has over 20 years of experience in accounting, internal controls assessment, and financial management. He has served as a member of the board of directors and the Chief Financial Officer of EMAR Online Technology Co., Ltd. (National Equities Exchange and Quotations in China, 836346) since September 2014. From January 2011 to May 2014, Mr. Zhang served as the Chief Financial Officer of China TransInfo Technology Co., Ltd. (Shenzhen Stock Exchange in China, 002373), overseeing the company’s public filings. From July 2009 to December 2010, he served as the Chief Financial Officer of China Vocational Training Holdings Co., Ltd., the largest automotive technician training school chain in China. He also served as the Chief Financial Officer of Hunan Taizinai Biological Technology Co., Ltd. from August 2007 to October 2008. From July 2005 to July 2007, Mr. Zhang was the Asia Pacific Controller of Draft FCB as well as the Asia Pacific Lead Area Controller of Interpublic Group of Companies, Inc. (Draft FCB's parent company), one of the world’s largest advertising and marketing services companies. From January 2004 to July 2005, he was a Senior Analyst and Project Leader at MCI, Inc., now a telecommunications subsidiary of Verizon Communications Inc., a global broadband and telecommunications company. From July 1997 to January 2004, Mr. Zhang held finance and accounting positions at U.S. companies in a wide range of industries, including ACSI Network Technologies, Union Camp Corporation and International Paper and Deloitte & Touche.

In addition, Mr. Zhang has served on the board of directors of other public companies. He has been serving as a director of SSLJ.Com Limited since April 16, 2017. He also served as the Chair of the Audit Committee of eFuture Information Technology Inc., a company listed on NASDAQ, from March 2015 to February 2017. Since August 2008, Mr. Zhang has been serving as a non-employee director of SVTeck, Inc., a Silicon Valley start-up in online reputation grading/search business using advanced dynamic programming as well as artificial intelligence, and OKIKI Education Management Co., Ltd., a preschool education chain.

Mr. Zhang received a Master’s degree in Accounting and Finance and a Master’s degree in Economics from Georgia State University and a Bachelor’s degree in Marine Meteorology from Ocean University of China.

Employment Agreements

We have entered into employment agreements with each of our executive officers. We may terminate an executive officer’s employment for cause at any time without advance notice or remuneration, if (i) the executive officer is convicted or pleads guilty to a felony or to an act of fraud, misappropriation or embezzlement, (ii) the executive officer has been negligent or acted dishonestly to our detriment, (iii) the executive officer has engaged in actions amounting to misconduct or failed to perform his/her duties thereunder and such failure continues after the executive officer is afforded a reasonable opportunity to cure such failure, (iv) the executive officer has died, or (v) the executive officer has a disability which shall mean a physical or mental impairment which, as reasonably determined by our board of directors, renders the executive officer unable to perform the essential functions of his/her employment with us, even with reasonable accommodation that does not impose an undue hardship on the Company, for more than 180 days in any 12-month period, unless a longer period is required by applicable law, in which case that longer period would apply. We may also terminate an executive officer’s employment under PRC Labor Law Articles 36, 39 40 and 41 and under other applicable laws and regulations. An executive officer may terminate his or her employment at any time by giving a thirty days’ prior written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and for two years following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, clients, customers or contacts of us or other persons or entities introduced to the executive officer in the executive officer’s capacity as our representative for the purposes of doing business with such persons or entities which will harm the business relationship between the Company and such persons and/or entities; (ii) unless expressly consented to by us, assume employment with or provide services to any of our competitors, engage, whether as principal, partner, licensor or otherwise, any of our competitors; or (iii) unless expressly consented to by us, seek directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any of our employees who is employed by us.

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We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. A director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Committees of the Board of Directors

Immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, we will establish an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We have adopted a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Messrs. Chan, Zhang and Li and will be chaired by Chan. We have determined that each of these three director nominees satisfies the “independence” requirements of the NASDAQ Listing Rules and meet the independence standards under Rule 10A-3 under the Securities Exchange Act of 1934, as amended. We have determined that Mr. Chan qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of the Company. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm;

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

●	reporting regularly to the board.

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Compensation Committee. Our compensation committee will consist of Messrs. Zhang and Chan, and will be chaired by Mr. Zhang. We have determined that each of these directors satisfies the “independence” requirements of the NASDAQ Listing Rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

●	reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

●	reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements; and

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Mr. Li and Mr. Chan, and will be chaired by Mr. Li. We have determined that each of these directors satisfies the “independence” requirements of the NASDAQ Listing Rules. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices; and

●	evaluating the performance and effectiveness of the board as a whole.

Duties of Directors

Under British Virgin Islands law, our directors have a statutory and fiduciary duty to act honestly in good faith and in our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. A shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital—Differences in Corporate Law” for additional information on our standard of corporate governance under British Virgin Islands law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board. Unless his term is fixed by the resolution of shareholder or directors appointing him, each director holds office until the earlier of his death, resignation or removal from office, with or without cause, by the a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director, or by a written resolution passed by at least 75% of the shareholders entitled to vote, or if with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director.

Compensation of Directors and Executive Officers

For the fiscal year ended March 31, 2017, we paid an aggregate of RMB705,824 (approximately US$170,638) in cash and benefits in-kind granted to or accrued on behalf of all of our directors and members of senior management for their services, in all capacities, and we did not pay any additional compensation to our directors and members of senior management. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries and consolidated variable interest entity are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of our ordinary shares as of the date of this prospectus by:

●	each of our directors and executive officers;

●	each person known to us to beneficially own more than 5% of our ordinary shares; and

●	all directors and executive officers as a group.

The calculations in the table below are based on 3,200,000 ordinary shares outstanding immediately prior to this offering and (i) 4,200,000 ordinary shares outstanding immediately after the completion of this offering, assuming the minimum amount is raised and (ii) 5,200,000 ordinary shares outstanding immediately after the completion of this offering, assuming the maximum amount is raised, which number of shares has been calculated based on an initial offering price of US$5 per share.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person. Unless otherwise indicated in the footnotes, the address for each principal shareholder is Room 505 Building No.40, No.1 Disheng North Street, Economic and Technological Development Zone, Beijing, China 100176.

	Ordinary shares beneficially owned prior to this offering		Shares beneficially owned after this offering (Minimum offering amount)		Shares beneficially owned after this offering (Maximum offering amount)
Name	Number	%	Number	%	Number	%
Directors and Executive Officers:
Yang Yu(1)	1,648,000	51.5%	1,648,000	39.2%	1,648,000	31.7%
Xinghui Yang(2)	1,552,000	48.5%	1,552,000	37.0%	1,552,000	29.8%
Gang Yao	-	-	-	-	-	-
Cuntao Hou	-	-	-	-	-	-
Defang Li	-	-	-	-	-	-
Yik C Chan	-	-	-	-	-	-
Rong Zhang	-	-	-	-	-	-
All directors and executive officers as a group (seven persons)	3,200,000	100%	3,200,000	76.2%	3,200,000	61.5%
Principal Shareholders:
River Business Limited (3)	1,392,000	43.5%	1,392,000	33.1%	1,392,000	26.8%
Silver Thousand International (4)	320,000	10%	320,000	7.6%	320,000	6.2%
HFGFR INC. (5)	1,488,000	46.5%	1,488,000	35.4%	1,488,000	28.6%

(1)	Includes 1,488,000 ordinary shares held through HFGFR INC. and 160,000 ordinary shares held through Silver Thousand International.

(2)	Includes 1,392,000 ordinary shares held through River Business Limited and 160,000 ordinary shares held through Silver Thousand International.

(3)	The registered office address of River Business Limited is Sea Meadow House, PO Box 173, Road Town, Tortola, VG1110 British Virgin Islands. As the holder of all of the equity interest in River Business Limited, Yang Xinghui has voting and dispositive power with respect to all of the ordinary shares of the Company held by River Business Limited.

(4)	The registered office address of Silver Thousand International is Sea Meadow House, PO Box 173, Road Town, Tortola, VG1110, British Virgin Islands. As of the date of this prospectus, Silver Thousand International is 50% owned by Mr. Yang and 50% owned by HFGFR INC.

(5)	The business address of HFGFR INC. is Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. As the holder of all of the equity interest in HFGFR INC., Yu Yang has voting and dispositive power with respect to all of the ordinary shares of the Company held by HFGFR INC.

None of our major shareholders have differing voting rights, and as of the date of this prospectus, none of our outstanding ordinary shares are held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

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RELATED PARTY TRANSACTIONS

Contractual Arrangements with our Affiliated Entities and their Shareholders

See “Corporate History and Structure – Contractual Arrangements.”

Transactions with Certain Related Parties

As of March 31, 2018, the Company had related parties payables of $327,314, mainly due to the principal shareholders of the Company who lent funds for the Company’s operations. The payables are unsecured, non-interest bearing and due on demand.

As of March 31, 2018
Due to shareholders	$318,455
Due to key management personnel	8,859
Total	$327,314

There were no related party transactions in fiscal year 2017.

Private Placements

We have not issued any securities in the past three fiscal years.

Employment Agreements

We have entered into employment agreements with our executive officers. See “Management—Employment Agreements.”

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DESCRIPTION OF SHARE CAPITAL

We are a British Virgin Islands company limited by shares and our affairs are governed by our memorandum and articles of association and the Act (as amended or modified from time to time).

In respect of all of our ordinary shares we have power insofar as is permitted by law, to redeem or purchase any of our shares and to increase or reduce the said capital subject to the provisions of the Act and the articles of association and to issue any part of our capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions, subject to the provisions of our memorandum and articles of association from time to time in force.

As of the date immediately prior to this offering, our authorized share capital consists of 30,000,000 ordinary shares with a par value of US$0.01. As of the date immediately prior to this offering, there are 3,200,000 ordinary shares issued and outstanding.

Our authorized share capital upon completion of the offering will be US$300,000 divided into 30,000,000 ordinary shares of a par value of US$0.01 each. We will issue 1,000,000 ordinary shares represented by our ordinary shares in this offering. All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met. The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the Act insofar as they relate to the material terms of our ordinary shares that we expect will become effective upon the closing of this offering.

Ordinary Shares

General. Upon the completion of this offering, our authorized share capital is US$300,000 divided into 30,000,000 ordinary shares, with a par value of US$0.01. Holders of ordinary shares will have the same rights. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering amended and restated articles of association provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend. Holders of ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote for each ordinary share registered in his or her name on our register of members. Holders of ordinary shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder.

A quorum required for a meeting of shareholders consists of two or more shareholders who hold at least one-half of all voting power of our share capital in issue at the date of the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 30% of the aggregate voting power of our company. Advance notice of at least 10 days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

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Transfer of Ordinary Shares.  Under the Act the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee to the company. The instrument of transfer must be sent to the company for registration. Subject to the company’s memorandum or articles of association the company shall on receipt of an instrument of transfer enter the name of the transferee of the share in the register of members unless the directors resolve to refuse or delay registration of the transfer for reasons that should be specified in a resolution of directors. The transfer of a registered share is effective when the name of the transferee is entered in the register of members. The entry of the name of a person in the company’s register of members is prima facie evidence that legal title in the share vests in that person.

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the company’s memorandum and articles of association.

The registration of transfers may, after compliance with any notice required of NASDAQ, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. Any distribution of assets or capital to holders of an ordinary share will be the same in any liquidation event.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. The Act and our amended and restated articles of association permit us to purchase our own shares with the prior written consent of the relevant shareholders and resolution of directors and applicable law.

Variation of Rights of Shares.  All or any of the special rights attached to any class of shares may, subject to the provisions of the Act, only be varied with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.

A member of a company is entitled, on giving written notice to the company, to inspect (a) the memorandum and articles of association; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

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Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: the memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Issuance of Additional Shares. Our post-offering amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Register of Members

Under the Act we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the number and class of shares held by each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to immediately update the register of members to record and give effect to the issuance of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the High Court of the British Virgin Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

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Differences in Corporate Law

The Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. Under the Act two or more companies, each a “constituent company”, may merge or consolidate. A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

The Act provides that any member of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the member continues to hold the same or similar shares. The following is a summary of the position under the Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of members at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a member to whom the Company did not give notice of the meeting of members or where the proposed merger is authorized by written consent of the members without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each member who gave written objection or from whom written objection was not required, except those members who voted for, or consented in writing to, the proposed merger.

A member to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;

(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and

(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a member except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which members may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

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If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Shareholders’ Suits.

Under the provisions of the Act, the memorandum and articles of association of a company are binding as between the company and its members and between the members. In general, members are bound by the decision of the majority or special majorities as set out in the articles of association or in the Act. As for voting, the usual rule is that with respect to normal commercial matters members may act from self-interest when exercising the right to vote attached to their shares.

If the majority members have infringed a minority member’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular member concerned.

The Act provides for a series of remedies available to members. Where a company incorporated under the Act conducts some activity which breaches the Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Members can now also bring derivative, personal and Representative Actions under certain circumstances.

The traditional English basis for members’ remedies have also been incorporated into the Act: where a member of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may apply to the BVI High Court for an order on such conduct.

Any member of a company may apply to the BVI High Court for the appointment of a liquidator for the company and the Court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Act provides that any member of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following:

(a)	a merger;

(b)	a consolidation;

(c)	any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter; (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition; or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof;

(d)	a redemption of 10 per cent, or fewer, of the issued shares of the company required by the holders of 90 percent, or more, of the shares of the company pursuant to the terms of the Act; and

(e)	an arrangement, if permitted by the BVI High Court.

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Generally any other claims against a company by its members must be based on the general laws of contract or tort applicable in the BVI or their individual rights as members as established by the company’s memorandum and articles of association.

The Act provides that if a company or a director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the Act or the memorandum or articles of association of the company, the BVI High Court may, on the application of a member or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Act or the memorandum or articles of association.

Indemnification of Directors and Executive Officers and Limitation of Liability. BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our post-offering amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of British Virgin Islands law, a director of a British Virgin Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. Under the Act, a director must act honestly in good faith and in the best interests of the Company. A director of a British Virgin Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the British Virgin Islands.

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Shareholder Action by Written Consent.  Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Although British Virgin Islands law may permit shareholder actions by written consent, our post-offering amended and restated articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

British Virgin Islands law and our amended and restated articles of association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be converted may request that the directors shall requisition a shareholder’s meeting. As a British Virgin Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, directors may be removed with or without cause, by a resolution of our shareholders, or with cause by a resolution of the directors.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute. As a result, we are not afforded the same statutory protections in the British Virgin Islands as we would be offered by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders. See also “Shareholders’ Suits” above. We have adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company.

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Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

The liquidation of a company may be a voluntary solvent liquidation or a liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Voluntary Liquidation

If the liquidation is a solvent liquidation, the provisions of the Act governs the liquidation. A company may only be liquidated under the Act as a solvent liquidation if it has no liabilities or it is able to pay its debts as they fall due and the value of its assets exceeds its liabilities. Subject to the memorandum and articles of association of a company, a liquidator may be appointed by a resolution of directors or resolution of members but if the directors have commenced liquidation by a resolution of directors the members must approve the liquidation plan by a resolution of members save in limited circumstances.

A liquidator is appointed for the purpose of collecting in and realizing the assets of a company and distributing proceeds to creditors.

Liquidation under the Insolvency Act

The Insolvency Act governs an insolvent liquidation. Pursuant to the Insolvency Act, a company is insolvent if (a) it fails to comply with the requirements of a statutory demand that has not be set aside pursuant to the Insolvency Act, execution or other process issued on a judgement, decree or order of court in favor of a creditor of the company is returned wholly or partly unsatisfied or either the value of the company’s liabilities exceeds its assets or the company is unable to pay its debts as they fall due. The liquidator must be either the Official Receiver in BVI or a BVI licensed insolvency practitioner. An individual resident outside the BVI may be appointed to act as liquidator jointly with a BVI licensed insolvency practitioner or the Official Receiver. The members of the company may appoint an insolvency practitioner as liquidator of the company or the court may appoint an Official Receiver or an eligible insolvency practitioner. The application to the court can be made by one or more of the following: (a) the company (b) a creditor (c) a member (d), the supervisor of a creditors’ arrangement in respect of the company, the Financial Services Commission and the Attorney General in the BVI.

The court may appoint a liquidator if:

(a)	the company is insolvent;

(b)	the court is of the opinion that it is just and equitable that a liquidator should be appointed; or

(c)	the court is of the opinion that it is in the public interest for a liquidator to be appointed.

An application under (a) above by a member may only be made with leave of the court, which shall not be granted unless the court is satisfied that there is prima facie case that the company is insolvent. An application under (c) above may only be made by the Financial Services Commission or the Attorney General and they may only make an application under (c) above if the company concerned is, or at any time has been, a regulated person (i.e. a person that holds a prescribed financial services license) or the company is carrying on, or at any time has carried on, unlicensed financial services business.

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Order of Preferential Payments upon Liquidation

Upon the insolvent liquidation of a company, the assets of a company shall be applied in accordance with the following priorities: (a) in paying, in priority to all other claims, the costs and expenses properly incurred in the liquidation in accordance with the prescribed priority; (b) after payment of the costs and expenses of the liquidation, in paying the preferential claims admitted by the liquidator (wages and salary, amounts to the BVI Social Security Board, pension contributions, government taxes) - preferential claims rank equally between themselves and, if the assets of the company are insufficient to meet the claims in full, they shall be paid ratably; (c) after the payment of preferential claims, in paying all other claims admitted by the liquidator, including those of non-secured creditors - the claims of non-secured creditors of the Company shall rank equally among themselves and if the assets of the company are insufficient to meet the claims in full, such non-secured creditors shall be paid ratably; (d) after paying all admitted claims, paying any interest payable under the BVI Insolvency Act; and finally (e) any surplus assets remaining after payment of the costs, expenses and claims above shall be distributed to the members in accordance with their rights and interests in the Company. Part VIII of the Insolvency Act provides for various applications which may be made by a liquidator to set aside transactions which have unfairly diminished the assets which are available to creditors.

The appointment of a liquidator over the assets of a company does not affect the right of a secured creditor to take possession of and realize or otherwise deal with assets of the company over which that creditor has a security interest. Accordingly, a secured creditor may enforce its security directly without recourse to the liquidator, in priority to the order of payments described in paragraph 25.7. However, so far as the assets of a company in liquidation available for payment of the claims of unsecured creditors are insufficient to pay the costs and expenses of the liquidation and the preferential creditors, those costs, expenses and claims have priority over the claims of chargees in respect of assets that are subject to a floating charge created by a company and shall be paid accordingly out of those assets.

The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Act and our post-offering amended and restated articles of association, our company may be dissolved, liquidated or wound up by a resolution of our shareholders.

Variation of Rights of Shares.  Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law and our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our post-offering amended and restated memorandum and articles of association may be amended with a resolution of our shareholders or, with certain exception by resolutions of directors.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

We have not issued any shares in the past three years.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, if the minimum amount is sold, we will have 4,200,000 ordinary shares outstanding, and if the maximum amount is sold, we will have 5,200,000 ordinary shares outstanding. All of the Ordinary shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares, and while we intend to submit application for the ordinary shares to be listed on NASDAQ, we cannot assure you that a regular trading market will develop in the ordinary shares. We do not expect that a trading market will develop for our ordinary shares not represented by the ordinary shares.

Lock-Up Agreements

We, our directors and executive officers, and our existing shareholders have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, for a period of 180 days after the date of this prospectus. After the expiration of the 180-day period, the ordinary shares held by our directors, executive officers and our existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

All of our ordinary shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates may sell within any three-month period a number of restricted shares that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares of the same class, which will equal approximately 52,000 ordinary shares immediately after this offering assuming the maximum amount is sold and 42,000 ordinary shares assuming the minimum amount is sold; or

●	the average weekly trading volume of our ordinary shares on NASDAQ during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

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TAXATION

The following discussion of British Virgin Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of British Virgin Islands tax law, it represents the opinion of Maples and Calder, our British Virgin Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Jingtian & Gongcheng, our PRC counsel.

British Virgin Islands Taxation

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

People’s Republic of China Taxation

Under the EIT Law, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

Our PRC subsidiary and PRC consolidated VIE are companies incorporated under PRC law and, as such, are subject to PRC enterprise income tax on their taxable income in accordance with the relevant PRC income tax laws. Pursuant to the EIT Law, which became effective on January 1, 2008 and was amended on February 24, 2017, a uniform 25% enterprise income tax rate is generally applicable to both foreign-invested enterprises and domestic enterprises, except where a special preferential rate applies. The enterprise income tax is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. We are subject to VAT at a rate of 6% on the services we provide, less any deductible VAT we have already paid or borne. We are also subject to surcharges on VAT payments in accordance with PRC law.

In addition, the SAT Circular 82 issued by the SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011 and was revised by the Announcement of the State Administration of Taxation on Revising Certain Taxation Normative Documents in 2018. SAT Circular 45 provides more guidance on the implementation of SAT Circular 82. In particular, SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Wah Fu is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that Wah Fu meet all of the conditions above or are PRC resident enterprises for PRC tax purposes. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our British Virgin Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. One example is that a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares s. See “Risk Factors—Risk Related to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and has a material adverse effect on our results of operations and the value of your investment.”

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As a British Virgin Islands holding company, we may receive dividends from our PRC subsidiaries. The EIT Law and its implementing rules provide that dividends paid by a PRC entity to a non-resident enterprise for income tax purposes is subject to PRC withholding tax at a rate of 10%, subject to reduction by an applicable tax treaty with China. There is currently no such preferential tax treaty between China and British Virgin Islands.

In January 2009, the SAT promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises, pursuant to which the entities that have the direct obligation to make certain payments to a non-resident enterprise should be the relevant tax withholders for the non-resident enterprise, and such payments include: income from equity investments (including dividends and other return on investment), interest, rents, royalties and income from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Further, the measures provide that in case of an equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment must, by itself or engage an agent to, file tax declaration with the PRC tax authority located at place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred should assist the tax authorities to collect taxes from the relevant non-resident enterprise. The SAT issued a SAT Circular 59 together with the MOF in April 2009 and a SAT Circular 698 in December 2009. Both Circular 59 and Circular 698 became effective retroactively as of January 1, 2008. By promulgating and implementing these two circulars, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-resident enterprise. Under SAT Circular 698, where a non-resident enterprise transfers the equity interests of a PRC “resident enterprise” indirectly by disposition of the equity interests of an overseas holding company, and such overseas holding company is located in certain low tax jurisdictions, the non-resident enterprise, being the transferor, must report to the relevant tax authority of the PRC “resident enterprise” this Indirect Transfer. The PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC tax at a rate of up to 10%. On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or SAT Bulletin 7, to supersede existing provisions in relation to the Indirect Transfer as set forth in Circular 698, while the other provisions of Circular 698 remain in force. SAT Bulletin 7 introduces a new tax regime that is significantly different from that under Circular 698. Public Notice extends its tax jurisdiction to capture not only Indirect Transfer as set forth under Circular 698 but also transactions involving transfer of immovable property in China and assets held under the establishment and place, in China of a foreign company through the offshore transfer of a foreign intermediate holding company. SAT Bulletin 7 also addresses transfer of the equity interest in a foreign intermediate holding company widely. In addition, SAT Bulletin 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and introduces safe harbor scenarios applicable to internal group restructurings. However, it also brings challenges to both the foreign transferor and transferee of the Indirect Transfer as they have to make self-assessment on whether the transaction should be subject to PRC tax and to file or withhold the PRC tax accordingly. Although it appears that SAT Circular 698 and/or SAT Bulletin 7 was not intended to apply to share transfers of publicly traded companies, there is uncertainty as to the application of SAT Circular 698 and/or SAT Bulletin 7 and we and our non-resident investors may be at risk of being required to file a return and being taxed under SAT Circular 698 and/or SAT Bulletin 7 and we may be required to expend valuable resources to comply with SAT Circular 698 or to establish that we should not be taxed under SAT Circular 698 and/or SAT Bulletin 7.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises as Source, or SAT Bulletin 37, which repealed the entire Circular 698 and the provision in relation to the time limit for the withholding agent to declare to the competent tax authority for payment of such tax of SAT Bulletin 7. Pursuant to SAT Bulletin 37, the income from property transfer, as stipulated in the second item under Article 19 of the Law on Enterprise Income Tax, shall include the income derived from transferring such equity investment assets as stock equity. The balance of deducting the equity’s net value from the total income from equity transfer shall be taxable income from equity transfer. Where a withholding agent enters into a business contract, involving the income specified in the third paragraph of Article 3 in the Law on Enterprise Income Tax, with a non-resident enterprise, the tax-excluding income of the non-resident enterprise will be treated as the tax-including income, based on which the tax payment will be calculated and remitted, if it is agreed in the contract that the withholding agent shall assume the tax payable.

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United States Federal Income Taxation

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our ordinary shares. This summary applies only to U.S. Holders that hold our ordinary shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. Moreover, this summary does not address the U.S. federal estate, gift, Medicare, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding common stock through such entities.

Prospective investors are urged to consult their own tax advisors regarding the application of U.S. federal taxation to their particular circumstances, and the state, local, non-U.S., or other tax consequences of the ownership and disposition of our ordinary shares.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ordinary shares.

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Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Although the law in this regard is not clear, we treat our consolidated VIEs as being owned by us for U.S. federal income tax purposes because we exercise effective control over the consolidated VIEs and are entitled to substantially all of their economic benefits. As a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined that we are not the owner of the consolidated VIEs for U.S. federal income tax purposes, we would likely be treated as a PFIC for the current taxable year and any subsequent taxable year. Assuming that we are the owner of the VIEs for U.S. federal income tax purposes, and based upon our current and expected income and assets (including goodwill, other unbooked intangibles, and the cash proceeds following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be or become a PFIC in the current or foreseeable taxable years, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our ordinary shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

The discussion below under “Dividends” and “Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. If we are treated as a PFIC, the U.S. federal income tax considerations that apply generally are discussed under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including NASDAQ. It is unclear whether dividends that we pay on our ordinary shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “Taxation—People’s Republic of China Taxation”), we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our ordinary shares, would be eligible for the reduced rates of taxation described in the this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our ordinary shares. Dividends received on our ordinary shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Sale or Other Disposition

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long term if the ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates taxation. In the event that gain from the disposition of the ordinary shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of ordinary shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

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As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our ordinary shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ordinary shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our ordinary shares.

Information Reporting

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the Internal Revenue Service with respect to dividends on and proceeds from the sale or other disposition of our ordinary shares. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the U.S. information reporting rules to their particular circumstances.

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UNDERWRITING

We have entered into an underwriting agreement with Network 1 Financial Securities, Inc., as the underwriter named therein (the “Underwriter”), with respect to the ordinary shares in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell a minimum offering amount of 1,000,000 ordinary shares and a maximum offering amount of 2,000,000 ordinary shares on a best efforts basis. The offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. As a result, we may not be able to sell the minimum number of ordinary shares. The Underwriter is not required to sell any specific number of dollar amount of ordinary shares but will use its best efforts to sell the ordinary shares offered.

We do not intend to close this offering unless we sell at least a minimum number of ordinary shares, at the price per share set forth on the cover page of this prospectus. The offering may close or terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of our ordinary shares is raised, or (ii) 90 days from the date of this prospectus, or the expiration date. We retain the right to terminate the offering prior to the expiration of the 90-day period. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us. If we do not raise the minimum offering amount of $5,000,000, we will not conduct a closing of this offering and will promptly return to investors all amounts previously deposited by them in escrow, without interest or deduction of fees.

We have applied to list our ordinary shares on the NASDAQ under the symbol “WAFU.” Our net income was $1.2 million and $2.2 million for year ended March 31, 2018 and 2016, respectively. As such, we expect that we will satisfy requirements under the Net Income Standard set forth under Listing Rules 5505(a) and 5505(b)(3). If our listing application is not approved, we will not consummate this offering and all funds in the escrow account for this offering will be returned to investors without interest or deduction of fees.

We expect that delivery of the ordinary shares will be made to investors through the book-entry facilities of The Depository Trust Company.

The underwriting agreement provides that the obligation of the Underwriter to sell the ordinary shares, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on NASDAQ, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. The Underwriter is under no obligation to purchase any ordinary shares for its own account. As an offering on a best efforts basis, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”),

Discounts, Commissions and Expenses

We have agreed to pay the Underwriter a fee equal to 7.5% of the gross proceeds of the offering from investors introduced by the Underwriter and a fee equal to 4.5% of the gross proceeds of the offering from investors introduced by us. We have agreed to pay the Underwriter a corporate finance fee equal to 2% of the gross proceeds of the offering. We have also agreed to reimburse the Underwriter’s reasonable out-of-pocket expenses relating to this offering up to $75,000, including but not limited to (i) reasonable travel and out-of-pocket expenses, including clearing charges, (ii) reasonable fees of Underwriter’s counsel incurred by the Underwriter in connection with this offering, (iii) the cost of due diligence meetings not exceeding $10,000 in the aggregate; (iv) preparation of printed documents for closing and deal mementos with costs not exceeding US$3,000; and (v) all reasonable documented fees and expenses for conducting a net road show presentation not exceeding $10,000. As of April 2018, we have paid an advance of $75,000 to the Underwriter to be applied to the Underwriter’s anticipated out-of-pocket expenses. Such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

The table below shows the per share and total commissions that we will pay to the underwriter, assuming a maximum commission fee of 7.5% of the offering price.

	Minimum offering amount				Maximum offering amount
	Per ordinary share		Total		Per ordinary share		Total
Initial public offering price	US$	5	US$	5,000,000	US$	5	US$	10,000,000
Commissions to the underwriter (7.5%) for sales to investors introduced by the underwriter	US$	0.375	US$	375,000	US$	0.375	US$	750,000
Proceeds to our company before expenses(1)(2)	US$	4.625	US$	4,625,000	US$	4.625	US$	9,250,000

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In addition, we have agreed to grant the Underwriter non-redeemable warrants to purchase an amount equal to five percent (5%) of the ordinary shares sold in the offering, which warrants will be exercisable six months after the effective date of the registration statement, have three (3) year terms and cashless exercise options. Such warrants are exercisable at a price of 125% of the public offering price of the ordinary shares offered pursuant to this offering. We will register the shares underlying the underwriter warrants and will file all necessary undertakings in connection therewith. The underwriter warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, of which this prospectus forms a part (in accordance with FINRA Rule 5110), except that they may be assigned, in whole or in part, to any member participating in the offering and the officers or partners thereof, and that all securities so transferred remain subject to the lock-up restriction for the remainder of the time period. The underwriter warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise. The total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately US$567,358.5. Expenses include the SEC and the FINRA filing fees, the NASDAQ listing fee, and printing, legal, accounting and miscellaneous expenses.

Each of our directors, executive officers and existing beneficial owners of our outstanding ordinary shares has agreed that, subject to certain exceptions, such director, executive officer or beneficial owner of our outstanding ordinary shares will not, without the prior written consent of the Underwriter, during the restricted period:

●	offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares; or

●	make any demand for or exercise any right with respect to, the registration of any ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares;

118

whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Prior to this offering, there has been no public market for the ordinary shares. The initial public offering price will be determined by negotiations between us and the Underwriter. In determining the initial public offering price, we and the Underwriter expects to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Underwriter;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Underwriter and us.

Neither we nor the Underwriter can assure investors that an active trading market will develop for our ordinary shares, or that the shares will trade in the public market at or above the initial public offering price.

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Underwriter may be required to make for these liabilities.

The address of Network 1 Financial Securities, Inc. is 2 Bridge Avenue, Suite 241, Red Bank, NJ 0770.

Deposit of Offering Proceeds

The proceeds from the sale of the ordinary shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account at the branch of JPMorgan Chase Bank, N.A. established by the Escrow Agent (the “Escrow Account”). We have appointed Continental Stock Transfer & Trust Company, an independent third party, as our Escrow Agent. The purpose of the Escrow Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the Underwriter from prospective purchasers of the our offered Ordinary shares and are delivered by the Underwriter to the Escrow Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds.

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The Underwriter shall promptly deliver to the Escrow Agent all funds in the form of checks or wire transfers which it receives from prospective purchasers of our Ordinary shares by noon the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received. Simultaneously with each deposit to the Escrow Account, the Underwriter shall inform the Escrow Agent about the subscription information for each prospective purchaser. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “Continental Stock Transfer & Trust Company AAF Wah Fu Education Group Limited 2018 Escrow”. The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the minimum offering amount and no funds will be released to us until the completion of the offering. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In the event that the minimum offering amount is not raised by        , 2018 or the offering is otherwise terminated, all subscription funds from the escrow account will be returned to investors by noon the next business day after termination of the offering. Prior to        , 2018, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of $5,000,000 by        , 2018.

Electronic Offer, Sale and Distribution of Ordinary shares

A prospectus in electronic format may be made available on websites maintained by the Underwriter, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations. In addition, ordinary shares may be sold by the Underwriter to securities dealers who resell Ordinary shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by any underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Pricing of the Offering

Prior to this offering, there has been no public market for the ordinary shares. The initial public offering price is determined by negotiations between us and the representatives. Among the factors considered in determining the initial public offering price are our future prospects and those of our industry in general, our sales, earnings, certain other financial and operating information in recent periods, the price-earnings ratios, price-sales ratios and market prices of securities and certain financial and operating information of companies engaged in activities similar to ours, the general condition of the securities markets at the time of this offering, the recent market prices of, and demand for, publicly traded common share of generally comparable companies, and other factors deemed relevant by the representatives and us. Neither we nor the Underwriter can assure investors that an active trading market will develop for the ordinary shares, or that the ordinary shares will trade in the public market at or above the initial public offering price.

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Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the ordinary shares or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)	you confirm and warrant that you are either:
(b)	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance;

(b) you warrant and agree that you will not offer any of the ordinary shares issued to you pursuant to this document for resale in Australia within 12 months of those ordinary shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada.  The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations . Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

British Virgin Islands. This prospectus does not constitute an invitation or offer to the public in the British Virgin Islands of the ordinary shares, whether by way of sale or subscription. The Underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares in the British Virgin Islands.

121

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the Underwriter to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the Underwriter to produce a prospectus for such offer. Neither we nor the Underwriter has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the Underwriter which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

122

Japan.  The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ordinary shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong. The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Singapore.  This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our ordinary shares may not be circulated or distributed, nor may our ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our ordinary shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

123

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the NASDAQ listing fee, all amounts are estimates.

SEC Registration Fee	US$	1,370
NASDAQ Listing Fee	US$	55,000
Underwriting Fee	US$	75,000
Legal Fees and Expenses	US$	354,943
Accounting Fees and Expenses	US$	270,000
Printing and Engraving Expenses	US$	16,475
Industry Research Fee	US$	8,571
Investor Relations Fee	US$	26,000
Miscellaneous Expenses	US$	5,000
Total	US$	812,359

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LEGAL MATTERS

Ellenoff Grossman & Schole LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder. Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the Underwriter by Mei & Mark LLP. Legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng and for the Underwriter by DaHui Lawyers. Ellenoff Grossman & Schole LLP may rely upon Maples and Calder with respect to matters governed by British Virgin Islands law and Jingtian & Gongcheng with respect to matters governed by PRC law. Mei & Mark LLP may rely upon DaHui Lawyers with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of March 31, 2018 and 2017 and for each of the years then ended included in this prospectus have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The section titled “Industry Overview” have been prepared by China Research and Intelligence Co., Ltd., our industry expert, who has confirmed to us that such sections accurately describe the online education industry of PRC.

The office of Friedman LLP, is located at 1700 Broadway New York, NY 10019.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

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WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Wah Fu Education Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Wah Fu Education Group Limited and its subsidiaries (collectively, the “Company”) as of March 31, 2018 and 2017, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended March 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2017.

New York, New York
June 15, 2018, except for Note 2, as to which the date is June 28, 2018.

F-2

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of March 31,	As of March 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$4,722,955	$5,600,768
Accounts receivable, net	2,038,472	664,263
Inventories	7,732	8,803
Other receivables, net	30,636	76,506
Loan to third parties	1,072,462	232,182
Other current assets	337,105	28,299
TOTAL CURRENT ASSETS	8,209,362	6,610,821

Property and equipment, net	667,017	193,376
Capitalized software development costs	29,760	-
Investment in unconsolidated entities	384,183	346,682
Deferred tax assets, net	317,382	139,403
TOTAL ASSETS	$9,607,704	$7,290,282

CURRENT LIABILITIES:
Due to related parties	$327,314	$-
Deferred revenue	341,436	518,704
Taxes payable	479,856	322,330
Accrued and other liabilities	285,785	197,204
TOTAL CURRENT LIABILITIES	1,434,391	1,038,238

TOTAL LIABILITIES	1,434,391	1,038,238

COMMITMENTS

EQUITY:
Common stock, $0.01 par value, 30,000,000 shares authorized; 3,200,000 shares issued and outstanding as of March 31, 2018 and March 31, 2017*	32,000	32,000
Additional paid-in capital	217,395	217,395
Statutory reserve	217,001	64,190
Retained earnings	7,373,306	6,381,514
Accumulated other comprehensive income (loss)	116,015	(544,852)
Total shareholders' equity	7,955,717	6,150,247
Non-controlling interest	217,596	101,797
TOTAL EQUITY	8,173,313	6,252,044
TOTAL LIABILITIES AND EQUITY	$9,607,704	$7,290,282

*     Retrospectively restated for effect of stock split and reorganization

The accompanying notes are an integral part of these consolidated financial statements.

F-3

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended March 31,
	2018	2017

REVENUE	$5,967,896	$5,172,688

COST OF REVENUE AND RELATED TAX
Cost of revenue	2,202,368	2,117,951
Business and sales related tax	27,128	33,448

GROSS PROFIT	3,738,400	3,021,289

OPERATING EXPENSES
Selling expenses	1,084,599	702,337
General and administrative expenses	1,581,307	1,660,140
Total operating expenses	2,665,906	2,362,477

INCOME FROM OPERATIONS	1,072,494	658,812

OTHER INCOME (EXPENSE)
Interest income	177,723	107,777
Income (loss) from investments in unconsolidated entities	56,421	(36,171)
Other expenses	(11,138)	(7,235)
Total other income, net	223,006	64,371

INCOME BEFORE INCOME TAX PROVISION	1,295,500	723,183

PROVISION FOR INCOME TAXES	92,023	105,952

NET INCOME	1,203,477	617,231

Less: net income attributable to non-controlling interest	58,874	44,530

NET INCOME ATTRIBUTABLE TO WAH FU EDUCATION GROUP LIMITED	$1,144,603	$572,701

COMPREHENSIVE INCOME
Net income	1,203,477	617,231
Other comprehensive income (loss): foreign currency translation gain (loss)	676,673	(396,923)
Total comprehensive income	1,880,150	220,308
Less: Comprehensive income attributable to non-controlling interest	74,680	43,969

COMPREHENSIVE INCOME ATTRIBUTABLE TO WAH FU EDUCATION GROUP LIMITED	$1,805,470	$176,339

Earnings per common share - basic and diluted	$0.36	$0.18
Weighted average shares - basic and diluted*	3,200,000	3,200,000

 *     Retrospectively restated for effect of stock split and reorganization

The accompanying notes are an integral part of these consolidated financial statements.

F-4

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATION STATEMENTS OF CHANGES IN SHAREHOLDERS' EUQITY

	Ordinary Shares		Additional Paid-in	Statutory	Retained	Accumulated Other Comprehensive	Shareholders'	Non-controlling	Total
	Shares*	Amount	Capital	Reserves	Earnings	Income (Loss)	Equity	Interest	Equity

Balance, March 31, 2016	3,200,000	$32,000	$217,395	$-	$5,873,003	$(148,490)	$5,973,908	$(7,474)	$5,966,434

Capital contribution		-	-	-	-	-	-	65,302	65,302
Net income for the year		-	-	-	572,701	-	572,701	44,530	617,231
Appropriation of statutory reserves		-	-	64,190	(64,190)	-	-	-	-
Foreign currency translation loss		-	-	-	-	(396,362)	(396,362)	(561)	(396,923)
Balance, March 31, 2017	3,200,000	$32,000	$217,395	$64,190	$6,381,514	$(544,852)	$6,150,247	$101,797	$6,252,044

Capital contribution		-	-	-	-	-	-	41,119	41,119
Net income for the year		-	-	-	1,144,603	-	1,144,603	58,874	1,203,477
Appropriation of statutory reserves		-	-	152,811	(152,811)	-	-	-	-
Foreign currency translation gain		-	-	-	-	660,867	660,867	15,806	676,673
Balance, March 31, 2018	3,200,000	$32,000	$217,395	$217,001	$7,373,306	$116,015	$7,955,717	$217,596	$8,173,313

*     Retrospectively restated for effect of stock split and reorganization

The accompanying notes are an integral part of these consolidated financial statements.

F-5

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended March 31,
	2018	2017
Cash flows from operating activities:
Net Income	$1,203,477	$617,231
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	121,934	118,857
Loss from disposal of equipment	663	4,686
Provision for doubtful accounts	142,781	26,794
Loss (income) from investments in unconsolidated entities	(56,421)	36,171
Interest income from loan to third parties	(2,417)	-
Deferred tax benefit	(155,839)	(92,025)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,384,009)	304,737
Inventories	1,826	(1,798)
Other receivable, net	32,444	(55,142)
Other current assets	(290,065)	35,352
Deferred revenue	(215,789)	306,024
Taxes payable	119,604	(1,921)
Accrued and other liabilities	40,164	(6,147)
Net cash (used in) provided by operating activities	(441,647)	1,292,819

Cash flows from investing activities:
Purchase of property and equipment	(553,530)	(75,676)
Proceeds from disposal of equipment	15	134
Expenditure on capitalized software development costs	(2,748)	-
Proceeds from loan to third parties	241,440	148,581
Payments made for loan to third parties	(995,941)	(371,451)
Payments made for investment in unconsolidated entities	-	(282,303)
Proceeds from disposal of investment in unconsolidated entity	52,815	-
Net cash used in investing activities	(1,257,949)	(580,715)

Cash flows from financing activities:
Due to related parties	310,215	-
Capital contribution by shareholders of non-controlling interest	41,119	66,861
Net cash provided by financing activities	351,334	66,861

Effect of exchange rate fluctuation on cash	470,449	(349,732)

Net increase (decrease) in cash	(877,813)	429,233
Cash at beginning of year	5,600,768	5,171,535
Cash at end of year	$4,722,955	$5,600,768

Supplemental cash flow information
Cash paid for income taxes	$135,427	$195,003
Non-cash investing and financing activities
Payable for capitalized software development costs	$25,458	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Wah Fu Education Group Limited (“Wah Fu”) was incorporated under the laws of the British Virgin Islands on July 23, 2012. Wah Fu is a holding company whose primary purpose is to develop business opportunities in the People’s Republic of China (“PRC” or “China”). Wah Fu Education Holding Limited (“Wah Fu Holding”) is a wholly-owned subsidiary of Wah Fu, which was established on May 19, 2016 in Hong Kong, China.

In December 2012, Wah Fu acquired 100% equity interest of Beijing Huaxia Dadi Distance Learning Services Co., Ltd. (“Distance Learning”) and its Variable Interest Entity (“VIE”), Beijing Huaxia Dadi Digital Information Technology Co., Ltd (“Digital Information”), with a consideration totaling Chinese Renminbi (“RMB”) 2,000,000 (approximately $0.3 million). Distance Learning is a Chinese national-wide online education services provider founded on December 23, 1999. Digital Information is a technological development and operation services provider founded on September 14, 2000. Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, Wah Fu cannot have a direct ownership in Digital Information. As an alternative, Distance Learning entered into a series of contractual agreements with the owners of Digital Information. These agreements include an Exclusive Business Cooperation Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement and Powers of Attorney.

Pursuant to the above agreements, Distance Learning has the exclusive right to provide Digital Information consulting services related to business operations including technology and management. All the above contractual agreements obligate Distance Learning to absorb a majority of the risk of loss from Digital Information’s activities and entitle Distance Learning to receive a majority of their residual returns. In essence, Distance Learning has gained effective control over Digital Information. Therefore, the Company believes that Digital Information should be considered as VIE under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of Digital Information are consolidated with those of Distance Learning and ultimately are consolidated into those of Wah Fu.

On July 20, 2015, Wah Fu established Shanghai Xin Fu Network Technology Co., Ltd. (“Shanghai Xin Fu”), a wholly foreign-owned enterprise (the “WFOE”) under the laws of the PRC. Shanghai Xin Fu owns 100% equity interest of Shanghai Xia Shu Network Technology Co., Ltd, (“Shanghai Xia Shu”), a company formed on April 29, 2016 under the laws of PRC. On June 15, 2015, Hunan Huafu Haihui Learning Technology Co., Ltd. (“Hunan Huafu”) was incorporated in Hunan Province, China. Shanghai Xia Shu owns 75% equity interest of Hunan Huafu, and the other 25% equity interest is owned by two unrelated individual shareholders.

On March 8, 2017, Nanjing Suyun Education Technology Co., Ltd. (“Nanjing Suyun”) was founded in Jiangsu Province, China. Distance Learning owns 70% equity interest of Nanjing Suyun, and the other 30% equity interest is owned by an individual shareholder. On March 15, 2017, Huaxia MOOC Internet Technology Co., Ltd. (“Huaxia MOOC”) was founded in Hubei Province, China. Distance Learning owns 65% equity interest of Huaxia MOOC, and two individual shareholders own 30% and 5% equity interest of Huaxia MOOC, respectively

On April 25, 2017, Guizhou Huafu Qianyun Network Technology Co., Ltd. (“Guizhou Huafu”) was established in Guizhou Province, China. Distance Learning owns 51% equity interest of Guizhou Huafu, and the other 49% equity interest is owned by a third party company.

Wah Fu, its subsidiaries and its subsidiary’s consolidated VIE (collectively, the “Company”) are primarily engaged in providing online education services and technological development and operation service in China.

F-7

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of Wah Fu, its subsidiaries and its subsidiary’s VIE. All inter-company balances and transactions have been eliminated upon consolidation.

Company	Date of establishment	Place of establishment	Percentage of legal ownership by Wah Fu	Principal activities
Subsidiaries:
Wah Fu Holding	May 19, 2016	Hong Kong, PRC	100%	Holding Company
Distance Learning	December 23, 1999	Mainland, PRC	100%	Provider of online education services and technological development and operation services
Shanghai Xin Fu	July 20, 2015	Mainland, PRC	100%	Inactive
Shanghai Xia Shu	April 29, 2016	Mainland, PRC	100%	Inactive
Hunan Huafu	June 15, 2015	Mainland, PRC	75%	Provider of online education services
Nanjing Suyun	March 8, 2017	Mainland, PRC	70%	Inactive
Huaxia MOOC	March 15, 2017	Mainland, PRC	65%	Inactive
Guizhou Huafu	April 25, 2017	Mainland, PRC	51%	Inactive
Variable interest entity
Digital Information	September 14, 2000	Mainland, PRC	Nil	Provider of technological development and operation service and holder of Internet Content Provider (“ICP”) License

F-8

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of variable interest entities, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. The VIE with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes. We have determined that Distance Learning is the primary beneficiary of Digital Information’s risks and rewards.

The following tables set forth the assets, liabilities, results of operations and changes in cash of the VIE, Digital Information, which were included in the Company’s consolidated balance sheets, statements of comprehensive income and cash flows:

	As of March 31, 2018	As of March 31, 2017
Current assets	$278,168	$23,157
Non-current assets	628,489	422,412
Total assets	906,657	445,569
Current liabilities	171,735	178,750
Intercompany payables*	2,691,073	1,684,238
Total liabilities	2,862,808	1,862,988
Net assets	$(1,956,151)	$(1,417,419)

*    Intercompany payables to Distance Learning are eliminated upon consolidation.

	For the Years Ended
	March 31, 2018	March 31, 2017
Revenue*	$822,349	$925,643
Net loss	$(380,018)	$(294,905)

*    Intercompany sales are eliminated upon consolidation.

	For the Years Ended
	March 31, 2018	March 31, 2017
Net cash provided by operating activities *	$6,812	$266,876
Net cash used in investing activities	(7,384)	(283,172)
Effect of exchange rate fluctuation on cash	1,458	(1,761)
Net increase (decrease) in cash	$886	$(18,057)

*    Intercompany operating activities are eliminated upon consolidation.

F-9

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Non-controlling Interests

U.S. GAAP requires that non-controlling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the net income of those subsidiaries are reported separately in the consolidated statements of income and comprehensive income.

Uses of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during each reporting period. Actual results could differ from those estimates. Significant accounting estimates reflected in the Company’s consolidated financial statements include the allowances for doubtful accounts, estimated useful lives and fair value in connection with the impairment of property and equipment. Actual results could differ from these estimates.

Cash and cash equivalents

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. As of March 31, 2018 and 2017, the Company had no cash equivalents. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC. Balances in banks in the PRC are uninsured.

Accounts receivable, net

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing with a maximum of 90 days. As China's online education market is intensely competitive in recent years, in order to retain existing and attract new universities, educational institutions and technological service customers to capture additional market shares, the Company extends more credit sales with longer credit terms to certain customers which have a well-established business relationship for more than five years, such as our B2B2C customers, Jiangxi University of Finance and Economics, Jiangxi University of Science and Technology, Xinyu University, Nanchang University and our technological service customer, Shanghai World Publishing.

As of March 31, 2018 and March 31, 2017, the accounts receivable derived from the B2B2C services were $1.32 million and $0.44 million respectively, and the accounts receivable derived from technological development and operation services were $0.72 million and $0.22 million respectively. There were no accounts receivable derived from the B2C services. As of March 31, 2018 and March 31, 2017, $1.35 million and $0.57 million, respectively, of accounts receivable were due from customers each accounting for 10% or more of total outstanding receivables and/or 10% or more of total revenues.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of income and comprehensive income. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of March 31, 2018 and 2017, the allowances for doubtful accounts were $274,754 and $113,109, respectively.

As of March 31, 2018 and 2017, accounts receivable aging more than 3 months and less than 12 months were $749,160 and $178,876 respectively, accounts receivable aging more than 12 months were $447,386 and nil, respectively.

Loans to third parties

Loans to third parties are cash advances mainly used for short-term funding to unrelated companies with which the Company has business relationships. As of March 31, 2018, we made three loans with a principal amount of RMB 0.6 million (approximately $0.09 million), RMB 3.0 million (approximately $0.5 million) and RMB 3.0 million (approximately $0.5 million), respectively, to three unrelated parties. One of the three unrelated parties is the parent company of one of our online training customers from which we derived revenue of RMB 0.2 million (approximately $0.03 million) in total. The loan made to this party was fully repaid in June 2018. The other two unrelated parties are potential customers for the Company’s online education training services. The above-mentioned three companies are well-established companies with good reputation and creditworthiness. Therefore, to maintain and develop a good business relationship with them and also earn interest income with relatively low risk, the Company provided loans to them when they had temporary working capital needs. The interest rate of these loans ranged from 6% to 15% per annum. Loans to third parties are reviewed periodically as to whether their carrying values remain realizable.

F-10

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment, net

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for additions, major renewal and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis, less estimated residual value, over an asset’s estimated useful life. Following are the estimated useful lives of the Company’s property and equipment:

Estimated useful lives
Buildings	20 years
Electronic equipment	4 - 5 years
Office equipment and furniture	4 - 5 years
Motor vehicles	4 - 5 years
Leasehold improvements	The shorter of the lease term and useful life

Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of income and comprehensive income in other income or expenses.

Capitalized software development costs

The Company capitalizes the costs incurred during the application development stage, which include direct costs mainly consisting of payroll and related payroll taxes and benefits. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional features and functionality. Maintenance costs are expensed as incurred. Internal use software is amortized on a straight-line basis over its estimated useful life, generally five years.

Impairment of long-lived assets

The Company assesses its long-lived assets such as property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Factors which may indicate potential impairment include a significant underperformance related to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property and equipment and certain identifiable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds their fair value. The Company did not record any impairment loss on its long-lived assets during the years ended March 31, 2018 and 2017.

F-11

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-term investments

The Company’s long-term investments consist of cost method investment and equity method investment.

Cost method investment

For an investee over which the Company does not have significant influence and a controlling interest, the Company carries the investment at cost and recognizes income for any dividend received from the distribution of the investee’s earnings.

The Company reviews its cost method investment for impairment whenever an event or circumstance indicates that an other-than-temporary impairment has occurred. The Company considers available quantitative and qualitative evidence in evaluating potential impairment of its cost method investment. An impairment charge is recorded if the carrying amount of an investment exceeds its fair value and such excess is determined to be other-than temporary. The Company did not record any impairment loss on its cost method investment during the years ended March 31, 2018 and 2017.

Equity method investment

For an investee over which the Company has the ability to exercise significant influence, but does not have a controlling interest, the Company accounted for those using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock of the investee between 20% and 50%. Other factors, such as representation on the investee’s board of directors, voting rights and the impact of commercial arrangements, are also considered in determining whether the equity method of accounting is appropriate.

An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than temporary. The Company did not record impairment losses on its equity method investment during the years ended March 31, 2018 and 2017.

Revenue recognition

Revenues are recognized when the following four criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the service has been rendered, (iii) the fees are fixed or determinable, and (iv) collectability is reasonably assured.

Online education service

The online education service provided by the Company to its customers is an integrated service, including audio-video course content, mock examinations and online chat rooms during the subscription period. Audio-video course content, mock examinations and online chat rooms are not practical to be sold on standalone basis and have never been sold separately. The revenues for the online education service are recognized on a straight line basis over the subscription period from the month in which students enroll in the courses to the month in which the subscribed courses terminate. The online education service includes online education cloud service (“B2B2C”) and online training service (“B2C”). B2C service can be cancelled and is refundable no later than 24 hours after enrollment. B2B2C service cannot be cancelled and is not refundable after enrollment.

F-12

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition (Continued)

Technological development and operation service

Revenues from technological development service, such as information technology system design and cloud platform development, are recognized when the system or platform are delivered and accepted by the customers. From time to time, the Company enters into arrangement to provide technological support and maintenance service of online platforms to its customers. The revenues for the technological support and maintenance service are recognized over the support and maintenance services period.

Deferred revenue represents revenues collected but not earned as of March 31, 2018 and March 31, 2017. This is primarily composed of revenue for online course tuition received in advance. If a course is provided over a fiscal year end, deferred revenue is recorded for the revenue related to the course conducted in the next fiscal year.

Income taxes

The Company accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at March 31, 2018 and 2017.

Value added tax (“VAT”)

Sales revenue derived from the invoiced online education service, and technological development and operation service is subject to VAT since 2014. Prior to that, the Company was subject to a fixed rate of business tax of 3%. The applicable VAT rates are 6% and 3% for the entities that are general taxpayer and small-scale taxpayer, respectively. Distance Learning and Digital Information are both considered VAT general taxpayers since June 2015. Hunan Huafu, Shanghai Xia Shu, Shanghai Xin Fu, Nanjing Suyun and Guizhou Huafu are VAT small-scale taxpayers since the date of incorporation.

Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in the line item of taxes payable on the consolidated balance sheets. All of the VAT returns of the Company have been and remain subject to examination by the tax authorities for five years from the date of filing.

F-13

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

Since the Company operates in the PRC, the Company’s functional currency is the Chinese RMB.  The Company’s consolidated financial statements have been translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income (loss). Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the result of operations. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the years ended March 31, 2018 and 2017.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

Fair value of financial instruments

The Company follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, other receivables, loan to third parties, other current assets, deferred revenue, taxes payable, accrued and other liabilities approximate their fair value based on the short-term maturity of these instruments.

F-14

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among other factors, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations, this may not be indicative of future results.

Concentrations and credit risk

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. As of March 31, 2018 and 2017, $4,718,261 and $5,598,402 of the Company’s cash were on deposits at financial institutions in the RMB where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company’s assessment of its customers’ creditworthiness and its ongoing monitoring of outstanding balances.

Customer and supplier concentration risk

The Company’s revenues are derived from enrolled students or institutions that are located primarily in China. For the year ended March 31, 2018, one institutional customer from online education service segment accounted for approximately 10% of the Company’s total revenue. For the year ended March 31, 2017, one institutional customer from online education service segment accounted for approximately 13% of the Company’s total revenue. As of March 31, 2018, five institutional customers accounted for 21%, 12%, 12%, 11% and 10% of the total outstanding accounts receivable balance, respectively. As of March 31, 2017, three institutional customers accounted for 31%, 28% and 25% of the total outstanding accounts receivable balance, respectively.

For the years ended March 31, 2018 and 2017, the Company made approximately 8% and 41% of total purchases from one major supplier, respectively. As of March 31, 2018 and 2017, no suppliers accounted for more than 10% of total advance payments outstanding.

A loss of either of these customers or suppliers could adversely affect the operating results or cash flows of the Company.

Statements of cash flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the Company’s statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

F-15

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standard Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU No. 2015-14, “Deferral of the Effective Date” (“ASU 2015-14”), which defers the effective date for ASU 2014-09 by one year. For public entities, the guidance in ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2017 (including interim reporting periods within those periods), and for all other entities, ASU 2014-09 will be effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. In March 2016, the FASB issued ASU No. 2016-08, “Principal versus Agent Considerations (Reporting Revenue versus Net)” (“ASU 2016-08”), which clarifies the implementation guidance on principal versus agent considerations in the new revenue recognition standard. In April 2016, the FASB issued ASU No. 2016-10, “Identifying Performance Obligations and Licensing” (“ASU 2016-10”), which reduces the complexity when applying the guidance for identifying performance obligations and improves the operability and understandability of the license implementation guidance. In May 2016, the FASB issued ASU No. 2016-12 “Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”), which amends the guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes. Preliminarily, the Company plans to adopt Topic 606 using the retrospective transition method, and is continuing to evaluate the impact its pending adoption of Topic 606 will have on its consolidated financial statements. The Company believes that its current revenue recognition policies are generally consistent with the new revenue recognition standards set forth in ASU 2014-09. Potential adjustments to input measures are not expected to be pervasive to the majority of the Company’s contracts. While no significant impact is expected upon adoption of the new guidance, the Company cannot make the conclusion until the time of adoption based upon outstanding contracts at that time.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The amendments in this ASU clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. Basically these amendments provide a screen to determine when a set is not a business. If the screen is not met, the amendments in this ASU first, require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and second, remove the evaluation of whether a market participant could replace missing elements. These amendments take effect for public businesses for fiscal years beginning after December 15, 2017 and interim periods within those periods. The Company does not expect that adoption of this guidance will have a material impact on its financial statements.

In February 2017, the FASB issued ASU No. 2017-05, “Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets” to clarify the scope of Subtopic 610-20 and to add guidance for partial sales of nonfinancial assets. Subtopic 610-20, which was issued in May 2014 as a part of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. For public entities, the amendments are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. The Company does not expect that adoption of this guidance will have a material impact its financial statements and related disclosures.

F-16

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, which amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718. Early adoption is permitted, including adoption in any interim period. The Company does not expect that adoption of this guidance will have a material impact on its consolidated financial statements and related disclosures. In January 2017, the FASB issued ASU 2017-01, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for us in the first quarter of our fiscal 2019. The Company expects that the adoption of this ASU would not have a material impact on its financial statements.

In July 2017, the FASB issued ASU 2017-11, “Earnings Per Share (Topic 260)”, Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this Update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features. When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. The amendments in Part II of this Update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company expects that the adoption of this ASU would not have a material impact on its financial statements.

In September 2017, the FASB issued ASU 2017-13, “Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842)”. The main objective of this pronouncement is to clarify the effective date of the adoption of ASC Topic 606 and ASC Topic 842 and the definition of public business entity as stipulated in ASU 2014-09 and ASU 2016-02. ASU 2014-09 provides that a public business entity and certain other specified entities adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. All other entities are required to adopt ASC Topic 606 for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. ASU 2016-12 requires that “a public business entity and certain other specified entities adopt ASC Topic 842 for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. All other entities are required to adopt ASC Topic 842 for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020”. ASU 2017-13 clarifies that the SEC would not object to certain public business entities electing to use the non-public business entities effective dates for applying ASC 606 and ASC 842. ASU 2017-13, however, limits such election to certain public business entities that “otherwise would not meet the definition of a public business entity except for a requirement to include or inclusion of its financial statements or financial information in another entity’s filings with the SEC”. The Company expects that the adoption of this ASU would not have a material impact on its financial statements.

F-17

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements (Continued)

In February 2018, the FASB issued AUS 2018-02, “Income Statement—Reporting Comprehensive Income (Topic 220)”. The amendments in this update allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act. Consequently, the amendments eliminate the stranded tax effects resulting from the Tax Cuts and Jobs Act and will improve the usefulness of information reported to financial statement users. However, because the amendments only relate to the reclassification of the income tax effects of the Tax Cuts and Jobs Act, the underlying guidance that requires that the effect of a change in tax laws or rates be included in income from continuing operations is not affected. The amendments in this update also require certain disclosures about stranded tax effects. The guidance is effective for fiscal years beginning after December 15, 2018 with early adoption permitted, including interim periods within those years. The Company does not expect that adoption of this guidance will have a material impact its financial statements and related disclosures.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of March 31, 2018	As of March 31, 2017
Accounts receivable	$2,313,226	$777,372
Less: allowance for doubtful accounts	(274,754)	(113,109)
Accounts receivable, net	$2,038,472	$664,263

NOTE 4 – OTHER CURRENT ASSETS

Other current assets consisted of the following:

	For the Years Ended
	March 31, 2018	March 31, 2017
Deferred offering cost (a)	$165,081	$-
Advance to suppliers (b)	129,796	-
Prepaid expenses	42,228	28,299
Other current assets	$337,105	$28,299

(a)	Deferred offering costs consisted principally of legal, underwriting and registration costs in connection with the IPO of the Company’s ordinary shares. As of March 31, 2018, the Company capitalized $165,081 of deferred offering costs which are include in other current assets on the consolidated balance sheets. Such costs are deferred until the closing of the offering, at which time the deferred costs are offset against the offering proceeds.

(b)	Advances to suppliers consisted balance paid to suppliers for services that have not been rendered.

F-18

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of March 31, 2018	As of March 31, 2017
Buildings	$488,652	$-
Electronic equipment	264,692	181,938
Office equipment and furniture	256,992	243,949
Motor vehicles	153,600	139,993
Leasehold improvements	89,003	50,122
Subtotal	1,252,939	616,002
Less: accumulated depreciation	(585,922)	(422,626)
Property and equipment, net	$667,017	$193,376

Depreciation expense was $121,934 and $118,857 for the years ended March 31, 2018 and 2017, respectively.

NOTE 6 – INVESTMENT IN UNCONSOLIDATED ENTITIES

The Company’s investments in unconsolidated entities consisted of the following:

	As of March 31, 2018	As of March 31, 2017
Cost method investment:
Beijing Tianyuebowen Science and Technology Co., Ltd. (a)	$143,296	$130,602
Zhongtai International Education Technology (Beijing) Co., Ltd. (b)	159,218	145,114
Equity method investment:
Nanjing Weiyouxue Information Technology Co., Ltd. (c)	81,669	70,966
Total	$384,183	$346,682

(a)	On June 2, 2016, the Company invested RMB 0.9 million (approximately $0.14 million as of March 31, 2018) in exchange for 10% equity interest of Tianyuebowen through its related party, Beijing Haohua Haofu Investment Co., Ltd. (“Haohua Haofu”). Haohua Haofu signed the investment agreement on behalf of Digital Information and transferred 10% ownership of Tianyuebowen to the Company subsequently. RMB 0.9 million was paid in full by the Company in June 2016.

(b)	On August 15, 2016, the Company invested RMB 1.0 million (approximately $0.16 million as of March 31, 2018) in exchange for 15% equity interest of Zhongtai International Education Technology (Beijing) Co., Ltd. (“Zhongtai”) through Haohua Haofu. Haohua Haofu signed the investment agreement on behalf of Digital Information and transferred the 15% ownership of Zhongtai to the Company subsequently. RMB 1.0 million was paid in full by the Company in August 2016.

F-19

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – INVESTMENT IN UNCONSOLIDATED ENTITIES (Continued)

(c)	On July 3, 2014, Digital Information entered into an equity investment agreement to acquire 49% of the equity interest of Nanjing Wei You Xue Information Technology Co., Ltd. (“Wei You Xue”), with an aggregate consideration of RMB 1,862,000 (approximately $0.30 million as of March 31, 2018). The Company uses the equity method to account for the investment, because the Company has the ability to exercise significant influence but does not have control over the investee. Wei You Xue qualified as a related party thereafter. For the year ended March 31, 2018 and 2017, the Company recorded income of $3,606 and loss of $36,171 on the investment, respectively, which was included in “Income (loss) from investments in unconsolidated entity” in the consolidated statements of income and comprehensive income.

NOTE 7 – DUE TO RELATED PARTIES

As of March 31, 2018 and March 31, 2017, the Company had related parties payables of $327,314 and $nil, respectively, mainly due to the principal shareholders of the Company who lent funds for the Company’s operations. The payables are unsecured, non-interest bearing and due on demand.

	As of March 31, 2018	As of March 31, 2017
Due to shareholders	$318,455	$-
Due to key management personnel	8,859	-
Total	$327,314	$-

NOTE 8 – TAXES

Corporate Income Taxes (“CIT”)

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled.

Wah Fu is an offshore holding company and is not subject to tax on income or capital gains under the laws of the British Virgin Islands.

Wah Fu Holding was incorporated in Hong Kong and is subject to Hong Kong corporate income tax at a rate of 16.5% on the estimated assessable profits arising from Hong Kong.

Distance Learning was registered in the PRC and is subject to corporate income tax at a reduced rate of 15% starting from 2014, when it was approved by local government as a High-technology Company. The certificate of High-technology Company will expire in December 2020.

Hunan Huafu, Shanghai Xia Shu, Shanghai Xin Fu and Nanjing Suyun, were registered in the PRC and are subject to corporate income tax at a reduced rate of 10% starting from the inception dates when they were approved by local government as small-scaled minimal profit enterprises.

Digital Information was registered in the PRC and is subject to corporate income tax at the rate of 25%.

The estimated tax savings as a result of the Company’s preferential tax rates for the years ended March 31, 2018 and 2017 amounted to $198,106 and $74,844, respectively. Per share effect of the tax savings were $0.06 and $0.02 for the years ended March 31, 2018 and 2017, respectively.

F-20

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – TAXES (Continued)

Corporate Income Taxes (“CIT”) (Continued)

(i) The components of the income tax benefit are as follows:

	For the Years Ended
	March 31, 2018	March 31, 2017
Current income tax provision	$247,862	$197,977
Deferred income tax benefit	(155,839)	(92,025)
Total	$92,023	$105,952

(ii) The following table summarizes deferred tax assets resulting from differences between the financial reporting basis and tax basis of assets and liabilities:

	As of March 31, 2018	As of March 31, 2017
Allowance for doubtful accounts	$42,207	$18,940
Deferred revenue	44,149	76,758
Net operating loss carry-forwards	233,918	43,705
Total deferred tax asset	320,274	139,403
Valuation allowance	(2,892)	-
Deferred tax assets, net	$317,382	$139,403

According to Chinese tax regulations, net operating loss (“NOL”) can be carried forward to offset operating income for five years. A valuation allowance is established for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that the realization of future deductions is uncertain. Management performs an assessment over future taxable income to analyze whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. As of March 31, 2018 and March 31, 2017, valuation allowance accrued for deferred tax assets was $2,892 and nil, respectively.

(iii) The following table reconciles the PRC statutory rates to the Company’s effective tax rate for the years ended March 31, 2018 and 2017:

	For the Years Ended
	March 31, 2018	March 31, 2017
Statutory PRC income tax rate	25.0%	25.0%
Favorable tax rate impact (a)	(15.3%)	(10.3%)
Permanent difference	(2.8%)	-
Change in valuation allowance	0.2%	-
Effective tax rate	7.1%	14.7%

(a)	Distance Learning is subject to a favorable tax rate of 15%; Shanghai Xia Shu, Shanghai Xin Fu, Hunan Huafu, Nanjing Suyun and Guizhou Huafu are subject to a favorable tax rate of 10%.

F-21

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – TAXES (Continued)

Taxes payable

Taxes payable consisted of the following:

	As of March 31, 2018	As of March 31, 2017
Income tax payable	$444,064	$296,602
Value added tax recoverable	11,819	8,560
Other taxes payable	23,973	17,168
Total	$479,856	$322,330

NOTE 9 – EQUITY

Ordinary shares

When the Company was incorporated in British Virgin Islands on July 23, 2012, 50,000 ordinary shares were authorized and issued to the shareholders at a par value of $1.00 each. The 50,000 shares were allocated to previous capital contributions by the shareholders.

On March 15, 2018, the Board of Directors adopted a consent resolution to effectuate a forward stock split to sub-divide the original 50,000 issued ordinary shares of a nominal or par value of US$1 in the capital of the Company into 5,000,000 ordinary shares of a nominal or par value of US$0.01. Following such stock split, the Board of Directors on Mach 16, 2018, approved an increase of the authorized common shares to 30,000,000 common shares. On March 20, 2018, the Board of Directors adopted another consent resolution to decrease the issued and outstanding common shares to 3,200,000, by way of share surrender by then existing shareholders on a pro rata basis and related cancelation. All the existing shareholders and directors of the Company consider the stock split of original 50,000 ordinary shares on March 15, 2018 and the subsequent reorganization of shares by way of share surrender on March 20, 2018 as part of the company’s recapitalization to result in 3,200,000 common shares issued and outstanding prior to completion of its initial public offering. The Company has retroactively restated all shares and per share data for all the periods presented pursuant to ASC 260. As a result, the Company had 30,000,000 authorized common shares, $0.01 par value per share, of which 3,200,000 were issued and outstanding as of March 31, 2018 and 2017.

Statutory reserves

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the surplus reserve are made at the discretion of the Board of Directors. As of March 31, 2018 and 2017, the balance of statutory reserves was $217,001 and 64,190, respectively.

F-22

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – COMMITMENTS

Operating lease commitments

The Company’s leases mainly include office buildings. These leases had an average remaining lease term of approximately 4 years as of March 31, 2018. Rental expense charged to operations under operating leases in the years ended March 31, 2018 and 2017 amounted to $104,879 and $90,378, respectively.

Future minimum lease obligations for operating leases with initial terms in excess of one year at March 31, 2018 are as follows:

Twelve months ended March 31,
2019	$106,858
2020	83,794
2021	85,159
2022	35,483
Total	$311,294

NOTE 11 – SEGMENT REPORTING

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products. Based on management’s assessment, the Company has determined that it has two operating segments: online education services, and technological development and operation service. Our online education segment consists of two types of online services: Online Education Cloud Service (“B2B2C”) and Online Training Service (“B2C”).

The following tables present summary information by segment for the years ended March 31, 2018 and 2017, respectively:

	For the Years Ended
	March 31, 2018	March 31, 2017

Revenue from Online Education Service
Revenue from B2B2C Service	$4,467,605	$4,450,795
Revenue from B2C Service	554,480	282,048
Revenue from Technological Development and Operation Service	945,811	439,845
Total	$5,967,896	$5,172,688

All the Company’s revenue was generated from its business operation in China.

F-23

WAH FU EDUCATION GROUP LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – SEGMENT REPORTING (Continued)

	For the Year Ended March 31, 2018
	Online Education Service	Technological Development and Operation Service	Total
Revenue	$5,022,085	$945,811	$5,967,896
Cost of revenue and related tax	1,811,117	418,379	2,229,496
Gross profit	$3,210,968	$527,432	$3,738,400
Depreciation and amortization	$101,679	$20,255	$121,934
Total capital expenditures	$546,131	$7,399	$553,530

	For the Year Ended March 31, 2017
	Online Education Service	Technological Development and Operation Service	Total
Revenue	$4,732,843	$439,845	$5,172,688
Cost of revenue and related tax	1,953,520	197,879	2,151,399
Gross profit	$2,779,323	$241,966	$3,021,289
Depreciation and amortization	$90,278	$28,579	$118,857
Total capital expenditures	$74,807	$869	$75,676

	As of March 31, 2018	As of March 31, 2017
Total assets:
Online Education Service	$8,701,048	$6,844,713
Technological Development and Operation Service	906,656	445,569
Total Assets	$9,607,704	$7,290,282

NOTE 12 – SUBSEQUENT EVENTS

These consolidated financial statements were approved by management and available for issuance on June 15, 2018, and the Company has evaluated subsequent events through this date.

F-24

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what such person believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors by the underwriter pursuant to the terms and conditions thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have not issued any securities exempt from registration under the Securities Act.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)       Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)       Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act;

b.	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering, unless the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on June 28, 2018.

Wah Fu Education Group Limited

By:	/s/ Xinghui Yang
	Name:	Xinghui Yang
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xinghui Yang	Director and Chief Executive Officer	June 28, 2018
Xinghui Yang	(Principal Executive Officer)

/s/ Gang Yao	Chief Financial Officer	June 28, 2018
Gang Yao	(Principal Financial and Accounting Officer)

/s/ Yang Yu	Chairman of the Board of Directors	June 28, 2018
Yang Yu

/s/ Defang Li	Director	June 28, 2018
Defang Li

/s/ Yik C Chan	Director	June 28, 2018
Yik C Chan

/s/ Rong Zhang	Director	June 28, 2018
Rong Zhang

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Puglisi & Associates has signed this registration statement or amendment thereto in Newark, Delaware, on June 28, 2018.

Authorized U.S. Representative

By:	/s/ Donald Puglisi
	Name:	Donald Puglisi
	Title:	Managing Director

EXHIBIT INDEX

Exhibit number	Description of document

1.1*	Form of Underwriting Agreement
3.1*	Memorandum of Association of the Registrant
3.2*	Articles of Association of the Registrant
3.3*	Amended and Restated Memorandum of Association of the Registrant
4.1*	Form of Underwriter’s Warrant
5.1*	Opinion of Maples and Calder regarding the validity of ordinary shares being registered.
5.2*	Opinion of Jintian & Gongcheng Law Officers regarding PRC legal matters.
8.1*	Opinion of Maples and Calder regarding certain British Virgin Islands tax matters
10.1*	Exclusive Business Cooperation Agreement, dated August 16, 2017, by and between Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and Beijing Huaxia Dadi Digital Information Technology Co., Ltd.
10.2*	Exclusive Option Agreement, dated August 16, 2017, by and among Beijing Huaxia Dadi Distance Learning Services Co., Ltd., Yang Yu, Xinghui Yang and Beijing Huaxia Dadi Digital Information Technology Co., Ltd.
10.3*	Equity Interest Pledge Agreement, dated August 18, 2017, by and among Beijing Huaxia Dadi Distance Learning Services Co., Ltd., Yang Yu, Xinghui Yang and Beijing Huaxia Dadi Digital Information Technology Co., Ltd.
10.4*	Form of Power of Attorney
10.5*	English Translation of Property Lease Agreement, dated June 1, 2016, by and between Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and Beijing Jinkai Gongda Investment Management Co., Ltd.
10.6*	English Translation of Technology Development Agreement, dated July 12, 2016, by and between Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and World Publishing (Shanghai) Co., Ltd.
10.7*	English Translation of Technical Operation and Platform Maintenance Service Agreement, dated June 19, 2017, by and between Beijing Huaxia Dadi Digital Information Technology Co., Ltd. and World Publishing (Shanghai) Co., Ltd.
10.8*	English Translations of Cooperation Agreement, dated as of May 14, 2013, by and between Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and Jiangxi Normal University.
10.9*	English Translation of Cooperation Agreement, dated as of September 1, 2014, by and between Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and Hunan Agricultural University.
10.10*	English Translation of Operation and Maintenance Services Agreement, dated December 9, 2016, by and between Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and Training Center of the State Intellectual Property Bureau.
10.11*	Form of Escrow Agreement.
10.12*	Form of Subscription Agreement.
10.13*	English Translations of Platform and Online Course Development, dated April 24, 2017, by and between Beijing Huaxia Dadi Digital Information Co., Ltd. and Zhengqing Heya Education Technology (Beijing) Co., Ltd.
10.14*	English Translations of Online Course Resource Purchase Contract, dated December 19, 2017, by and between Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and Higher Education Press Co., Ltd.
10.15**	English Translation of Technology Development Agreement, dated June 19, 2017, by and between Beijing Huaxia Dadi Distance Learning Services Co., Ltd. and World Publishing (Shanghai) Co., Ltd.
21.1*	List of Subsidiaries of the Registrant
23.1**	Consent of Friedman LLP
23.2*	Consent of Maples and Calder (included in Exhibits 5.1 and 8.1)
23.3*	Consent of Jintian & Gongcheng Law Offices (included in Exhibit 5.2)
23.4*	Consent of China Research and Intelligence Co., Ltd.
99.1*	Consent of Defang Li
99.2*	Consent of Don Yik C Chan
99.3*	Consent of Rong Zhang
99.4*	Request for Waiver from Requirements of Form 20-F, Item 8.A.4.

*	Previously filed
**	Filed herewith

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